Exhibit 99.1

INDEX TO FINANCIAL STATEMENTS

Audited Consolidated Financial Statements of Finance of America Equity Capital LLC as of December 31, 2020 and 2019 and for the years ended December 31, 2020, 2019 and 2018

Report of Independent Registered Public Accounting Firm

To the Members of the Audit Committee

Finance of America Equity Capital LLC and its Subsidiaries

Dallas, Texas

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated statements of financial condition of Finance of America Equity Capital LLC and Subsidiaries (the “Company”) as of December 31, 2020 and 2019, the related consolidated statements of operations and comprehensive income, changes in members’ equity, and cash flows for each of the three years in the period ended December 31, 2020, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Change in Accounting Principle

As discussed in Note 2 to the consolidated financial statements, effective January 1, 2019, the Company changed its method of accounting for leases due to the adoption of Accounting Standards Codification Topic 842, Leases.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Fair Value of Certain Level 3 Financial Instruments

As described in Note 2 and 5 to the consolidated financial statements, the Company has $16.5 billion of its assets, and $15.1 billion of its liabilities, measured at fair value on a recurring basis and are classified as level 3 within the fair value hierarchy as they contain one or more inputs into the valuation which are unobservable and significant to their fair value measurement. The Company utilized internally developed valuation models and unobservable inputs to estimate the fair value of these level 3 financial instruments.

We have identified the fair value of mortgage loans held for investment and nonrecourse debt, which are Level 3 financial instruments, as a critical audit matter. There was significant judgment and estimation by management in determining the unobservable inputs used to estimate the fair value of these mortgage loans and related obligations, including prepayment and repayment speed, loss frequency, default and loss severity, home price appreciation, and draw curve assumptions. Auditing these elements involved especially challenging and subjective auditor judgment due to the nature and extent of audit effort required to address these matters, including specialized skill and knowledge needed.

The primary procedures we perform to address this critical audit matter included:

•

Testing the accuracy of a sample of the unpaid principal balance of the mortgage loan data utilized in the valuation model by confirming balances with borrowers, comparing data to the loan origination documents, and obtaining and inspecting supporting documentation for loan activity.

•

Testing the completeness and accuracy of the mortgage loan activity and historical results underlying the loss frequency, default and loss severity, prepayment and repayment speeds, and draw curve assumptions.

•	Utilizing professionals with specialized skill and knowledge in valuation to assist in:

•	Testing the reasonableness of the valuation methodologies used and assessing the accuracy of the Company’s valuation models by independently calculating the fair value using the Company’s inputs.

•	Evaluating the reasonableness of a sample of appraisal reports and developing an independent estimate of home price appreciation rates.

•	Testing the unobservable inputs used by the Company by comparing to current industry, market data and economic trends.

Fair Value of Mortgage Servicing Rights Assets

As described in Note 2, 5, and 11 to the consolidated financial statements, the Company has elected to account for the Company’s mortgage servicing rights assets at fair value, with a balance of $180.7 million as of December 31, 2020. Management estimates the fair value of mortgage servicing rights using a discounted cash flow model, which forecasts cash flows over the life of the loans in conjunction with the Company’s prepayment model, and then discounts these cash flows to present value using static discount rates. The key economic assumptions used to determine the fair value of mortgage servicing rights are prepayment speeds and discount rates.

We identified the valuation of mortgage servicing rights assets as a critical audit matter. There was significant judgment and estimation by management in determining the fair value of mortgage servicing rights, including the determination of prepayment speed and discount rate assumptions. Auditing these elements involved especially challenging and subjective auditor judgment due to the nature and extent of audit effort required to address these matters, including specialized skill and knowledge needed.

The primary procedures we perform to address this critical audit matter included:

•	Testing the completeness and accuracy of the prepayment speed and discount rate assumptions.

•

Utilizing professionals with specialized skill and knowledge in valuation to assist in testing and evaluating the reasonableness of prepayment speeds and discount rate assumptions, including utilizing information obtained from market participants and recent market activity on other mortgage servicing right transactions to test management’s assumptions and identify potential sources of contradictory information.

/s/ BDO USA, LLP

We have served as the Company’s auditor since 2020.

Philadelphia, Pennsylvania

March 26, 2021

Consolidated Financial Statements

Finance of America Equity Capital LLC and Subsidiaries

Consolidated Statements of Financial Condition

(Dollars in thousands)

	December 31,
	2020	2019
ASSETS
Cash and cash equivalents	$233,101	$118,083
Restricted cash	306,262	264,581
Reverse mortgage loans held for investment, subject to HMBS related obligations, at fair value	9,929,163	9,480,504
Mortgage loans held for investment, subject to nonrecourse debt, at fair value	5,396,167	3,511,212
Mortgage loans held for investment, at fair value	730,821	1,414,073
Mortgage loans held for sale, at fair value	2,222,811	1,251,574
Debt securities, $— and $102,110 held at fair value, respectively	10,773	114,701
Mortgage servicing rights, at fair value	180,684	2,600
Derivative assets	92,065	15,553
Fixed assets and leasehold improvements, net	24,512	26,686
Goodwill	121,233	121,137
Intangible assets, net	16,931	18,743
Due from related parties	2,559	2,814
Other assets, net	298,073	241,840

TOTAL ASSETS	$19,565,155	$16,584,101

LIABILITIES, CONTINGENTLY REDEEMABLE NONCONTROLLING INTEREST (“CRNCI”) AND MEMBERS’ EQUITY
HMBS related obligations, at fair value	$9,788,668	$9,320,209
Nonrecourse debt, at fair value	5,257,754	3,490,196
Other financing lines of credit	2,973,743	2,749,413
Payables and other liabilities	414,146	326,176
Notes payable, net	336,573	27,313

TOTAL LIABILITIES	18,770,884	15,913,307

Commitments and contingencies (Note 26)
CRNCI	166,231	187,981
MEMBERS’ EQUITY
FoA Equity Capital LLC members’ equity	628,176	482,719
Accumulated other comprehensive income (loss)	9	(51)
Noncontrolling interest	(145)	145

TOTAL MEMBERS’ EQUITY	628,040	482,813

TOTAL LIABILITIES, CRNCI AND MEMBERS’ EQUITY	$19,565,155	$16,584,101

See accompanying notes to consolidated financial statements

Finance of America Equity Capital LLC and Subsidiaries

Consolidated Statements of Financial Condition

(Dollars in thousands)

The following table presents the assets and liabilities of the Company’s consolidated variable interest entities, which are included on the Consolidated Statements of Financial Condition above, and excludes intercompany balances and other retained beneficial interests that eliminate in consolidation.

	December 31,
	2020	2019
ASSETS
Restricted cash	$293,580	$226,408
Mortgage loans held for investment, subject to nonrecourse debt, at fair value:
2019 FASST JR2	488,760	505,009
2019 FASST JR3	450,703	460,344
2018 FASST JR1	449,069	506,786
2020 FASST HB2	398,480	—
2019 FASST JR4	377,265	367,380
2020 FASST JR3	372,015	—
2020 FASST JR2	341,439	—
2019 FASST JR1	331,244	348,919
2020 FASST S3	316,774	—
2020 FASST S2	311,721	—
2020 FASST HB1	265,923	—
2018 FASST JR2	264,622	276,125
2020 FASST JR1	263,266	—
2020 FASST-JR4	237,100	—
2020 FASST S1	189,243	—
2020 RTL1 ANTLR	137,989	—
2019 RTL1 ANTLR	118,161	221,143
2018 RTL1 ANTLR	82,393	222,099
2018 FASST HB1	—	206,586
2019 FASST HB1	—	201,382
2019 FAHB 19-1	—	195,439
Other assets	79,528	75,115

TOTAL ASSETS	$5,769,275	$3,812,735

LIABILITIES
Nonrecourse debt, at fair value
2020 FASST HB2	$472,074	—
2019 FASST JR2	463,568	474,134
2018 FASST JR1	450,268	507,516
2019 FASST JR3	423,406	427,264
2019 FASST JR4	350,514	343,172
2020 FASST JR3	337,024	—
2019 FASST JR1	326,367	332,829
2020 FASST HB1	298,913	—
2020 FASST S2	298,435	—
2020 FASST JR2	297,046	—
2020 FASST S3	294,226	—
2018 FASST JR2	265,695	274,139
2020 FASST JR1	238,438	—
2020 FASST JR4	217,362	—
2020 FASST S1	181,630	—
2020 RTL1 ANTLR	140,441	—
2019 RTL1 ANTLR	121,580	206,176
2018 RTL1 ANTLR	80,767	210,738
2018 FASST HB1	—	224,053
2019 FASST HB1	—	236,726
2019 FAHB 19-1	—	253,449
Payables and other liabilities	291	13

TOTAL LIABILITIES	$5,258,045	$3,490,209

Net fair value of assets subject to nonrecourse debt	$511,230	$322,526

See accompanying notes to consolidated financial statements

Finance of America Equity Capital LLC and Subsidiaries

Consolidated Statements of Operations and Comprehensive Income

(Dollars in thousands)

	For the year ended December 31,
	2020	2019	2018
REVENUES
Gain on sale and other income from mortgage loans held for sale, net	$1,178,995	$464,308	$400,302
Net fair value gains on mortgage loans and related obligations	311,698	329,526	310,864
Fee income	386,752	201,628	151,602
Net interest expense:
Interest income	42,584	37,323	35,334
Interest expense	(123,001)	(138,731)	(108,840)

Net interest expense	(80,417)	(101,408)	(73,506)

TOTAL REVENUES	1,797,028	894,054	789,262

EXPENSES
Salaries, benefits and related expenses	868,265	529,250	485,463
Occupancy, equipment rentals and other office related expenses	29,621	32,811	37,957
General and administrative expenses	398,885	254,414	218,311

TOTAL EXPENSES	1,296,771	816,475	741,731

NET INCOME BEFORE INCOME TAXES	500,257	77,579	47,531
Provision for income taxes	2,344	949	286

NET INCOME	497,913	76,630	47,245
CRNCI	(21,749)	21,707	15,244
Noncontrolling interest	1,274	511	(61)

NET INCOME ATTRIBUTABLE TO FOA EQUITY CAPITAL LLC	518,388	54,412	32,062
COMPREHENSIVE INCOME (LOSS) ITEM:
Impact of foreign currency translation adjustment	60	47	(44)

COMPREHENSIVE INCOME ATTRIBUTABLE TO FOA EQUITY CAPITAL LLC	$518,448	$54,459	$32,018

See accompanying notes to consolidated financial statements

Finance of America Equity Capital LLC and Subsidiaries

Consolidated Statements of Changes in Members’ Equity

(Dollars in thousands)

	FoA Members’ Equity	Accumulated Other Comprehensive Income (Loss)	Noncontrolling Interest	Total
Balance at December 31, 2017	$393,827	$(54)	$109	$393,882
Members’ contributions	1,162	—	—	1,162
Share based compensation	341	—	—	341
Net income (loss) attributable to FoA Equity Capital LLC	32,062	—	(61)	32,001
Foreign currency translation adjustment	—	(44)	—	(44)

Balance at December 31, 2018	427,392	(98)	48	427,342
Members’ contributions	795	—	—	795
Distributions to members	(2,799)	—	—	(2,799)
Noncontrolling interest contributions	—	—	25	25
Noncontrolling interest distributions	—	—	(439)	(439)
Share based compensation	2,919	—	—	2,919
Net income attributable to FoA Equity Capital LLC	54,412	—	511	54,923
Foreign currency translation adjustment	—	47	—	47

Balance at December 31, 2019	482,719	(51)	145	482,813
Members’ contributions	7,500	—	—	7,500
Distributions to members	(380,431)	—	—	(380,431)
Noncontrolling interest contributions	—	—	104	104
Noncontrolling interest distributions	—	—	(1,668)	(1,668)
Net income attributable to FoA Equity Capital LLC	518,388	—	1,274	519,662
Foreign currency translation adjustment	—	60	—	60

Balance at December 31, 2020	$628,176	$9	$(145)	$628,040

See accompanying notes to consolidated financial statements

Finance of America Equity Capital LLC and Subsidiaries

Consolidated Statements of Cash Flows

(Dollars in thousands)

	For the year ended December 31,
	2020	2019	2018
Operating activities
Net income	$497,913	$76,630	$47,245
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Gain on sale and other income from mortgage loans held for sale, net	(1,178,995)	(464,308)	(400,302)
Unrealized changes on mortgage loans, related obligations and derivatives	(275,485)	(280,662)	(286,594)
Change in fair value of mortgage servicing rights	(4,562)	1,357	(1,730)
Depreciation and amortization	19,327	19,341	14,355
Impairment of ROU asset	702	1,689	2,824
Change in fair value of nonrecourse MSR financing liability	(798)	—	—
Impairment of goodwill	—	422	—
Deferred tax assets	(231)	(96)	(18)
Change in fair value of deferred purchase price liabilities	3,014	(1,804)	(1,525)
Change in fair value of equity securities	—	(1,429)	(2,168)
Loss on investments	3,838	—	—
Share based compensation	—	2,919	341
Non-cash expense related to leases	3,824	5,658	—
Provision for claims	3,520	1,417	277
Interest rate swap settlements	(15,922)	(18,338)	(1,696)
Originations/purchases of mortgage loans held for sale	(29,407,723)	(15,695,648)	(14,867,264)
Proceeds from sale of mortgage loans held for sale	29,628,177	16,488,142	16,031,316
Changes in operating assets and liabilities:
Other assets, net	33,058	(72,203)	93,088
Payables and accrued expenses	4,253	38,038	(22,268)

Net cash (used in) provided by operating activities	(686,090)	101,125	605,881

Investing activities
Purchases and originations of mortgage loans held for investment	(3,637,299)	(3,547,544)	(2,012,443)
Proceeds/payments received on mortgage loans held for investment	1,822,409	920,768	1,086,166
Purchases and originations of mortgage loans held for investment, subject to nonrecourse debt	(44,705)	(45,782)	(18,723)
Proceeds/payments received on mortgage loans held for investment, subject to nonrecourse debt	913,824	760,013	137,453
Purchases of debt securities	(39,264)	(128,828)	—
Purchases of mortgage servicing rights	(14,088)	—	—
Proceeds/payments received on debt securities	140,787	20,487	—
Proceeds on sale of mortgage servicing rights	—	2,497	17,311
Acquisition of fixed assets	(9,027)	(4,289)	(15,368)
Purchase of investments	(3,937)	(2,063)	(6,133)
Payments on deferred purchase price liability	(3,610)	(894)	(646)
Acquisition of subsidiaries, net of cash acquired	(197)	—	(4,635)

Net cash used in investing activities	(875,107)	(2,025,635)	(817,018)

Finance of America Equity Capital LLC and Subsidiaries

Consolidated Statements of Cash Flows

(Dollars in thousands)

Financing activities
Proceeds from securitizations of mortgage loans, subject to HMBS related obligations	2,051,954	1,310,343	1,469,578
Payments on HMBS related obligations	(1,943,445)	(1,974,683)	(2,232,650)
Proceeds from issuance of nonrecourse debt	3,074,047	2,343,707	1,406,708
Payments on nonrecourse debt	(1,637,612)	(558,808)	(217,127)
Proceeds from other financing lines of credit	35,215,086	23,785,157	20,355,608
Payments on other financing lines of credit	(34,968,807)	(22,825,625)	(20,451,201)
Debt issuance costs	(16,981)	(8,795)	(5,327)
Issuance of note payable	350,000	—	—
Payments on notes payable	(46,771)	(505)	(3,219)
Issuance of note receivable	—	—	(3,500)
Payments on note receivable	—	—	3,500
Principal payments under capital lease obligation	—	(297)	(270)
Proceeds from issuance of nonrecourse MSR financing liability	15,101	—	—
Payments on nonrecourse MSR financing liability	(215)	—	—
Noncontrolling interest distributions	(1,668)	(439)	—
Noncontrolling interest contributions	104	25	—
Members distributions	(380,431)	(2,676)	—
Members contributions	7,500	524	65

Net cash provided by financing activities	1,717,862	2,067,928	322,165

Foreign currency translation adjustment	34	22	(44)

Net increase in cash and restricted cash	156,699	143,440	110,984
Cash and restricted cash, beginning of period	382,664	239,224	128,240

Cash and restricted cash, end of period	$539,363	$382,664	$239,224

Supplementary Cash Flows Information
Cash paid for interest	$169,362	$159,165	$124,931
Cash paid for taxes	1,447	698	128
Loans transferred to mortgage loans held for investment, at fair value, from mortgage loans held for investment, subject to nonrecourse debt, at fair value	568,439	263,645	746,548
Loans transferred to mortgage loans held for sale, at fair value, from mortgage loans held for investment, at fair value	183,578	828,845	1,499,263
Loans transferred to government guaranteed receivables from mortgage loans held for investment, at fair value, and mortgage loans held for sale, at fair value	28,599	75,080	66,574
Loans transferred to mortgage loans held for investment, subject to nonrecourse debt, at fair value, from mortgage loans held for investment, at fair value	2,729,356	2,796,514	1,381,137
Non-cash members’ contributions	—	271	1,097
Non-cash members’ distributions	—	123	—

See accompanying notes to consolidated financial statements

Notes to Consolidated Financial Statements

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

1.	Organization and Description of Business

Finance of America Equity Capital LLC (“FoA” or the “Company”) is a limited liability company that was formed in July 2020. FoA is a wholly-owned subsidiary of UFG Holdings LLC (“UFG”). FoA is a financial services holding company which, through its operating subsidiaries, is a leading originator and servicer of residential mortgage loans and provider of complementary financial services.

FoA owns all of the outstanding equity interests or has a controlling financial interest in Finance of America Holdings LLC (“FAH”) and Incenter LLC (“Incenter”), which are wholly owned subsidiaries of Finance of America Funding LLC (“FOAF”) (collectively known as “operating subsidiaries”).

The Company, through its primary operating subsidiary FAH, originates, purchases, sells and securitizes conventional (conforming to the underwriting standards of Fannie Mae or Freddie Mac; collectively referred to as government sponsored entities (“GSEs”), government-insured (Federal Housing Administration (“FHA”)), government guaranteed (Department of Veteran Affairs), and proprietary non-Agency forward and reverse mortgages. In addition, FAH also serves as a specialty finance company which originates a variety of commercial mortgage loans to owners and investors of single and multi-family residential rental properties. The Company, through its other operating subsidiary, Incenter, also provides lender services, title services, secondary markets advisory, mortgage trade brokerage, appraisal and capital management services to customers in the residential mortgage, student lending, and commercial lending industries. Incenter is a wholly owned subsidiary of the Company, and operates a foreign branch in the Philippines for fulfillment transactional support.

Recent Developments

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus (the “COVID-19 outbreak”) and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The full impact of the COVID-19 outbreak continues to evolve as of the date of this report.

The COVID-19 outbreak has adversely impacted global financial markets and contributed to significant volatility in market liquidity and yields required by market investors in the type of financial instruments originated by the Company’s primary operating subsidiaries. The pandemic and related government responses are creating disruption in global supply chains and adversely impacting virtually all industries. Although the Company cannot estimate the length or gravity of the impact of the COVID-19 outbreak will have on the residential mortgage and commercial lending industries at this time, if the pandemic continues, it may have an adverse effect on the Company’s results of future operations, financial position, intangible assets and liquidity in fiscal year 2020. Management is actively monitoring the global situation and its effect on the Company’s financial condition, liquidity, operations, suppliers, industry, and workforce.

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) was enacted into law. The CARES Act, among other things, includes provisions relating to refundable payroll tax credits, deferment of employer side social security payments, net operating loss carryback periods, alternative minimum tax credit refunds, modifications to the net interest deduction limitations, increased limitations on qualified charitable contributions, and technical corrections to tax depreciation methods for qualified improvement property. The Company continues to examine the impact that the CARES Act may have on the business. The CARES Act had no material impact to the Company’s consolidated financial statements. As of December 31, 2020, the COVID-19 pandemic remains in place and impact the economic environment in which the Company conducts business.

2.	Summary of Significant Accounting Policies

Basis of Presentation

FoA is a holding company formed under the laws of the State of Delaware in July 2020. Through its Parent, the Company is owned by Libman Family Holdings, LLC, certain investment funds affiliated with The Blackstone Group Inc. (“Blackstone”) and other co-investors (collectively, the “Initial Investors”). There are no historical operating results as, contemporaneous with the formation of FoA, UFG contributed all of its operating subsidiaries into FoA in a common control reorganization. The reorganization was accounted for as a reorganization under common control and, accordingly, the historical basis of accounting was retained as if the entities had always been combined for financial reporting purposes. The Company conducts substantially all of its business operations through its operating subsidiaries. In October 2020, UFG and FoA entered into a transaction agreement with a special purpose acquisition company (“SPAC”), pursuant to which, the SPAC will acquire an equity interest in FoA from its Initial Investors.

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

The consolidated financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The significant accounting policies described below, together with the other notes that follow, are an integral part of the consolidated financial statements.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries and certain variable interest entities (“VIEs”) where the Company is the primary beneficiary. The Company is deemed to be the primary beneficiary of a VIE when it has both (1) the power to direct the activities of the VIE that most significantly impact the entity’s economic performance, and (2) exposure to benefits and/or losses that could potentially be significant to the entity. Assets and liabilities of VIEs and their respective results of operations are consolidated from the date that the Company became the primary beneficiary through the date that the Company ceases to be the primary beneficiary.

The company consolidates the accounts of Finance of America Commercial Holdings LLC (“FACo Holdings”), the noncontrolling interests of which meet the definition of contingently redeemable financial instruments for which the ability to redeem is outside the control of the consolidating entity. The Contingently Redeemable Noncontrolling Interest (“CRNCI”) in this subsidiary is shown as a separate caption between liabilities and equity. Any income or losses attributable to the CRNCI are shown as an addition to or deduction from CRNCI in the Consolidated Statements of Financial Condition. All significant intercompany balances and transactions have been eliminated.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates and assumptions due to factors such as changes in the economy, interest rates, secondary market pricing, prepayment assumptions, home prices or discrete events affecting specific borrowers, and such differences could be material.

Business Combinations

In accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations (“ASC 805”), the Company applies the acquisition method to all transactions and other events in which the entity obtains control over one or more other businesses. Assets acquired and liabilities assumed are measured at fair value as of the acquisition date. Liabilities related to contingent consideration are recognized at the acquisition date and re-measured at fair value in each subsequent reporting period. Goodwill is recognized if the consideration transferred exceeds the fair value of the net assets acquired.

VIEs

The Company has been the transferor in connection with securitizations or asset-backed financing arrangements with special purpose entities (“SPE”), in which the Company has continuing involvement with the underlying transferred financial assets. The Company’s continuing involvement includes acting as servicer for the mortgage loans transferred and retaining beneficial interests in the SPE to which the assets were transferred.

The Company evaluates its interests in each SPE for classification as a VIE in accordance with ASC 810-10 Consolidation. When an SPE meets the definition of a VIE and the Company determines that it is the VIE’s primary beneficiary, the Company includes the SPE in its consolidated financial statements.

The beneficial interests held consist of residual securities that were retained at the time of securitization. These beneficial interests may obligate the Company to absorb losses of the VIE that could potentially be significant to the VIE, or affords the Company the right to receive benefits from the VIE that could potentially be significant. In addition, when the Company acts as servicer of the transferred assets, the Company retains the power to direct the activities of the VIE that most significantly impact the economic performance of the VIE. When it is determined that the Company has both the power to direct the activities that most significantly impact the economic performance of the VIE and the obligation to absorb losses or the right to receive benefits that could potentially be significant to the VIE, the assets and liabilities of these VIEs are included in the consolidated financial statements of the Company. The Company reassesses its evaluation of an entity as a VIE upon the occurrence of certain reconsideration events.

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

The Company elected the fair value option provided for by ASC 825-10, Financial Instruments-Overall. This option was applied for the nonrecourse debt issued by the consolidated VIE.

See Note 3 - VIEs for further discussion of VIEs in which the Company is deemed to be the primary beneficiary.

Contingently Redeemable Noncontrolling Interest

Per the Amended and Restated Limited Liability Company Agreement of Finance of America Commercial Holdings LLC (“the FACo Holdings Agreement”), the Class B-1 and Class B-2 Units may only be redeemed upon sale of Finance of America Commercial LLC (“FACo”) by FACo Holdings, sale of FAH, or sale of UFG, which would require FAH to purchase the outstanding Class B Units. As such, the CRNCI has continued to be shown as a separate caption between liabilities and equity. The Company has determined that the legal provisions in the FACo Holdings Agreement in which there is a noncontrolling interest represent a substantive profit-sharing arrangement, where the allocation to the members differs from the stated ownership percentages. The Company utilizes the hypothetical liquidation at book value, or HLBV, method for the allocation of profits and losses each period. Under the HLBV method, the amounts of income and loss attributed to the noncontrolling interests in the Consolidated Statements of Operations and Comprehensive Income reflects changes in the amounts each member would hypothetically receive at each balance sheet date under the liquidation provisions of the FACo Holdings Agreement, assuming the net assets of FACo Holdings were liquidated at their respective recorded amounts.

Noncontrolling Interest

Noncontrolling interest represents the Company’s less than 50% ownership interest in consolidated subsidiaries which are not attributable, directly or indirectly, to the Company. Net income is reduced by the portion of net income that is attributable to noncontrolling interests.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. These investments are with high quality financial, governmental or corporate institutions and potentially subject the Company to concentrations of credit risk.

Restricted Cash

Restricted cash includes amounts specifically designated to repay debt and provide over-collateralization within warehouse facilities and securitized nonrecourse debt obligations, custodial accounts related to the Company’s portfolio of mortgage loans serviced for investors, and funds deposited from prospective borrowers to cover out-of- pocket expenses incurred by the Company in connection with due diligence activities performed during the loan approval process. Certain funds deposited with the Company may be returned to the borrower at the time the loan funds or if the loan does not close. The Company records a liability for these amounts until the loan has closed or a cost has been incurred.

Reverse Mortgage Loans Held for Investment, Subject to Home Equity Conversion Mortgage (HECM) Mortgage- Backed Security (HMBS) Related Obligations, at Fair Value

The Company elected the fair value option provided for by ASC 825-10, Financial Instruments-Overall. A reverse home equity conversion mortgage (“HECM”) is a reverse mortgage loan available to homeowners aged 62 or older that allows conversion of a portion of the home’s equity into cash. The HECM loan terms do not have a defined maturity date or a scheduled repayment of principal and interest. Interest rates are tied to an index plus a margin that ranges up to three percentage points. Interest compounds over the life of the loan and is not paid by the borrower until the loan is repaid. HECM loans include a monthly mortgage insurance premium (“MIP”) that is payable to FHA. The MIP amount is typically calculated as 0.5% of the mortgage balance for loans originated prior to October 2, 2017 and 1.25% for loans originated after October 2, 2017 and accretes to the borrower’s loan balance over the life of the loan. As the issuer, the Company is responsible for remitting the MIP to FHA.

A maturity event will cause the loan to become due and payable. Maturity events include: borrower has passed away and the property is not the principal residence of at least one surviving borrower; borrower has sold or conveyed title of the property to a third party; the property is no longer the principal residence of at least one borrower for reasons other than death; the borrower does not maintain the property as principal residence for a period exceeding 12 months; the borrower fails to pay property taxes and/or insurance and all attempts to rectify the situation have been exhausted; and the property is in disrepair and the borrower has refused or is unable to repair the property.

Once a loan has become due and payable, unsecuritized borrower advances cannot be placed into a Ginnie Mae (“GNMA”) Home Equity Conversion Mortgage-Backed Securities (“HMBS”). Generally, the Company recovers such advances (referred to as unpoolable tails) from borrowers, from proceeds of liquidation of collateral or ultimate disposition of the loan, including conveyance of claims to FHA.

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

If the loan is not paid within six months of the maturity event, the Company may proceed with foreclosure on the property. A loan may be satisfied by borrower repayment, sales- or appraisal-based claim submissions to the Department of Housing and Urban Development (“HUD”) and/or foreclosure sale proceeds. If the Company sells the property within six months, it may file a sales-based claim with HUD to recover any shortfall between the sales price of the property and the outstanding loan balance. If the property is not sold within six months, the Company may file an appraisal-based claim with HUD to recover any shortfall between the appraised value and the outstanding loan balance. Once the appraisal based claim is paid by HUD, any subsequent expenses or loss in the property’s value exposes the Company to additional losses that may not be eligible to be recouped through the filing of an additional HUD claim.

The Company has determined that HECM loans transferred under the current GNMA HMBS securitization program do not meet the requirements for sale accounting and are not derecognized upon date of transfer. The GNMA HMBS securitization program includes certain terms that do not meet the participating interest requirements and require or provide an option for the Company to reacquire the loans prior to maturity. Due to these terms, the transfer of the loans does not meet the requirements of sale accounting. As a result, the Company accounts for HECM loans transferred into HMBS securitizations as secured borrowings and continues to recognize the loans as held for investment, subject to HMBS related obligations, along with the corresponding liability for the HMBS related obligations. No gains or losses are recognized on these transfers of HECM loans into HMBS securitizations.

Loans are considered nonperforming upon events such as, but not limited to, the death of the mortgagor, the mortgagor no longer occupying the property as their principal residence, or the property taxes or insurance not being paid. In addition to having to fund these repurchases, the Company also typically earns a lower interest rate and incurs certain non-reimbursable costs during the process of liquidating nonperforming loans. Loans purchased out of GNMA HMBS are recorded in the Consolidated Statements of Financial Condition at their fair value reflective of proceeds of liquidation of collateral or ultimate disposition of the loan.

Reverse mortgage loans held for investment, subject to HMBS related obligations, also include claims receivable that have been submitted to HUD awaiting reimbursement. These amounts are recorded net of amounts the Company does not expect to recover through outstanding claims.

The yield recognized on loans held for investment, subject to HMBS related obligations, and changes in estimated fair value are recorded in net fair value gains on mortgage loans and related obligations in the Consolidated Statements of Operations and Comprehensive Income. The yield recognized includes the recognition of interest income based on the stated interest rates of the loans that is expected to be collected through conveyance of loans to FHA, repayment by borrower or through disposition of real estate upon foreclosure.

Loan origination fees represent an up-front fee charged to a borrower for processing the HECM or jumbo reverse mortgage application and are recorded as they are received when a loan is successfully funded in fee income in the Consolidated Statements of Operations and Comprehensive Income. Costs to originate loans are recognized as incurred and recorded in general and administrative expenses in the Consolidated Statements of Operations and Comprehensive Income.

Certain HECM and jumbo reverse mortgage loans originated or acquired by the Company include broker compensation or correspondent fees. These premiums are remitted to the mortgage broker or correspondent lender who acted as the intermediary for the reverse mortgage. Broker compensation and correspondent fees are recorded on a net basis in net fair value gains on mortgage loans and related obligations in the Consolidated Statements of Operations and Comprehensive Income and therefore not separately presented.

See Note 5 - Fair Value for further discussion of valuation of reverse mortgage loans held for investment, subject to HMBS related obligations.

Mortgage Loans Held for Investment, Subject to Nonrecourse Debt, at Fair Value

Mortgage loans held for investment, subject to nonrecourse debt, are loans that were securitized and serve as collateral for the issued nonrecourse debt, including reverse mortgage loans that were previously repurchased out of a HMBS pool (“HECM Buyouts”), fix & flip securitized loans, and non FHA-insured jumbo reverse mortgages (“non-agency reverse mortgages - Securitized”) that were subsequently securitized into trusts that meet the definition of a VIE and were consolidated. The Company has determined that it has both the power to direct the activities that most significantly impact the economic performance of the VIE and the obligation to absorb losses or the right to receive benefits that could potentially be significant to the VIE.

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

The Company has elected the fair value option for all loans held for investment and determines the fair value, on a recurring basis, based on discounted cash flow models. The difference between the cost basis of newly originated or acquired loans and their estimated fair value is recognized in net fair value gains on mortgage loans and related obligations in the Consolidated Statements of Operations and Comprehensive Income. No gains or losses are recognized on these transfers of these loans into securitizations. See Note 5 - Fair Value for further discussion of valuation of mortgage loans held for investment, subject to nonrecourse debt.

The yield recognized on loans held for investment, subject to nonrecourse debt, and changes in estimated fair value are recorded in net fair value gains on mortgage loans and related obligations in the Consolidated Statements of Operations and Comprehensive Income. The yield recognized includes the contractual interest income that is expected to be collected based on the stated interest rates of the loans.

Mortgage Loans Held for Investment, at Fair Value

Mortgage loans held for investment, at fair value, consists of certain reverse mortgage and commercial mortgage loans that the Company intends to hold to maturity. The Company has elected the fair value option for all loans held for investment and determines the fair value, on a recurring basis, based on discounted cash flow models. These valuations require the use of judgment by the Company and changes in assumptions can have a significant impact on the determination of the loan’s fair value. The difference between the cost basis of newly originated or acquired loans and their estimated fair value is recognized in net fair value gains on mortgage loans and related obligations in the Consolidated Statements of Operations and Comprehensive Income. See Note 5 - Fair Value for further discussion of valuation of mortgage loans held for investment.

The yield recognized on loans held for investment and changes in estimated fair value are recorded in net fair value gains on mortgage loans and related obligations in the Consolidated Statements of Operations and Comprehensive Income. The yield recognized includes the contractual interest income that is expected to be collected based on the stated interest rates of the loans.

Reverse Mortgage Loans

Reverse mortgage loans held for investment consists of originated or purchased HECM and non-agency reverse mortgage loans not yet securitized, unsecuritized tails, and certain HECMs purchased out of GNMA HMBS, which the Company intends to hold to maturity.

HECM loans and tails that have not yet been securitized into HMBS consist primarily of newly-issued HECMs that the Company has either originated or purchased, subsequent borrower draws and amounts paid by the Company on the borrower’s behalf for MIP that have not yet been transferred to a GNMA securitization.

As a jumbo reverse mortgage, non-agency reverse mortgage loans are designated for homeowners aged 62 or older with higher priced homes. The minimum home value is $500 thousand and the maximum loan amount is $4 million. non-agency reverse mortgage loans are not insured by the FHA and will not be placed into a GNMA HMBS. However, the Company may transfer or pledge these assets as collateral for securitized nonrecourse debt obligations.

The Company, as an issuer of HMBS, is required to repurchase reverse loans out of the GNMA securitization pools once the outstanding principal balance of the related HECM is equal to or greater than 98% of the Maximum Claim Amount (“MCA”) (referred to as HECM Buyouts). Performing repurchased loans are conveyed to HUD and payment is received from HUD typically within 75 days of repurchase. Nonperforming repurchased loans are generally liquidated through foreclosure, subsequent sale of the real estate owned, and claim submissions to HUD.

Loans are considered nonperforming upon events such as, but not limited to, the death of the mortgagor, the mortgagor no longer occupying the property as their principal residence, or the property taxes or insurance not being paid. In addition to having to fund these repurchases, the Company also typically earns a lower interest rate and incurs certain non-reimbursable costs during the process of liquidating nonperforming loans. Loans purchased out of GNMA HMBS are recorded in the Consolidated Statements of Financial Condition at their fair value reflective of proceeds of liquidation of collateral or ultimate disposition of the loan.

Reverse mortgage loans also include claims receivable that have been submitted to HUD awaiting reimbursement. These amounts are recorded net of amounts the Company does not expect to recover through outstanding claims.

Certain HECM and jumbo reverse mortgage loans originated or acquired by the Company include broker compensation or correspondent fees. These premiums are remitted to the mortgage broker or correspondent lender who acted as the intermediary for the reverse mortgage. Broker compensation and correspondent fees are recorded on a net basis in net fair value gains on mortgage loans and related obligations and therefore are not separately presented in the Consolidated Statements of Operations and Comprehensive Income.

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

Commercial Mortgage Loans

Commercial mortgage loans held for investment primarily consist of short-term loans for real estate investors and agricultural loans for farmers.

Mortgage Loans Held for Sale, at Fair Value

Mortgage loans held for sale represent mortgage loans originated by the Company and held until sold to secondary market investors. The Company primarily originates conventional GSEs, government insured (FHA), and government guaranteed (Department of Veteran Affairs) residential mortgage loans (collectively “residential mortgage loans held for sale”), commercial mortgage loans to owners and investors of single and multi-family residential rental properties (“commercial loans held for sale”), and certain HECMs purchased out of GNMA HMBS that the Company intends to sell to third parties (collectively, “reverse mortgage loans held for sale”).

The Company elected the fair value option provided for by ASC 825-10, Financial Instruments-Overall. Mortgage loans held for sale are measured at fair value at the time of origination and on a recurring basis thereafter. Gains and losses on mortgage loans held for sale are recorded in gain on sale of mortgage loans, net, and other income related to the origination of mortgage loans held for sale, net, in the Consolidated Statements of Operations and Comprehensive Income. The yield recognized includes the contractual interest income that is expected to be collected based on the stated interest rates of the loans.

In connection with the Company’s election to measure originated mortgage loans held for sale at fair value, any fees recognized in relation to originated mortgage loans are recognized as they are received and are included in fee income in the Consolidated Statements of Operations and Comprehensive Income. Direct loan origination costs and fees are expensed when incurred and are included in general and administrative expenses in the Consolidated Statements of Operations and Comprehensive Income.

Residential Mortgage Loans Held for Sale

Residential mortgage loans held for sale are typically warehoused for a period after origination or purchase before sale into the secondary market. Servicing rights are either released upon sale of mortgage loans in the secondary market or retained by the Company. The yield on residential mortgage loans held for sale is recorded in interest income and changes in fair value are recorded in gain on sale and other income from mortgage loans held for sale, net, in the Consolidated Statements of Operations and Comprehensive Income.

Commercial Loans Held for Sale

The Company estimates fair value by evaluating a variety of market indicators, including recent sales of similar product types and outstanding commitments, calculated on an aggregate basis. The yield recognized on commercial loans held for sale and changes in estimated fair value are recorded in net fair value gains on mortgage loans and related obligations in the Consolidated Statements of Operations and Comprehensive Income. In connection with the Company’s election to measure loans held for sale at fair value, the Company is not permitted to defer the loan origination fees, net of direct loan origination costs associated with these loans.

Reverse Mortgage Loans Held for Sale

The Company has determined that the transfer of HECM loans to third party investors after repurchased from HMBS pools qualify as sales as the Company no longer retains effective control over the transferred loans. The yield recognized on reverse loans held for sale and changes in estimated fair value are recorded in net fair value gains on mortgage loans and related obligations in the Consolidated Statements of Operations and Comprehensive Income.

Reverse mortgage loans held for sale also includes claims receivable that have been submitted to HUD awaiting reimbursement. These amounts are recorded net of amounts the Company does not expect to recover through outstanding claims and included in gain on sale and other income from mortgage loans held for sale, net, in the Consolidated Statements of Operations and Comprehensive Income.

Mortgage Servicing Rights, at Fair Value

Mortgage servicing rights (“MSRs”) represent contractual rights to perform specific administrative functions for the underlying loans including specified mortgage servicing activities, which consist of collecting loan payments, remitting principal and interest payments to investors, managing escrow funds for the payment of mortgage-related expenses such as taxes and insurance, and otherwise administrating the mortgage loan servicing

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

portfolio. MSRs are created through the sale of an originated mortgage loan or purchased from third parties. The unpaid principal balance (UPB) of the loans underlying the MSRs is not included on the Consolidated Statements of Financial Condition. For servicing retained in connection with the securitization of reverse mortgage loans accounted for as secured financings, an MSR is not recognized.

The Company follows the fair value measurement method to record the value of MSRs in accordance with ASC 860, Transfers and Servicing. Under this method, servicing assets are measured at fair value on a recurring basis with changes in fair value recorded through earnings in the period of the change as a component of fee income in the Consolidated Statements of Operations and Comprehensive Income.

The fair value of the MSRs is based upon the present value of the expected future net cash flows related to servicing these loans. For MSRs that the Company has current commitments to sell to third parties, the fair value is based on the outstanding commitment price. The Company receives a base servicing fee based on the remaining outstanding principal balances of the loans, which are collected from borrowers on a monthly basis. The Company determines the fair value of the MSRs by the use of a discounted cash flow model that incorporates prepayment speeds, delinquencies, discount rate, ancillary revenues and other assumptions (including costs to service) that management believes are consistent with the assumptions other similar market participants use in valuing the MSRs.

The primary risk associated with MSRs is the potential reduction in fair value as a result of higher than anticipated prepayments due to loan refinancing prompted, in part, by declining interest rates or government intervention. Conversely, these assets generally increase in value in a rising interest rate environment to the extent that prepayments are slower than anticipated. At times, the Company may utilize derivatives as economic hedges to offset changes in the fair value of the MSRs resulting from the actual or anticipated changes in prepayments stemming from changing interest rate environments. There is also a risk of valuation decline due to higher than expected increases in default rates, which the Company does not believe can be effectively managed using derivatives.

Debt Securities

Debt securities consists of U.S. government securities, securities backed by collateral pools of proprietary jumbo reverse mortgages that are not insured by the FHA, and other debt securities. The Company accounts for debt securities in accordance with ASC 320, Investments-Debt and Equity Securities (“ASC 320”). The Company determines the classification of securities at purchase. The Company classifies debt securities into held-to-maturity, trading, or available-for-sale categories. Debt securities that management has the ability and intent to hold to maturity as classified as held-to-maturity and carried at cost, adjusted for amortization of premiums and accretion of discounts using the interest method.

The Company has elected to account for certain debt securities at fair value under the fair value option provisions included in ASC 825, Financial Instruments. The election is made on an instrument-by-instrument basis and is irrevocable. Changes in fair value of these securities are included as a component of net fair value gains on mortgage loans and related obligations.

Derivatives and Hedging Activities

The Company’s principal market exposure is to interest rate risk, specifically long-term U.S. Treasury and mortgage interest rates due to their impact on the fair value of mortgage loans and related commitments.

The Company uses derivative instruments as part of its overall strategy to manage its exposure to market and price risks primarily associated with fluctuations in interest rates. As a matter of policy, the Company does not use derivatives for speculative purposes.

Interest Rate Lock Commitments

Interest rate lock commitments (“IRLCs”) represent an agreement to extend credit to a mortgage loan applicant, whereby the interest rate on the loan is set prior to funding. The IRLC binds the Company (subject to the loan approval process) to lend funds to a potential borrower at the specified rate, regardless of whether interest rates have changed between the commitment date and the loan funding date. As such, outstanding IRLCs are subject to interest rate risk and related price risk during the period from the date of issuance through the date of loan funding, cancellation or expiration. The Company uses mandatory and best efforts commitments to substantially mitigate these risks. Loan commitments generally range between 30 and 90 days; however, the borrower is not obligated to obtain the loan. The Company is subject to fallout risk related to IRLCs, which is realized if approved borrowers choose not to close on the loans within the terms of the IRLCs. Historical commitment-to-closing ratios are considered to estimate the quantity of mortgage loans that will fund within the terms of the IRLCs.

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

IRLCs that relate to the origination of a mortgage that will be held for sale upon funding are considered derivative instruments under the derivatives and hedging accounting guidance ASC 815, Derivatives and Hedging (“ASC 815”). Loan commitments that are derivatives are recognized at fair value in the Company’s Consolidated Statements of Financial Condition in derivative assets or payables and other liabilities, with changes in their fair values recorded in net fair value gains on mortgage loans and related obligations, in the Consolidated Statements of Operations and Comprehensive Income.

The fair value of the Company’s IRLCs is based upon the estimated fair value of the underlying mortgage loan, adjusted for (i) estimated costs to complete and originate the loan and (ii) the estimated percentage of IRLCs that will result in a closed mortgage loan. The valuation of the Company’s IRLCs are based on prices of mortgage backed securities (“MBS”) in the market place and the value of the related mortgage servicing.

Forward Loan Sale Commitments

The Company is subject to interest rate and price risk on its mortgage loans held for sale and IRLCs from the date the IRLC is made until the date the loan is sold. Mandatory commitments which fix the forward sales price that will be realized in the secondary market are used to substantially mitigate the interest rate and price risk to the Company.

The Company carefully evaluates all loan sale agreements to determine whether they meet the definition of a derivative under the derivatives and hedging accounting guidance under ASC 815. To mitigate the price risk the Company is exposed to on its outstanding loan commitments, the Company uses “mandatory delivery” forward loan sale commitments to manage the risk of potential interest rate movements and their impact on the value of the underlying mortgage loans. Mandatory delivery contracts that meet the definition of a derivative are accounted for as derivative instruments. Accordingly, forward loan sale commitments are recognized at fair value on the Consolidated Statements of Financial Condition in derivative assets or payables and other liabilities with changes in their fair values recorded in gain on sale and other income from mortgage loans held for sale, net, and net fair value gains on mortgage loans and related obligations in the Consolidated Statements of Operations and Comprehensive Income. The fair value is determined on a recurring basis based on forward prices with dealers in such securities or internally-developed or third-party models utilizing observable market inputs.

To Be Announced Securities

To Be Announced Securities (“TBAs”) are “forward delivery” securities considered derivative instruments under derivatives and hedging accounting guidance ASC 815. The Company uses TBAs to protect against the price risk inherent in derivative loan commitments. TBAs are valued based on forward dealer marks from the Company’s approved counterparties. The Company utilizes internal and third-party market pricing services which compile current prices for instruments from market sources, and those prices represent the current executable price. TBAs are recorded at fair value in the Consolidated Statements of Financial Condition in derivative assets and payables and other liabilities, with changes in fair value recorded in gain on sale and other income from mortgage loans held for sale, net, in the Consolidated Statements of Operations and Comprehensive Income.

Best Efforts Commitments

The Company uses best efforts commitments with various investors to mitigate the risk associated with mortgage loans held for sale and interest rate lock commitments. The Company is exposed to counterparty risk with its best efforts commitments in the event that the counterparty cannot take delivery of the underlying mortgage loan. Best Efforts Commitments are recorded at fair value in the Consolidated Statements of Financial Condition in derivative assets and payables and other liabilities, with changes in fair value recorded in gain on sale and other income from mortgage loans held for sale, net, in the Consolidated Statements of Operations and Comprehensive Income.

Forward MBS Commitments

Periodically, the Company uses forward MBS commitments to hedge changes in the value of MSRs. MSRs are subject to substantial interest rate risk as the mortgage loans underlying the servicing rights permit the borrowers to prepay the loans. The Company may at times enter into economic hedges, which do not qualify as hedges for accounting purposes, including forward contracts to minimize the effects of loss in value of these MSRs associated with increased prepayment activity that generally results from declining interest rates. Forward commitments are recorded at fair value in the Consolidated Statements of Financial Condition in derivative assets and payables and other liabilities, with changes in fair value recorded in gain on sale and other income from mortgage loans held for sale, net, in the Consolidated Statements of Operations and Comprehensive Income.

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

The Company treats forward HMBS purchase and sale commitments that have not settled as derivate instruments. Any changes in fair value are recorded in net fair value gains on mortgage loans and related obligations in the Consolidated Statements of Operations and Comprehensive Income. The fair value is determined on a recurring basis based on forward prices with dealers in such securities or internally-developed or third-party models utilizing observable market inputs. These forward commitments will be fulfilled with loans not yet securitized and new reverse mortgage loan originations and purchases.

Interest Rate Swaps and Futures Contracts

The Company also enters into interest rate swaps and futures contracts to offset changes in the value of its unsecuritized non-agency reverse mortgage loans, commercial loans and mortgage servicing rights. The Company has not designated its interest rate swaps and futures contracts as hedges for accounting purposes. These interest rate swaps and futures contracts are accounted for as derivatives and recorded at fair value as derivative assets or as a component of payables and other liabilities in the Consolidated Statements of Financial Condition. Realized and unrealized changes in fair value of interest rate swaps and futures contracts are recorded in net fair value gains on mortgage loans and related obligations in the Consolidated Statements of Operations and Comprehensive Income. Certain of the trade counterparties contain margin call provisions that, upon notice from the counterparty require us to transfer cash to eliminate any margin deficit. A margin deficit will generally result from any decline in market value of the assets subject to the related hedging transaction. Margin deposits are presented in other assets, net in the Consolidated Statement of Financial Condition. See Note 12 - Derivatives and Risk Management Activities for further discussion of derivative assets and liabilities. The Company does not account for margin deposits as an offset against the reported derivative assets or liabilities.

Fixed Assets and Leasehold Improvements, Net

Fixed assets are depreciated on a straight-line basis over their estimated useful lives. Leasehold improvements are amortized on a straight-line basis over the shorter of the term of the related office lease or the expected useful life of the assets. The Company capitalizes certain costs associated with the acquisition of internal-use software and amortizes the software over its estimated useful life, commencing at the time the software is placed in service. The Company reviews fixed assets and leasehold improvements for impairment whenever events or changes in circumstances indicate that the related carrying amounts may not be recoverable.

The Company evaluates all leases at inception to determine if they meet the criteria for a finance lease. A capital lease is recorded as an acquisition of property or equipment at an amount equal to the present value of minimum lease payments at the date of inception. Assets acquired under a capital lease are depreciated on a straight-line basis in accordance with the Company’s normal depreciation policy over the lease term and are included in fixed assets and leasehold improvements, net, in the Consolidated Statements of Financial Condition. A corresponding liability is recorded representing an obligation to make lease payments which is included in payables and other liabilities in the Consolidated Statements of Financial Condition. Lease payments are allocated between interest expense and reduction of obligation.

Goodwill

Goodwill is the excess of the purchase price over the fair value of the net assets acquired. Goodwill is not amortized, but is reviewed for impairment annually as of October 1 and monitored for interim triggering events on an ongoing basis. If certain events occur, which indicate goodwill might be impaired between annual tests, goodwill must be tested when such events occur. In making this assessment, the Company considers a number of factors including operating results, business plans, economic projections, anticipated future cash flows, etc. There are inherent uncertainties related to these factors and management’s judgment in applying them to the analysis of goodwill impairment. Changes in economic and operating conditions could result in goodwill impairment in future periods. In testing goodwill for impairment, the Company follows ASC 350, Intangibles-Goodwill and Other (“ASC 350”), which permits a qualitative assessment of whether it is more likely than not that the fair value of a reporting unit is less than its carrying value including goodwill. If the qualitative assessment determines that it is more likely than not that the fair value of the reporting unit is less than its carrying value including goodwill, the Company will compare the fair value of that reporting unit with its carrying value, including goodwill. If the carrying value of a reporting unit exceeds its fair value, goodwill is considered impaired with the impairment loss equal to the amount by which the carrying value of the goodwill exceeds the implied fair value of that goodwill.

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

Intangible Assets, Net

Intangible assets, net primarily consist of customer list, domain name and broker relationships acquired through various acquisitions. Intangible assets are amortized on a straight line basis over their estimated useful lives. Amortization expense of intangibles is included in general and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income. The Company reviews intangible assets for impairment whenever events or changes in circumstances indicate that the related carrying amounts may not be recoverable. No impairment was recorded on intangible assets for the years ended December 31, 2020, 2019 and 2018.

Other Assets, Net

Other assets, net, consist of receivables, net of allowance, government guaranteed receivables, net, ROU assets, loans subject to repurchase from GNMA, other, investments, at fair value, prepaid expenses, deposits, servicer advances, net of allowance, and receivable from clearing organization. The components of other assets, net, are detailed in Note 16 - Other Assets, Net.

Receivables, Net of Allowance

Receivables, net of allowance are represented by amounts due from investors and other parties and are stated at the amounts management expects to collect. If the Company expects to collect less than 100% of the recorded receivable balances, an allowance for doubtful accounts is recorded based on the expected credit loss (“CECL”) methodology which includes a combination of historical experience, aging analysis, information on specific balances and reasonable and supportable forecasts.

Government Guaranteed Receivables, Net

The Company accounts for foreclosed mortgage loans guaranteed by the government as a separate receivable. These amounts are carried at the net amounts the Company expects to receive from the liquidation of the underlying property and any expected claim proceeds from HUD for shortfall on liquidation proceeds in other assets, net, in the Consolidated Statements of Financial Condition.

Outstanding HUD claims associated with HECM loans that are collateral for issued and outstanding HMBS may be retained inside the HMBS while the associated HECM loan remains insured by HUD or a HUD claim is outstanding and the HECM loan has not yet reached 98% of the loan’s MCA. Subsequent to reaching 98% of the MCA, the Company must purchase the loan out of the HMBS.

Loans Subject to Repurchase from GNMA

For certain loans that the Company has pooled and securitized with GNMA, the Company as the issuer has the unilateral right to repurchase, with GNMA’s prior authorization, any individual loan in a GNMA securitization pool if that loan meets certain criteria, including being delinquent greater than 90 days. Once the Company has the unilateral right to repurchase a delinquent loan, the Company has effectively regained control over the loan and under GAAP, must re-recognize the loan in its Consolidated Statements of Financial Conditions and establish a corresponding liability regardless of the Company’s intention to repurchase the loan.

Investments, at Fair Value

The Company invests in the equity of other companies in the form of common stock, preferred stock or other in- substance equity interests or an investment in a limited liability company. The Company evaluates its outstanding equity investments in other companies to determine whether the Company is able to demonstrate a controlling financial interest or significant influence. For investments for which the Company is able to exercise significant influence, the Company applies the equity method of accounting. If the investment does not meet the criteria for the use of the equity method of accounting, the investment is accounted for at cost unless an election is made to account for it at fair value. For investments in which the Company is unable to exercise significant influence, the Company does not account for these equity investments under ASC 323, Investments - Equity Method and Joint Ventures.

The Company has elected to account for certain of its investments at fair value under the fair value option provisions included in FASB ASC 825, Financial Instruments. This standard provides companies the option of reporting certain instruments at fair value (with changes in fair value recognized in the statement of operations) that were previously either carried at cost, not recognized on the financial statements, or carried at fair value with changes in fair value recognized as a component of equity rather than in the statement of operations. The election is made on an instrument-by-instrument basis and is irrevocable. See Note 5 - Fair Value for the information regarding the effects of applying the fair value option to the Company’s financial instruments in the consolidated financial statements.

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

Equity securities with a readily determinable fair value are required to be measured at fair value, with changes in fair value recognized through net income. Equity securities without readily determinable fair value are carried at cost, less any impairment plus or minus changes resulting from observable price changes for identical or similar investments.

Servicer Advances, Net of Allowance

The Company is required under certain servicing contracts to ensure that property taxes, insurance premiums, foreclosure costs and various other items are paid in order to preserve the assets being serviced. Generally, the Company recovers such advances from borrowers for reinstated or performing loans, from proceeds of liquidation of collateral or ultimate disposition of the loan, from credit owners or from loan insurers.

Receivable from Clearing Organization

The Company clears all of its proprietary and all of its customer transactions through another broker-dealer on a fully disclosed basis. Securities transactions are recorded on the trade date as if they had settled. The related amounts receivable and payable for unsettled securities transactions along with contractual deposits, are recorded in receivable from or payable to clearing organization in the Consolidated Statements of Financial Condition.

Operating Leases

The Company records the operating lease expense on a straight-line basis over the lease term by adding interest expense determined using the effective interest method to the amortization of the right-of-use (“ROU”) assets. Amortization of the ROU assets is calculated as the difference between the straight-line expense and the interest expense on the lease liability for a given period. See Note 21 - Leases for further discussion of operating leases.

HMBS Related Obligations, at Fair Value

HMBS related obligations represent the secured borrowing associated with the Company’s securitization of HECM loans where the securitization does not meet the criteria for sale accounting treatment. This liability includes the Company’s obligation to repay the secured borrowing from the FHA insured HECM cash flows and the obligations as issuer and servicer of the HECM loans and HMBS.

As an issuer of HMBS, the Company is obligated to service the HECM loan and associated HMBS, which includes funding the repurchase of the HECM loans or pass through of cash due to the holder of the beneficial interests in the GNMA HMBS upon maturity events and certain funding obligations related to monthly guarantee fees, mortgage insurance proceeds and partial month interest.

As an issuer, the Company is required to repurchase reverse loans out of the GNMA securitization pools once the outstanding principal balance of the related HECM is equal to or greater than 98% of the MCA. The Company is also required to pay off the outstanding remaining principal balance of secured borrowings if certain triggering events are reached prior to the 98% of MCA limit, such as death of borrower and completion of foreclosure. Performing repurchased loans are conveyed to HUD and payment is received from HUD typically within 75 days of repurchase. Nonperforming repurchased loans are generally liquidated through foreclosure, subsequent sale of real estate owned and claim submissions to HUD. Loans are considered nonperforming upon events such as, but not limited to, the death of the mortgagor, the mortgagor no longer occupying the property as their principal residence, or the property taxes or insurance not being paid. The Company relies upon its secured financing facilities (see Note 19 - Other Financing Lines of Credit) and operating cash flows, to the extent necessary, to repurchase loans. The timing and amount of the Company’s obligation to repurchase HECMs is uncertain as repurchase is predicated on certain factors such as whether or not a borrower event of default occurs prior to the HECM reaching the mandatory repurchase threshold under which the Company is obligated to repurchase the loan.

Performing repurchased loans are conveyed to HUD and nonperforming repurchased loans are generally liquidated in accordance with program requirements. In addition to having to fund repurchases, the Company may sustain losses during the process of liquidating the loans. The issuer is also required to fund guarantee fees to GNMA, MIP to the FHA and is obligated to fund partial month interest resulting from shortfalls in interest received from borrower payoffs to the holders of the HMBS beneficial interests. Estimated cash flows associated with these obligations are included in the HMBS related obligations, at fair value in the Consolidated Statements of Financial Condition.

The Company has elected to record the HMBS related obligations at fair value. The estimated fair value is generally determined by discounting expected principal, interest and other servicing or issuer obligation cash flows using an estimated market discount rate that management believes a market participant would consider in determining fair value.

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

See Note 5 - Fair Value for further discussion of valuation of HMBS related obligations.

The yield on HMBS related obligations along with any changes in fair value are recorded in net fair value gains on mortgage loans and related obligations in the Consolidated Statements of Operations and Comprehensive Income. The yield on the HMBS related obligations includes recognitions of contractual interest expense based on the stated interest rates of the HMBS beneficial interests.

Nonrecourse Debt, at Fair Value

Nonrecourse debt is debt of securitization trusts that are VIEs that have been consolidated, as the Company is the primary beneficiary. The loans initially transferred to the securitization trust serve as collateral for the nonrecourse debt, and the principal and interest cash flows from these loans serve as the sole source of repayment.

The Company has elected to measure the outstanding nonrecourse debt at fair value in the Consolidated Statements of Financial Condition with all changes in fair value recorded to net fair value gains on mortgage loans and related obligations in the Consolidated Statements of Operations and Comprehensive Income. The yield on nonrecourse debt and any change in fair value are also recorded in net fair value gains on mortgage loans and related obligations in the Consolidated Statements of Operations and Comprehensive Income. The yield recognized includes the contractual interest expense based on the stated interest rates of the debt and amortization of any discount at which the related bonds were issued.

Reverse Mortgage Loans

The Company securitizes certain of its interests in HECM Buyouts and non-agency reverse mortgage loans. The transactions provide investors with the ability to invest in a pool of reverse mortgage loans secured by one-to-four-family residential properties. The transactions provide the Company with access to liquidity for these assets, ongoing servicing fees, and potential residual returns. The securitizations are callable at or following the optional redemption date as defined in the respective indenture agreements.

Commercial Mortgage Loans

The Company issued nonrecourse debt securities secured by mortgage loans made to real estate investors. The transactions provide debt security holders the ability to invest in a pool of performing loans secured by investment real estate. The transactions provide the Company with access to liquidity for the mortgage loans and ongoing management fees.

Nonrecourse MSR Financing Liability, at Fair Value

The Company has agreements with third parties to sell beneficial interests in the servicing fees generated from its originated or acquired mortgage servicing rights. Under these agreements, the Company has agreed to sell to the third parties the right to receive all excess servicing and ancillary fees related to the identified MSRs in exchange for an upfront payment equal to the entire purchase price of the acquired or originated mortgage servicing rights. These transactions are accounted for as financings under ASC 470, Debt and included in payables and other liabilities in the Consolidated Statements of Financial Condition.

The Company elected to measure the outstanding financings related to the nonrecourse MSR financing liability, at fair value, as permitted under ASC 825, Financial Instruments, with all changes in fair value recorded as a charge or credit to fee income in the Consolidated Statements of Operations and Comprehensive Income. The fair value on the nonrecourse MSR financing liability is based on the present value of the future expected discounted cash flows paid to the third parties with the discount rate approximating current market value for similar financial instruments. See Note 37 - Related Parties for additional information regarding the nonrecourse MSR financing liability.

Other Financing Lines of Credit

Other financing lines of credit principally consists of variable-rate, asset-backed facilities, primarily warehouse lines of credit, to support the origination of mortgage loans and operations of the Company, which provide creditors a collateralized interest in specific mortgage loans and other Company assets that meet the eligibility requirements under the terms of the facility. The source of repayment of the facilities is typically from the sale or securitization of the underlying loans into the secondary mortgage market. The Company evaluates its capacity needs for warehouse facilities and adjusts the amount of available capacity under these facilities in response to the current mortgage environment and origination needs. Interest expense from these financings is recorded in net interest expense in the Consolidated Statements of Operations and Comprehensive Income.

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

Costs incurred in connection with obtaining financing lines of credit are capitalized to other assets, net, within the Consolidated Statements of Financial Position and amortized over the term of the related financing as interest expense within the Consolidated Statements of Operations and Comprehensive Income.

Payables and Other Liabilities

Payables and other liabilities consist of accrued compensation expense, accrued liabilities, lease liabilities, liability for loans eligible for repurchase from GNMA, GNMA reverse mortgage buy-out payable, derivative liabilities, nonrecourse MSR financing liability, at fair value, repurchase reserves, estimate of claim losses, deferred purchase price liabilities, at fair value, finance lease obligations, and due to investors. The components of payables and other liabilities are detailed in Note 20 - Payables and Other Liabilities.

IBNR and Estimate of Claim Losses

The Company offers medical, dental, and other benefits to its employees. In 2016, certain of these medical benefit plans became self-funded by the Company, whereby the Company pays actual claims made by its employees. Any employee-paid portion of these benefits are withheld by the individual operating entities and remitted back to the Company on a monthly basis. In addition, the Company has a stop-loss insurance policy in place which reimburses the company for extraordinary claims. The Company estimates incurred but not reported obligations, including any existing and future claims (“IBNR”), related to these self-funded benefits on a quarterly basis. The estimated claims are recorded based upon current and future claims expected to be received. In addition, the Company has engaged a third party actuary to validate the reasonableness of the existing estimated claims.

The Company is occasionally named as a defendant in claims concerning alleged errors or omissions pertaining to the issuance of title policies or the performance of escrow services. The Company assesses pending and threatened claims to determine whether losses are probable and reasonably estimable in accordance with ASC 450, Contingencies. To the extent losses are deemed probable and reasonably estimable, the Company will establish an accrual for those losses based on historical experience and analysis of specific claim attributes.

The Company maintains an estimate of claim losses for potential losses related to title research and the related title policies sold by the Company as agent. This reserve is subjective and is based on known claims and claims incurred but not yet reported to the Company. The Company monitors the estimate of claim losses for adequacy on an annual basis.

This liability also includes amounts determined on the basis of claim evaluation, estimates for reported losses and estimates for losses incurred but not reported related to the Company’s title and settlement services subsidiary. These estimates are continually reviewed and updated. Any adjustments are reflected currently. Accordingly, loss and loss adjustment expenses are charged to income as incurred. Management believes the liability for loss and loss adjustment expenses is adequate; however, the ultimate liability may be in excess of or less than the amounts provided.

Repurchase Reserve

The Company has exposure to potential mortgage loan repurchases and indemnifications in its capacity as a seller of mortgage loans. The estimation of the liability for probable loss related to repurchase and indemnification obligations considers: (i) specific, non-performing loans where the Company has received a repurchase or indemnification request and believes it will be required to repurchase the loan or indemnify the investor for any losses; and (ii) an estimate of probable future repurchase or indemnification obligations for standard representation and warranty provisions, early payment defaults or other recourse obligations. The Company establishes an initial reserve at fair value for expected losses relating to loan sales at the date the loans are de-recognized from the Consolidated Statements of Financial Condition, which is recorded as a component of gain on sale and other income from mortgage loans held for sale, net in the Consolidated Statements of Operations and Comprehensive Income.

Deferred Purchase Price Liabilities, at fair value

As a result of business acquisitions, the Company has recorded contingent liabilities based upon expected future payouts. These payouts are partially based on future loan production and profits of the Company. In accordance with ASC 805, the Company measures any contingent consideration related to business combinations at fair value, and adjusts the reported amount each period with the change in fair value recorded in general and administrative expenses in the Consolidated Statements of Operations and Comprehensive Income.

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

Notes Payable

The Company accounts for outstanding notes payable in accordance with ASC 470 - Debt. Notes payable are carried at amortized cost. Issuance costs, premiums and discounts are capitalized as part of the notes payable balance and amortized to interest expense on the Consolidated Statements of Operations and Comprehensive Income over the outstanding life of the note using the effective interest method.

Offsetting of Amounts Related to Certain Contracts

When the requirements of FASB ASC 815-10-45-5, Derivatives and Hedging, are met, the Company offsets certain fair value amounts recognized for cash collateral receivables or payables against fair value amounts recognized for net derivative positions executed with the same counterparty under the same master netting arrangement.

Reinsurance

The Company assumes and cedes reinsurance with other insurance companies in the normal course of business. Ceded insurance is comprised of excess of loss treaties, which protect against losses over defined amounts. The Company remains liable to the insured for claims under ceded insurance policies in the event the assuming insurance companies are unable to meet their obligations under these contracts. Reinsurance is recorded as a contra revenue within fee income on the Consolidated Statements of Operations and Comprehensive Income.

Comprehensive Income

Recognized revenue, expenses, gains and losses are included in operations. Certain changes in assets and liabilities, such as foreign currency translation adjustments, are reported as a separate component in the Consolidated Statements of Changes in Members’ Equity. Such items, along with net income and losses, are components of comprehensive income (loss).

The components of other comprehensive income (loss) are reported in the Consolidated Statements of Operations and Comprehensive Income. For the years ended December 31, 2020, 2019 and 2018, the only component of other comprehensive income (loss) was foreign currency translation adjustments, arising from translation of the foreign branch accounts in Manila, Philippines.

Foreign Currency

The functional currency of the Company’s international branch is the Philippine peso. Foreign currency denominated assets and liabilities are translated into United States dollars using the exchange rates in effect at the dates of the Consolidated Statements of Financial Condition. Results of operations and cash flows are translated using the average exchange rates throughout the period. The resulting exchange rate translation adjustments are included as a component of members’ equity in accumulated other comprehensive income (loss).

Revenue Recognition

The Company derives its revenues principally from gains on origination and sale of loans, including revenue fees collected from the borrower at closing, loan servicing fees, fair value gains on originated mortgage loans, net of changes in fair value associated with outstanding HMBS and other nonrecourse obligations, other fee income, and net interest income on loans.

Net gains on mortgage loans held for sale include realized and unrealized gains and losses on loans held for sale, interest rate lock commitments, hedging derivatives and retained mortgage servicing rights. The Company sells mortgage loans into the secondary market, including sales to the GSEs on a servicing-released basis, where the loans are sold to an investor with the associated mortgage servicing rights transferred to the investor or to a separate third-party investor. In addition, the Company may opportunistically sell loans on a servicing-retained basis, where the loan is sold and the rights to service that loan are retained. Unrealized gains and losses include fair value gains and losses resulting from changes in fair value in the underlying mortgages, interest rate lock commitments, hedging derivatives and retained mortgage servicing rights, from the time of origination to the ultimate sale of the loan or other settlement of those financial instruments.

Monthly servicing revenue represents income derived by the Company in relation to the servicing of loans. Interest income reflects interest collected at the closings of loans, as well as on loans held for sale by the Company prior to sale on the secondary market. The interest income collected on such loans is reported net of the interest expense incurred while the loans are carried on the Company’s warehouse lines.

Interest income is recognized using the interest method. Loans are placed on non-accrual status when any portion of the principal or interest is 90 days past due or earlier if factors indicate that the ultimate collectability of the principal or interest is not probable. Interest received from loans on non-accrual status is recorded as income when collected. Loans return to accrual status when the principal and interest become current and it is probable that the amounts are fully collectible.

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

Agents National Title Insurance Company (“ANTIC”), a subsidiary of the Company, issues title insurance products through a network of title insurance agents throughout the country. Title insurance is a product providing coverage to parties within a real estate transaction according to the respective state regulatory bodies in the United States of America. Insurance premium revenue is recognized from title insurance contracts when the title agents report the issuance of a title insurance policy. The revenue stream falls under ASU 2016-20, Issue 5: Scope of Topic 606 11, which is excluded from ASC 606, Revenue from Contracts with Customers (“ASC 606”). The scope exceptions to ASC 606 clarify that all contracts within the scope of Topic 944, Financial Services-Insurance, are excluded from the scope of Topic 606. Therefore ANTIC is considered under Insurance Contracts within the scope of ASC 944-605 which reflects premiums from title insurance contracts shall be considered due from policyholders and, accordingly, recognized as revenue on the effective date of the insurance contract because most of the services associated with the contract have been rendered by that time. However, the binder date is appropriate if the insurance entity is legally or contractually entitled to the premium on the binder date.

The majority of revenue generated by the Company in connection with originations and servicing are not within the scope of ASC 606.

The Company recognizes revenues from services provided in accordance with the five-step process outlined in ASC 606. Revenue was recognized when the performance obligations have been satisfied by transferring control of a product or service to a customer in an amount that reflects the consideration that the Company expects to receive. This revenue can be recognized at a point in time or over time. Based on its evaluation of loan origination fees, the Company has determined that loan origination fees are recorded in fee income in the Consolidated Statements of Operations and Comprehensive Income when a loan is successfully funded, with the related costs recognized in general and administrative expenses when incurred.

The primary components of fee income consist of the following:

Loan Servicing Fees

Loan servicing income represents recurring servicing and other ancillary fees earned for servicing mortgage loans owned by investors. Servicing fees received for servicing mortgage loans owned by investors are based on a stipulated percentage of the outstanding monthly principal balance on such loans, or the difference between the weighted-average yield received on the mortgage loans and the amount paid to the investor, less guaranty fees and interest on curtailments. Loan servicing income is receivable only out of interest collected from mortgagors and is recorded as income when collected. Late charges and other miscellaneous fees collected from mortgagors are also recorded as income when collected, and are included as a component of fee income in the Consolidated Statements of Operations and Comprehensive Income.

Loan Origination Fees

Loan origination fees are recorded in fee income in the Consolidated Statements of Operations and Comprehensive Income when earned, with the related costs recognized in general and administrative expenses when incurred at the date of origination.

The Company collects from the borrower certain amounts, including underwriting fees, credit reporting fees, loan administration and appraisal fees. The Company has determined that it is primarily responsible for fulfillment and acceptability for these services, and has discretion in setting the price to the borrower, and therefore these fees should be recognized gross as the Company is the principal for the specified goods and services performed.

In addition to the fees above, the Company also acts as agent for certain services for its customers. These services include obtaining flood certification, credit reporting, and inspection fees. In these transactions, the Company will facilitate the providing of the goods or services to prospective borrowers, and collects these amounts from the borrower prior to the services being provided. These amounts are recorded net in the Company’s consolidated financial statements.

Other Fee Income

Title and Closing Services: The Company generates revenue by providing title agent and closing services for lenders in connection with loan closings. Specific fees are specified within each lenders/financial institutions’ agreements. While the services are generally performed over a 90-day time frame leading up to and finalized before the date of loan closing, no fees are earned and recorded unless the loan closing occurs. Net fees are issued to the

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

Company at the time of the respective loan closing. The specific good and/or service provided to the customer is the issuance of title insurance policy. The risk in the title issuance lies mostly with the title underwriter of the insurance policy and less on the Company, as the agent, thus the Company determined within step 5 of ASC 606 that the Company does not control the goods or service before it is transferred to the customer. The Company is recognizing net revenue at a point in time using the output method, specifically as services are completed in connection with the performance of said obligations. There are two performance obligations, the first is the search and examination of the title of a property, which is performed by the Company on behalf of the underwriter. The second will be the issuance of a title insurance policy, which is performed by an independent underwriter. The transaction price is allocated between the performance obligations based on the terms of the transaction agreement.

Settlement, Appraisal and Other Services: Settlement, appraisal and other services include specific real estate transaction services provided to customers to facilitate the origination of mortgage loans. Revenue is recognized when the performance obligations have been satisfied by transferring control of a product or service to a customer in an amount that reflects the consideration that the Company expects to receive. The Company recognizes gross revenue at a point in time using the output method, specifically as services are completed in connection with the performance of said obligations.

The Company earns appraisal revenue through the one performance obligation of managing the appraisal process for a consumer to obtain an independent valuation of a property to be mortgaged. The appraisal management company maintains a pool of qualified appraisers, who on behalf of the lender provide an appraisal report for a property. Gross revenue is earned and recognized at a point in time using the output method when each appraisal is performed and completed.

There are no variable consideration or significant judgments or estimates when revenue is recognized for this stream in accordance with ASC 606.

Transactional Revenue: The Company generates revenue through loan processing activities for in-school students and refinancing existing student loans. Transaction fees are considered revenue from contracts with customers. The Company receives transaction fees for the performance obligation of providing loan application processing and loan facilitation services for the issuing banks. The Company records revenue over time using the output method, specifically when certain milestones are reached in connection with the performance of said obligations.

Hedge Advisory Services: The Company provides certain valuation and advisory services, which includes the development and implementation of a mortgage servicing rights hedging framework, for various independent mortgage banks. Pursuant to these agreements or other governing documents, the Company’s maintenance fee (the “maintenance fee”) will generally vary between 0.05% and 0.25% of the assets under management per month. The maintenance fee is typically calculated and paid monthly and is recognized in the Consolidated Statements of Operations and Comprehensive Income in the month services are provided. In addition to the Company’s maintenance fee, the Company may also be entitled to receive incentive compensation (the “at-risk fee”) tied to the performance of the MSR portfolio, which will generally vary between 5% and 15% of net gains. The at-risk fee is typically calculated and paid monthly. The Company recognizes gross revenues over time utilizing the output method.

Other advisory fees: In addition to the management fee and incentive fee, the Company may also receive expense reimbursements from its clients in accordance with applicable advisory or sub-advisory agreements and other governing documents. These may include but are not limited to, reimbursement for expenses associated with legal entity formation and capital raising activities, initial public offering costs and expenses, fund administration costs, professional fees, securitization costs, custodian and transfer agent costs and certain other out-of-pocket expenses. To the extent such reimbursements are provided, the Company recognizes these amounts in revenues in the Consolidated Statements of Operations and Comprehensive Income. The Company recognizes gross revenues over time utilizing the output method.

MSR Trade Broker: The Company’s one performance obligation for these services is providing brokerage services to its clients. Services include analysis, structuring, marketing and negotiation of transactions for servicing portfolios in the secondary market. The Company earns revenue based on fees resulting from the trade of MSR assets. Trading of MSR assets is done in two ways: 1) co-issue, flow arrangement for the exit of a pipeline on a per loan basis, and 2) bulk, sale of an entire MSR portfolio. Fees on these brokered trades are based upon a dollar per loan or basis points on unpaid principal balance (“UPB”) of underlying loans. Fees are defined in agreements with clients. Service is completed at the settlement date. The Company recognizes gross revenue at a point in time when the services are performed utilizing the output method.

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

OAS & MSR Valuation Services: The Company has one performance obligation for these services which is providing the analytic valuation services specified in the client-specific statement of work. Services are rendered when valuation results are complete and delivered to the client. The Company recognizes gross revenue at a point in time in which the services are performed using the output method.

Contract Balances

A contract asset balance occurs when an entity performs a service for a customer before the customer pays consideration (resulting in a contract receivable) or before payment is due (resulting in a contract asset). A contract liability balance is an entity’s obligation to transfer a service to a customer for which the entity has already received payment (or payment is due) from the customer. The Company’s non-interest revenue streams are largely based on transactional activity, or standard month-end revenue accruals. Consideration is often received immediately or shortly after the Company satisfies its performance obligation and revenue is recognized. The Company does not typically enter into long-term revenue contracts with customers, and therefore, does not experience significant contract balances. The Company did not have any significant contract balances at December 31, 2020 and 2019.

The Company has other revenue streams that are considered insignificant to the overall business. These services are negotiated with customers based on separate contracts for each of the respective services. These revenue streams are also recognized over time using the output method and contain only one performance obligation. There is no significant variable consideration or significant judgments or estimates when revenue is recognized for the Company’s revenue streams in accordance with ASC 606.

Revenue streams were reflected as $272.6 million, $48.3 million and $32.1 million point in time revenue, $69.6 million, $34.2 million and $28.8 million over time revenue, and $44.5 million, $119.1 million and $90.7 million non ASC 606 revenue recognition revenue for the years ended December 31, 2020, 2019 and 2018, respectively. See Note 30 - Fee Income for disclosures of fee income by type of revenue.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (i) the assets have been isolated from the Company, put presumptively beyond the reach of the entity, even in bankruptcy, (ii) the transferee (or if the transferee is an entity whose sole purpose is to engage in securitization and that entity is constrained from pledging or exchanging the assets it receives, each third-party holder of its beneficial interests) has the right to pledge or exchange the transferred financial assets, and (iii) the Company or its agents does not maintain effective control over the transferred financial assets or third-party beneficial interest related to those transferred assets through an agreement to repurchase them before their maturity.

When the Company determines that control over the transfer of financial assets has been surrendered, the transaction will be accounted for as a sale in which the underlying mortgage loans are derecognized, and a corresponding gain recorded equal to the proceeds of the cash and any other beneficial interest retained by the Company, less the carrying balance of the transferred mortgage loans. Upon completion of the sale, the recorded gains and losses are reflected in gain on mortgage loans in the Consolidated Statements of Operations and Comprehensive Income.

Whenever the requirements for sale treatment have not been met due to control over the transferred financial assets not being surrendered, the transferred loans will continue to be held as mortgage loans held for investment, subject to nonrecourse debt, and an associated liability is recorded in nonrecourse debt on the Consolidated Statements of Financial Position.

Share Based Compensation

The Company has entered into transactions with certain of its executive officers whereby the executive officer purchased equity units in UFG Management Holdings LLC in exchange for a combination of cash and a partial-recourse promissory note. The Company accounts for compensation cost related to the grant of parent company awards to its employees with a corresponding credit to member’s equity in the Consolidated Statements of Financial Condition. These equity units are legally issued to the officers; however, because the promissory note is only partial-recourse, the Company accounts for the transaction as a grant of an option award, in accordance with FASB ASC 718, Compensation-Stock Compensation. The Company records a charge to salaries, benefits, and related expenses in the Consolidated Statements of Operations and Comprehensive Income on the transaction date for the value of the “option” as determined using an option pricing model. These “options” are considered vested upon the initial grant date, as no requisite service period is required of these officers. See Note 28 - Shareholders’ Notes Receivable for additional discussion.

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

Advertising Costs

Advertising costs are expensed as incurred. For the years ended December 31, 2020, 2019 and 2018, the Company recorded $37.5 million, $27.2 million and $30.1 million, respectively, in advertising and related expenses which are included in general and administrative expenses in the Consolidated Statements of Operations and Comprehensive Income.

Income Taxes

As a limited liability company, the Company has elected to report as a partnership for federal and state income tax purposes at a consolidated level. However, certain of the Company’s consolidated subsidiaries are structured as C-Corporations and subject the Company to income taxes at the subsidiary level. The Company is also subject to foreign taxes at its international branch, which are not material.

The Company records income taxes in accordance with ASC 740, Income Taxes (“ASC 740”). The Company accounts for income taxes under the asset and liability approach that requires recognition of accounts for certain income and expense items differently for financial reporting purposes and income tax purposes. Further, the Company recognizes deferred income tax assets and liabilities for the differences between the financial reporting basis and the tax basis of assets and liabilities, as well as expected benefits of utilizing net operating loss and credit carryforwards, when applicable.

Periodic reviews of the carrying amount of deferred tax assets are made to determine if the establishment of a valuation allowance is necessary. A valuation allowance is required when it is more likely than not that all or a portion of a deferred tax asset will not be realized. All evidence, both positive and negative, is evaluated when making this determination. Items considered in this analysis include the ability to carry back losses to recoup taxes previously paid, the reversal of temporary differences, tax planning strategies, historical financial performance, expectations of future earnings, and the length of statutory carryforward periods. Significant judgment is required in assessing future earnings trends and the timing of reversals of temporary differences.

ASC 740 establishes rules for recognizing and measuring tax positions taken in an income tax return, including disclosures of uncertain tax positions (“UTPs”).

The Company evaluates all material income tax positions for periods that remain open under applicable statutes of limitation, as well as positions expected to be taken in future returns. The Company recognizes an income tax benefit only if the position has a “more likely than not” chance of being sustained on its technical merits.

Contingencies

The Company evaluates contingencies based on information currently available and will establish accruals for those matters when a loss contingency is considered probable and the related amount is reasonably estimable. For matters where a loss is believed to be reasonably possible but not probable, no accrual is established but the nature of the loss contingency and an estimate of the reasonably possible range of loss in excess of amounts accrued, when such estimate can be made, is disclosed. In deriving an estimate, the Company is required to make assumptions about matters that are, by their nature, highly uncertain. The assessment of loss contingencies, including legal contingencies, involves the use of critical estimates, assumptions and judgments. Whenever practicable, the Company consults with outside experts, including legal counsel and consultants, to assist with the gathering and evaluation of information related to contingent liabilities. It is not possible to predict or determine the outcome of all loss contingencies. Accruals are periodically reviewed and may be adjusted as circumstances change. See Note 26 - Commitments and Contingencies for further discussion.

Reclassifications

Certain amounts from the prior year consolidated financial statements have been reclassified to conform to the current year financial presentation.

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

Recently Adopted Accounting Guidance

Standard	Description	Effective Date	Effect on Consolidated Financial Statements
ASU 2016-02, Leases (Topic 842), ASU 2018-10, Codification Improvements to Topic 842, Leases , ASU 2018-11, Leases (Topic 842), Targeted Improvements, (collectively, ‘Topic 842 Updates’), ASU 2018-20, Leases (Topic 842), Narrow Scope Improvements for Lessors, ASU 2019-01, Leases (Topic 842): Codification Improvements, ASU 2019-10, Leases (Topic 842): Effective Dates, ASU 2020-03, Codification Improvements to Financial Instruments, ASU 2020-05, (Topic 842), Effective Dates for Certain Entities

This guidance and subsequent clarifications and improvements sets out the principles for the recognition, measurement, presentation and disclosure of leases for both parties to a contract (i.e. lessees and lessors) and supersedes previous leasing standards.

•   Requires lessees to recognize all leases longer than twelve months on the Consolidated balance sheets as a lease liability with a corresponding right-of-use (“ROU”) asset

•   Requires lessees and lessors to classify most leases using principles similar to existing lease accounting, but eliminates the “bright line” classification tests

•   Expands qualitative and quantitative leasing disclosures

January 2019

The Company early adopted the guidance in the first quarter of 2019, using the modified retrospective method of adoption without restating prior periods.

The Company elected the package of practical expedients, which, among other items, permits the Company not to reassess under the new standard its prior conclusions about lease identification, lease classification and initial direct costs. The Company also elected the short-term lease recognition exemption for all leases that qualify. Under this election, the Company does not recognize right-of-use assets or lease liabilities, which includes not recognizing ROU assets or lease liabilities for leases with a term of 12 months or less of those assets in transition. The Company also elected to not separate lease and non-lease components for all leases. The Company did not elect the use-of hindsight practical expedient.

Upon adoption, a lease liability was recorded of $74,126 and right of use asset of $74,126 on January 1, 2019, with no impact on its consolidated statement of operations. The ROU assets and operating lease liabilities are recorded in other assets, net, and payables and other liabilities, respectively, in the consolidated balance sheets.

See Note 21, for additional information.

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

Standard	Description	Effective Date	Effect on Consolidated Financial Statements

ASU 2016-13 , Financial Instruments —Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, ASU 2019-04, Codification Improvements to Topic 326, Financial Instruments - Credit Losses, ASU 2019-05, Financial Instruments-Credit Losses (Topic 326): Targeted Transition Relief, ASU 2019-10, Financial Instruments —Credit Losses (Topic 326), ASU 2019-11, Codification Improvements to Topic 326, Financial Instruments - Credit Losses, ASU 2020-03, Codification Improvements to Financial Instruments

Issued June 2016

Requires use of the current expected credit loss model that is based on expected losses (net of expected recoveries), rather than incurred losses, to determine the allowance for credit losses on financial assets measured at amortized cost, certain net investments in leases and certain off-balance sheet arrangements.

Replaces current accounting for purchased credit impaired (“PCI”) and impaired loans.

Amends the other-than-temporary impairment model for available for sale debt securities. The new guidance requires that credit losses be recorded through an allowance approach, rather than through permanent write-downs for credit losses and subsequent accretion of positive changes through interest income over time.

		January 2020	The Company determined that certain servicer advances and other receivables, net of reserves including in other assets are with the scope of ASU 2016-13. The Company determined that these receivables have limited expected credit-related losses due to the contractual servicing agreements with agencies and loan product guarantees. Furthermore, the Company determined that for outstanding servicer and other advances, that the majority of estimated losses are attributable to losses due to servicing operational errors and credit-related losses are not significant because of the contractual relationship with the agencies. The adoption of ASU 2016-13 did not have a material impact on the Company’s consolidated financial statements.

ASU No. 2017-04, Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment

Historical guidance for goodwill impairment testing prescribed that the Company must compare each reporting unit’s carrying value to its fair value. If the carrying value exceeds fair value, an entity performs the second step, which assigns the reporting unit’s fair value to its assets and liabilities, including unrecognized assets and liabilities, in the same manner as required in purchase accounting and then records an impairment. This ASU eliminates the second step.

Under the new guidance, an impairment of a reporting unit’s goodwill is determined based on the amount by which the reporting unit’s carrying value exceeds its fair value, limited to the amount of goodwill allocated to the reporting unit.

		January 2020	The Company adopted this guidance using the prospective method of adoption. Adoption of this standard did not have a material impact on the consolidated financial statements.

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

Standard	Description	Effective Date	Effect on Consolidated Financial Statements
ASU 2018-13 , Fair Value Measurement (Topic 820): Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement

The amendments in this Update modify the disclosure requirements on fair value measurements in Topic 820, Fair Value Measurements, based on the concepts in the Concepts Statement, including the consideration of costs and benefits. Certain disclosure requirements were either removed, modified, or added.

This guidance removes the requirement to disclose the amount of and reasons for transfers between Level 1 and Level 2 fair value measurement methodologies, the policy for timing of transfers between levels and the valuation processes for Level 3 fair value measurements. It also adds a requirement to disclose changes in unrealized gains and losses for the period included in other comprehensive income for recurring Level 3 fair value measurements held at the end of the reporting period and the range and weighted average of significant unobservable inputs used to develop Level 3 measurements. For certain unobservable inputs, entities may disclose other quantitative information in lieu of the weighted average if the other quantitative information would be a more reasonable and rational method to reflect the distribution of unobservable inputs used to develop Level 3 fair value measurements.

		January 2020	The adoption of this standard did not have a material impact on the consolidated financial statements.
ASU 2018-15 , Intangibles - Goodwill and Other - Internal- Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract	The amendments in this Update align the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal-use software license).	January 2020	The Company adopted this guidance using the prospective method of adoption. Adoption of this standard did not have a material impact on the consolidated financial statements.

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

Recently Issued Accounting Guidance, Not Yet Adopted

Standard	Description	Date of Planned Adoption	Effect on Consolidated Financial Statements
ASU 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting ASU 2021-01, Reference Rate Reform (Topic 848): Codification Clarification

The amendments in this Update provide temporary optional expedients and exceptions for applying GAAP to contract modifications and hedging relationships, subject to meeting certain criteria, that reference London Inter-Bank Offered Rate (“LIBOR”) or other interbank offered rates expected to be discontinued.

In January 2021, FASB issued an Update which refines the scope of ASU Topic 848 and clarifies the guidance issued to facilitate the effects of reference rate reform on financial reporting. The amendment permits entities to elect certain optional expedients and exceptions when accounting for derivative contracts and certain hedging relationships affected by changes in the interest rates used for discounting cash flows, computing variation margin settlements and calculating price alignment interest in connection with reference rate reform activities.

TBD

This ASU is effective from March 12, 2020 through December 31, 2022.

If LIBOR ceases to exist or if the methods of calculating LIBOR change from the current methods for any reasons, interest rates on our floating rate loans, obligation derivatives, and other financial instruments tied to LIBOR rates, may be affected and need renegotiation with its lenders.

The Company is in the process of reviewing the potential impact that the adoption of this ASU will have on the consolidated financial statements and related disclosures.

3.	Variable Interest Entities and Securitizations

The Company determined that the SPEs created in connection with its securitizations are VIEs. A VIE is an entity that has either a total equity investment that is insufficient to permit the entity to finance its activities without additional subordinated financial support or whose equity investors lack the characteristics of a controlling financial interest. A VIE is consolidated by its primary beneficiary, which is the entity that, through its variable interests has both the power to direct the activities that significantly impact the VIE’s economic performance and the obligations to absorb losses of the VIE that could potentially be significant to the VIE or the right to receive benefits from the VIE that could potentially be significant to the VIE.

Finance of America Commercial

FACo securitizes certain of its interests in fix & flip mortgages. The transactions provide debt security holders the ability to invest in a pool of performing loans secured by investment real estate. The transactions provide the Company with access to liquidity for the loans and ongoing management fees. The principal and interest on the outstanding debt securities are paid using the cash flows from the underlying loans, which serve as collateral for the debt. The Company has determined that the securitization structure meets the definition of a VIE. In its capacity as servicer of the securitized loans, the Company retains the power to direct the VIE’s activities that most significantly impact the VIEs economic performance. The Company has also retained certain beneficial interests in these trusts which provide exposure to potential gains and losses on the performance of the trust. As the Company has both the power to direct the activities that significantly impact the VIE’s economic performance and the obligations to absorb losses of the VIE that could potentially be significant to the VIE or the right to receive benefits from the VIE that could potentially be significant to the VIE, the Company has determined it meets the definition of the primary beneficiary and consolidates the trusts.

Certain obligations may arise from the agreements associated with transfers of loans. Under these agreements, the Company may be obligated to repurchase the loans, or otherwise indemnify or reimburse the investor for losses incurred due to material breach of contractual representations and warranties.

The Company incurred $2.5 million of realized losses during the year ended December 31, 2020 associated with transferred loans related to the standard securitization representations and warranties obligations. No realized losses were incurred for the years ended December 31, 2019 and 2018.

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

Finance of America Reverse

Finance of America Reverse LLC (“FAR”) securitizes certain of its interests in non-performing reverse mortgages and non-agency reverse mortgage loans. The transactions provide investors with the ability to invest in a pool of reverse mortgage loans secured by one-to-four-family residential properties. The transactions provide FAR with access to liquidity for these assets, ongoing servicing fees, and potential residual returns. The principal and interest on the outstanding certificates are paid using the cash flows from the underlying reverse mortgage loans, which serve as collateral for the debt. The securitizations are callable at or following the optional redemption date as defined in the respective indenture agreements. FAR has determined that these securitization structures meet the definition of VIEs. In its capacity as servicer of the securitized loans, the Company retains the power to direct the VIE’s activities that most significantly impact the VIEs economic performance. The Company has also retained certain beneficial interests in these trusts which provide exposure to potential gains and losses on the performance of the trust. As the Company has both the power to direct the activities that significantly impact the VIE’s economic performance and the obligations to absorb losses or the right to receive benefits from the VIE that could potentially be significant to the VIE, the Company has determined it meets the definition of the primary beneficiary and consolidates the trusts.

In February 2020, the Company executed its optional redemption of outstanding securitized notes related to outstanding nonperforming HECM securitizations. As part of the optional redemption, the Company paid off notes with an outstanding principal balance of $218.0 million. The notes were paid off at par.

In July 2020, the Company executed its optional redemption of outstanding securitized notes related to outstanding nonperforming HECM securitizations. As part of the optional redemption, the Company paid off notes with an outstanding principal balance of $223.9 million. The notes were paid off at par.

In September 2020, the Company purchased the remaining outstanding securitized notes of $15.9 million and residual interest of $5.7 million from Blackstone Toro Operating Partnership (“TORO”) related to the Toro Mortgage Funding Transaction (“TMFT”) securitization. As part of the optional redemption, the Company paid off notes with an outstanding principal balance of $122.7 million. The notes were paid off at par and the outstanding loans with UPB in the amount of $116.0 million are reflected as assets in the Consolidated Statements of Financial Condition.

In December 2020, the Company executed its optional redemption of outstanding securitized notes related to outstanding performing HECM securitizations. As part of the optional redemption, the Company paid off notes with an outstanding principal balance of $136.7 million. The notes were paid off at par.

The following table presents the assets and liabilities of the Company’s consolidated VIEs, which are included in the Consolidated Statements of Financial Condition above and excludes intercompany balances, except for retained bonds (in thousands):

	December 31,
	2020	2019
ASSETS
Restricted cash	$293,580	$226,408
Mortgage loans held for investment, subject to nonrecourse debt, at fair value
2019 FASST JR2	488,760	505,009
2019 FASST JR3	450,703	460,344
2018 FASST JR1	449,069	506,786
2020 FASST HB2	398,480	—
2019 FASST JR4	377,265	367,380
2020 FASST JR3	372,015	—
2020 FASST JR2	341,439	—
2019 FASST JR1	331,244	348,919
2020 FASST S3	316,774	—
2020 FASST S2	311,721	—
2020 FASST HB1	265,923	—

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

2018 FASST JR2	264,622	276,125
2020 FASST JR1	263,266	—
2020 FASST-JR4	237,100	—
2020 FASST S1	189,243	—
2020 RTL1 ANTLR	137,989	—
2019 RTL1 ANTLR	118,161	221,143
2018 RTL1 ANTLR	82,393	222,099
2018 FASST HB1	—	206,586
2019 FASST HB1	—	201,382
2019 FAHB 19-1	—	195,439
Other assets	79,528	75,115

TOTAL ASSETS	$5,769,275	$3,812,735

LIABILITIES
Nonrecourse debt, at fair value
2019 FASST JR2	$487,966	$474,134
2020 FASST HB2	474,599	—
2018 FASST JR1	458,279	507,516
2019 FASST JR3	445,691	427,264
2019 FASST JR4	368,963	343,172
2020 FASST JR3	354,762	—
2019 FASST JR1	343,544	332,829
2020 FASST S2	314,144	—
2020 FASST JR2	313,057	—
2020 FASST S3	309,713	—
2020 FASST HB1	298,914	—
2018 FASST JR2	269,741	274,139
2020 FASST JR1	250,988	—
2020 FASST JR4	228,804	—
2020 FASST S1	191,189	—
2020 RTL1 ANTLR	140,839	—
2019 RTL1 ANTLR	127,981	206,176
2018 RTL1 ANTLR	80,767	210,738
2018 FASST HB1	—	224,053
2019 FAHB 19-1	—	253,449
2019 FASST HB1	—	236,726
Payables and other liabilities	291	13

TOTAL LIABILITIES	$5,460,232	$3,490,209

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

The following table presents the carrying amounts of the Company’s assets and liabilities that relate to its variable interest in the VIEs that are not consolidated (in thousands):

Period	Classification	Carrying Amount	Maximum Exposure to Loss (1)
December 31, 2020	Debt securities	$—	$—
December 31, 2019	Debt securities	$103,446	$103,446

(1)	The Company’s maximum exposure to losses for VIEs equals the carrying value of assets recognized on the Consolidated Statements of Financial Condition.

4.	Acquisitions

Incenter Appraisal Management LLC

On April 1, 2019, Incenter, through one of its wholly-owned subsidiaries, acquired 100% of the outstanding LLC interests of Management Appraisal Services (“MAS”) pursuant to the Amended and Restated Stock Purchase Agreement (“SPA”) between the Company and the seller dated February 26, 2019. The name of MAS was subsequently changed to Incenter Appraisal Management, LLC (“IAM”). The Company acquired MAS to further diversify the services of the Company, adding the new revenue stream for appraisal management services.

In accordance with the SPA, the purchase price for IAM is paid out to the seller through a deferred purchase price liability. The liability is comprised of two parts: 1) The Company pays the seller 40 percent of net income of IAM before taxes, depreciation, and amortization not to exceed the Purchase Price Cap of $2.1 million. Net income before taxes is calculated on a monthly basis, and 2) Seller receives a marketing fee per appraisal during the period of the earn-out. The amount of the monthly earn-out payment is reduced by fifty percent until the cumulative amount withheld equals the liabilities assumed by the Company at the date of acquisition. The estimated fair value of purchase consideration was $1.7 million as of the acquisition date, which consists of a $0.6 million marketing fee and a $1.1 million deferred purchase price liability. Acquired goodwill of $2.3 million was allocated to the Lender Services segment.

The table below presents the purchase price allocation of the acquisition date fair values of the assets acquired and the liabilities assumed (in thousands):

2019
Tangible assets acquired
Other assets, net	$123

Total tangible assets acquired	123

Tangible liabilities assumed
Payables and other liabilities	$734

Total tangible liabilities assumed	734

Tangible net liabilities acquired	$(611)

Purchase price allocation
Deferred purchase price liability	1,673
Tangible net liabilities acquired	611

Goodwill	$2,284

On March 16, 2020, the Company signed an agreement with Silvernest, Inc. to acquire all issued and outstanding capital stock. The Company gave upfront consideration of $0.3 million dollars and an earnout which is not to exceed $2.0 million dollars over a three-year period. The Company acquired tangible assets of $0.4 million and assumed tangible liabilities of $0.2 million. For the year ended December 31, 2020, acquired goodwill of $0.6 million was allocated to the Lender Services segment.

5.	Fair Value

ASC 820, Fair Value Measurement (“ASC 820”), defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

Fair value is based on the assumptions market participants would use when pricing an asset or liability and follows a fair value hierarchy that prioritizes the information used to develop those assumptions. The fair value hierarchy gives the highest priority to quoted prices available in active markets (i.e., observable inputs) and the lowest priority to data lacking transparency (i.e., unobservable inputs). An instrument’s categorization within the fair value hierarchy is based on the lowest level of significant input to its valuation.

All aspects of nonperformance risk, including the Company’s own credit standing, are considered when measuring the fair value of a liability.

Following is a description of the three levels:

Level 1 Inputs: Quoted prices for identical instruments in active markets.

Level 2 Inputs: Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 Inputs: Instruments with unobservable inputs that are significant to the fair value measurement.

The Company classifies assets in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company recognizes transfers between levels of the fair value hierarchy as of the end of the reporting period. There were no transfers within the hierarchy for the years ended December 31, 2020, 2019 and 2018.

Following are descriptions of the valuation methodologies used to measure material assets and liabilities at fair value and the details of the valuation models, key inputs to those models and significant assumptions utilized.

Reverse Mortgage Loans Held for Investment, Subject to HMBS Related Obligations, at Fair Value

HECM loans securitized into GNMA HMBS are not actively traded in open markets with readily observable market prices.

The Company values HECM loans securitized into GNMA HMBS utilizing a present value methodology that discounts estimated projected cash flows over the life of the loan portfolio using prepayment, borrower mortality, borrower draw and discounts rate assumptions management believes a market participant would use in estimating fair value. The significant unobservable inputs used in the measurement include:

Conditional Repayment Rate - the Company projects borrower prepayment rates which considers borrower age and gender and is based on historical termination rates. The outputs of borrower prepayment rates, which include both voluntary and involuntary prepayments, are utilized to anticipate future terminations.

Loss Frequency/Severity - termination proceeds are adjusted for expected loss frequencies and severities to arrive at net proceeds that will be provided upon final resolution. Historical experience is utilized to estimate the loss rates resulting from scenarios where FHA insurance proceeds are not expected to cover all principal and interest outstanding and, as servicer, the Company is exposed to losses upon resolution of the loan. Loss frequency and severities are based upon the historical experience with specific loan resolution waterfalls.

Due and Payable Triggers - the input for terminations not attributable to an FHA assignment is based on historical foreclosure and liquidation experience.

Discount Rate - derived based upon reference to yields required by market participants for recent transactions in the HECM loan bulk market adjusted based upon weighted average life of the loan portfolio. This rate reflects what the Company believes to be a market participant’s required yield on HECM loans of similar weighted average lives. The yield spread is applied over interpolated benchmark curve or as a spread over collateral forward curve.

Borrower Draw Rates - the draw curve is estimated based upon the historical experience with the specific product type contemplating the borrower’s age and loan age.

Changes to any of these assumptions could result in significantly different valuation results. The Company classifies reverse mortgage loans held for investment as Level 3 assets within the GAAP hierarchy, as they are dependent on unobservable inputs.

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

The following table presents the weighted average significant unobservable inputs used in the fair value measurement of reverse mortgage loans held for investment, subject to HMBS related obligations, for the periods indicated:

	December 31, 2020		December 31, 2019
	Range of Input	Weighted Average of Input	Range of Input	Weighted Average of Input
Conditional repayment rate	NM	20.0%	NM	21.5%
Loss frequency(1)	NM	4.4%	NM	4.6%
Loss severity(1)	5.1% - 13.3%	5.4%	4.2% - 14.0%	4.8%
Discount rate	NM	1.6%	NM	2.5%
Average draw rate	NM	1.1%	NM	1.1%

“NM” - these “Not Meaningful” inputs do not have an applicable range, as they are a single derived input.

(1)	Loss frequency and severity represents the frequency of losses and the losses associated with loans that are liquidated through a foreclosure sale, net of claim proceeds.

The Company aggregates loan portfolios based upon the underlying securitization trust and values these loans using these aggregated pools. The range of inputs provided above are based upon the range of inputs utilized for each securitization trust.

Mortgage Loans Held for Investment, Subject to Nonrecourse Debt, at Fair Value

Reverse Mortgage Loans

Reverse mortgage loans held for investment, subject to nonrecourse debt, include HECM loans previously purchased out of GNMA HMBS pools and non FHA-insured jumbo reverse mortgages, which have been subsequently securitized and serve as collateral for the issued debt. These loans are not traded in active and open markets with readily observable market prices. The Company classifies reverse mortgage loans held for investment, subject to nonrecourse debt as Level 3 assets within the GAAP hierarchy.

HECM Buyouts - Securitized (Nonperforming)

The Company values HECM buyouts utilizing a present value methodology that discounts estimated projected cash flows over the life of the portfolio using conditional repayment, loss frequency and severity, borrower mortality, and discount rate assumptions management believes a market participant would use in estimating fair value.

The following table presents the weighted average significant unobservable inputs used in the fair value measurement of these assets and liabilities for the periods indicated:

	December 31, 2020		December 31, 2019
	Range of Input	Weighted Average of Input	Range of Input	Weighted Average of Input
Conditional repayment rate	NM	42.9%	NM	56.9%
Loss frequency(1)	25.0% - 100.0%	54.8%	25.0% - 100.0%	56.7%
Loss severity(1)	5.1% - 13.3%	7.5%	4.2% - 14.0%	6.3%
Discount rate	NM	4.1%	NM	5.0%

“NM” - these “Not Meaningful” inputs do not have an applicable range, as they are a single derived input.

(1)	Loss frequency and severity represents the frequency of losses and the losses associated with loans that are liquidated through a foreclosure sale, net of claim proceeds.

The Company aggregates loan portfolios based upon the underlying securitization trust and values these loans using these aggregated pools. The range of inputs provided above are based upon the range of inputs utilized for each securitization trust.

HECM Buyouts - Securitized (Performing)

The Company values securitized HECM buyouts utilizing a present value methodology that discounts estimated projected cash flows over the life of the portfolio using conditional repayment, loss frequency and severity, borrower mortality, and discount rate assumptions management believes a market participant would use in estimating fair value.

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

The following table presents the weighted average significant unobservable inputs used in the fair value measurement of these assets and liabilities for the periods indicated:

	December 31, 2020		December 31, 2019
	Range of Input	Weighted Average of Input	Range of Input	Weighted Average of Input
Weighted-average remaining life in years	NM	8.5	NM	9.2
Conditional repayment rate	NM	14.7%	NM	13.7%
Loss severity(1)	5.1% - 13.3%	7.7%	4.2% - 14.0%	5.9%
Discount rate	NM	3.5%	NM	4.1%

“NM” - these “Not Meaningful” inputs do not have an applicable range, as they are a single derived input.

(1)	Loss severity represents the losses associated with loans that are liquidated through a foreclosure sale, net of claim proceeds.

The Company aggregates loan portfolios based upon the underlying securitization trust and values these loans using these aggregated pools. The range of inputs provided above are based upon the range of inputs utilized for each securitization trust.

Non-agency reverse mortgages - Securitized

The Company values securitized non-agency reverse mortgage loans utilizing a present value methodology that discounts estimated projected cash flows over the life of the loan portfolio using repayment, home price appreciation, pool-level losses, and discount rate assumptions. The following table presents the weighted average significant unobservable inputs used in the fair value measurements of non-agency reverse mortgage loans for the periods indicated:

	December 31, 2020		December 31, 2019
	Range of Input	Weighted Average of Input	Range of Input	Weighted Average of Input
Weighted-average remaining life in years	NM	6.9	NM	10.1
Loan to value	9.0% - 73.1%	48.2%	NM	46.7%
Conditional repayment rate	NM	18.7%	NM	12.1%
Loss severity(1)	NM	10.0%	NM	10.0%
Home price appreciation	1.1% - 8.9%	5.6%	3.4% - 7.4%	5.4%
Discount rate	NM	3.6%	NM	4.5%

“NM” - these “Not Meaningful” inputs do not have an applicable range, as they are a single derived input.

(1)	Loss severity represents the losses associated with loans that are liquidated through a foreclosure sale, net of claim proceeds.

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

The Company aggregates loan portfolios based upon the underlying securitization trust and values these loans using these aggregated pools. The range of inputs provided above are based upon the range of inputs utilized for each securitization trust.

Commercial Mortgage Loans

Fix & Flip

The Fix & Flip loans are short-term loans for individual real estate investors, with terms ranging from 9-18 months. This product is valued using a discounted cash flow model. The Company classifies these mortgage loans as Level 3 assets within the GAAP hierarchy.

The Company utilized the following weighted average assumptions in estimating the fair value of fix & flip mortgage loans for the periods indicated:

	December 31, 2020		December 31, 2019
	Range of Input	Weighted Average of Input	Range of Input	Weighted Average of Input
Prepayment rate (SMM)	NM	17.1%	NM	14.4%
Discount rate	6.7% - 10.0%	6.7%	5.3% - 6.8%	5.3%
Default rate (MDR)(1)	N/A	N/A (1)	0% - 0.5%	0.5%
Loss frequency(2)	0.2% - 44.0%	0.6%	0.1% - 1.8%	0.1%

“NM” - these “Not Meaningful” inputs do not have an applicable range, as they are a single derived input.

(1)	The Company determined that loss frequency is a significant input in the model. As such, the default rate is no longer considered a significant input for 2020.
(2)	Loss frequency represents the frequency of losses associated with loans that are liquidated through a foreclosure sale, net of claim proceeds.

The Company aggregates loan portfolios based upon the underlying securitization trust and values these loans using these aggregated pools. The range of inputs provided above are based upon the range of inputs utilized for each securitization trust.

Mortgage Loans Held for Investment, at Fair Value

Reverse Mortgage Loans

Reverse mortgage loans held for investment, at fair value, consists of originated or purchased HECM and non-agency reverse mortgage loans not yet securitized, unsecuritized tails, and certain HECMs purchased out of GNMA HMBS (“Inventory Buyouts”) that the Company intends to securitize for purposes of serving as collateral for future securitization transfers.

Originated or purchased HECM loans held for investment are valued predominantly by utilizing forward HMBS prices for similar pool characteristics and based on observable market data. These amounts are further adjusted to include future cash flows that would be earned for servicing the HECM loan over the life of the asset.

Unsecuritized tails consists of performing and nonperforming repurchased loans. The fair value of performing unsecuritized tails are valued at current pricing levels for similar GNMA HMBS. The fair value of nonperforming unsecuritized tails is based on expected claim proceeds from HUD upon assignment of the loans.

The fair value of repurchased loans is based on expected cash proceeds of the liquidation of the underlying properties and expected claim proceeds from HUD. The primary assumptions utilized in valuing nonperforming repurchased loans include loss frequency and loss severity. Termination proceeds are adjusted for expected loss frequencies and severities to arrive at net proceeds that will be provided upon final resolution, including assignments to FHA. Historical experience is utilized to estimate the loss rates resulting from scenarios where FHA insurance proceeds are not expected to cover all principal and interest outstanding and as servicer, the Company is exposed to losses upon resolution of the loan.

The Company classifies reverse mortgage loans held for investment, at fair value as Level 3 assets within the GAAP hierarchy.

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

Inventory Buyouts

The fair value of Inventory Buyouts is based on the expected cash proceeds of the liquidation of the underlying properties and expected claim proceeds from HUD. The primary assumptions utilized in valuing Inventory Buyouts include loss frequency and loss severity. Termination proceeds are adjusted for expected loss frequencies and severities to arrive at net proceeds that will be provided upon final resolution, including assignments to FHA. Historical experience is utilized to estimate the loss rates resulting from scenarios where FHA insurance proceeds are not expected to cover all principal and interest outstanding and as servicer, the Company is exposed to losses upon resolution of the loan.

The Company values Inventory Buyouts utilizing a present value methodology that discounts estimated projected cash flows over the life of the portfolio using conditional repayment, loss frequency and severity, borrower mortality, and discount rate assumptions management believes a market participant would use in estimating fair value.

The following table presents the weighted average significant unobservable inputs used in the fair value measurement of HECM buyouts - inventory classified as reverse mortgage loans held for investment for the periods indicated:

	December 31, 2020		December 31, 2019
	Range of Input	Weighted Average of Input	Range of Input	Weighted Average of Input
Conditional repayment rate	NM	44.0%	NM	52.5%
Loss frequency(1)	NM	46.9%	NM	56.7%
Loss severity(1)	NM	10.5%	NM	6.3%
Discount rate	NM	4.1%	NM	5.0%

“NM” - these “Not Meaningful” inputs do not have an applicable range, as they are a single derived input.

(1)	Loss frequency and severity represents the frequency of losses and the losses associated with loans that are liquidated through a foreclosure sale, net of claim proceeds.

Non-Agency Reverse Mortgage Loans

The fair value of non-agency reverse mortgage loans is based on values for investments with similar investment grade ratings and the value the Company would expect to receive if the whole loans were sold to an investor.

The Company values non-agency reverse mortgage loans utilizing a present value methodology that discounts estimated projected cash flows over the life of the loan portfolio using prepayment, home price appreciation, pool-level losses, cost to service, and discount rates.

The following table presents the weighted average significant unobservable inputs used in the fair value measurement of non-agency reverse mortgage loans classified as reverse mortgage loans held for investment for the periods indicated:

	December 31, 2020		December 31, 2019
	Range of Input	Weighted Average of Input	Range of Input	Weighted Average of Input
Weighted-average remaining life in years	NM	8.0	NM	10.9
Loan to value	0.1% - 62.1%	44.0%	8.4% - 120.7%	40.5%
Conditional repayment rate	NM	16.8%	NM	11.7%
Loss severity(1)	NM	10.0%	NM	10.0%
Home price appreciation	1.1% - 8.9%	5.5%	3.4% - 7.4%	5.4%
Discount rate	NM	3.6%	NM	4.4%

“NM” - these “Not Meaningful” inputs do not have an applicable range, as they are a single derived input.

(1)	Loss severity represents the losses associated with loans that are liquidated through a foreclosure sale, net of claim proceeds.

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

Commercial Mortgage Loans

Agricultural Loans

The agricultural loans are government-insured loans made to farmers to fund their inputs and operating expenses for the upcoming growing season with terms ranging from 7 - 17 months. The product is valued using a discounted cash flow model. The Company classifies these mortgage loans as Level 3 assets within the GAAP hierarchy.

The Company utilized the following weighted average assumptions in estimating the fair value of loans for the periods indicated:

	December 31, 2020		December 31, 2019
	Range of Input	Weighted Average of Input	Range of Input	Weighted Average of Input
Discount rate	NM	6.4%	NM	8.0%
Prepayment rate (CPR)	0% - 1.0%	0.7%	0% - 1.0%	0.3%
Default rate (CDR)	0% - 2.0%	0.4%	0% - 2.0%	1.4%

“NM” - these “Not Meaningful” inputs do not have an applicable range, as they are a single derived input.

Fix & Flip

The Fix & Flip loans are short-term loans for individual real estate investors, with terms ranging from 9-18 months. This product is valued using a discounted cash flow model. The Company classifies these mortgage loans as Level 3 assets within the GAAP hierarchy.

The Company utilized the following weighted average assumptions in estimating the fair value of fix & flip mortgage loans for the periods indicated:

	December 31, 2019
	Range of Input	Weighted Average of Input
Prepayment rate (SMM)	NM	11.4%
Discount rate	NM	5.5%
Default rate (MDR)	0% - 0.4%	0.4%
Loss frequency(1)	0.1% - 0.4%	0.1%

“NM” - these “Not Meaningful” inputs do not have an applicable range, as they are a single derived input.

(1)	Loss frequency represents the frequency of losses associated with loans that are liquidated through a foreclosure sale, net of claim proceeds.

As of December 2020, management made the decision to change the classification of fix & flip loans from mortgage loans held for investment, at fair value to mortgage loans held for sale, at fair value.

Mortgage Loans Held for Sale, at Fair Value

Reverse Mortgage Loans

Reverse mortgage loans held for sale, at fair value, consists of unpoolable loans that the Company intends to sell to third party investors. Reverse mortgage loans held for sale consists primarily of performing repurchased loans. The fair value of performing unpoolable loans is based on expected claim proceeds from HUD upon assignment of the loans. In certain instances the loan balance may exceed the MCA. In these instances, the fair value is based on expected proceeds from sale of the underlying property and any additional HUD claim proceeds. The Company classifies reverse mortgage loans held for sale as Level 3 assets within the GAAP hierarchy.

Residential and Commercial Mortgage Loans

Mortgage loans held for sale include residential and commercial mortgage loans originated by the Company and held until sold to secondary market investors. The Company primarily originates conventional GSEs and government (FHA and Department of Veteran Affairs) residential mortgage loans (collectively “residential mortgage loans held for sale”) and recourse and nonrecourse commercial mortgage loans to owners and investors of single and multi-family residential rental properties (“commercial loans held for sale”).

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

Residential Mortgage Loans

The Company originates or purchases mortgage loans in the U.S. that it intends to sell to FNMA, FHLMC, and GNMA (collectively “the Agencies”). Additionally, the Company originates or purchases mortgage loans in the U.S. that it intends to sell into the secondary markets via whole loan sales. Mortgage loans held for sale are typically pooled and sold into certain exit markets, depending upon underlying attributes of the loan, such as agency eligibility, product type, interest rate, and credit quality. In addition, the Company may originate loans that do not meet specific underwriting criteria and are not eligible to be sold to the Agencies. Two valuation methodologies are used to determine the fair value of mortgage loans held for sale. The methodology used depends on the exit market as described below:

Loans valued using observable market prices for identical or similar assets - This includes all mortgage loans that can be sold to the Agencies, which are valued predominantly by published forward agency prices. This will also include all non-agency loans where recently negotiated market prices for the loan pool exist with a counterparty (which approximates fair value), or quoted market prices for similar loans are available. As these valuations are derived from quoted market prices, the Company classified these valuations as Level 2 in the fair value disclosures. During periods of illiquidity of the mortgage marketplace, it may be necessary to look for alternative sources of value, including the whole loan purchase market for similar loans, and place more reliance on the valuations using internal models.

Loans valued using internal models – To the extent observable market prices are not available, the Company will determine the fair value of mortgage loans held for sale using a collateral based valuation model, which approximates expected cash proceeds on liquidation. For loans where bid prices or commitment prices are unavailable, these valuation models estimate the exit price the Company expects to receive in the loan’s principal market and are based on a combination of recent appraisal values, adjusted for certain loss factors. The Company classifies these valuations as Level 3 in the fair value disclosures.

Commercial Mortgage Loans

The Company primarily originates two separate commercial loan products that it classifies as held for sale: Single Rental Loan (“SRL”) and Portfolio Lending.

SRL

The SRL product is designed for small/individual real estate investors looking to purchase and then rent-out a single property. These are 30-year loans with fixed interest rates typically between 5.0% - 8.0%. This product is valued using a discounted cash flow model. The Company classifies these mortgage loans as Level 3 assets within the GAAP hierarchy.

The Company utilized the following weighted average assumptions in estimating the fair value of SRL mortgage loans held for sale for the periods indicated:

	December 31, 2020		December 31, 2019
	Range of Input	Weighted Average of Input	Range of Input	Weighted Average of Input
Prepayment rate (CPR)	1.0% - 17.1%	15.4%	1.0% - 29.4%	21.5%
Discount rate	NM	5.0%	NM	4.7%
Default rate (CDR)	1.0% - 64.9%	3.6%	1.0% - 51.0%	1.6%

“NM” - these “Not Meaningful” inputs do not have an applicable range, as they are a single derived input.

Portfolio Lending

The Portfolio product is designed for larger investors with multiple properties. Specifically, these loans are useful for consolidating multiple rental property mortgages into a single loan. These loans have fixed coupons that typically range from 5.0% - 6.2%, with 5 and 10-year balloon structures, as well as a 30 year structure. This product is valued using a discounted cash flow model. The Company classifies these mortgage loans as Level 3 assets within the GAAP hierarchy.

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

The Company utilized the following weighted average assumptions in estimating the fair value of Portfolio mortgage loans held for sale for the periods indicated:

	December 31, 2020		December 31, 2019
	Range of Input	Weighted Average of Input	Range of Input	Weighted Average of Input
Prepayment rate (CPR)	0% - 15.0%	9.3%	0% - 1.0%	0.0%
Discount rate	NM	4.9%	NM	5.0%
Default rate (CDR)	1.0% - 42.7%	2.0%	1.0% - 43.4%	1.0%

“NM” - these “Not Meaningful” inputs do not have an applicable range, as they are a single derived input.

Due to limited sales activity and periodically unobservable prices in certain of the Company’s markets, certain mortgage loans held for sale portfolios may transfer from Level 2 to Level 3 in future periods.

Fix & Flip

The Fix & Flip loans are short-term loans for individual real estate investors, with terms ranging from 9-18 months. This product is valued using a discounted cash flow model. The Company classifies these mortgage loans as Level 3 assets within the GAAP hierarchy.

The Company utilized the following weighted average assumptions in estimating the fair value of fix & flip mortgage loans for the periods indicated:

	December 31, 2020
	Range of Input	Weighted Average of Input
Prepayment rate (SMM)	NM	12.4%
Discount rate	6.7% - 10.0%	7.2%
Default rate (MDR)(1)	NM	N/A (1)
Loss frequency(1)(2)	NM	0.8%

“NM” - these “Not Meaningful” inputs do not have an applicable range, as they are a single derived input.

(1)	The Company determined that loss frequency is a significant input in the model. As such, the default rate is no longer considered a significant input for 2020.
(2)	Loss frequency represents the frequency of losses associated with loans that are liquidated through a foreclosure sale, net of claim proceeds.

As of December 2020, management made the decision to change the classification of fix & flip loans from mortgage loans held for investment, at fair value to mortgage loans held for sale, at fair value.

Mortgage Servicing Rights

As of December 31, 2020, the Company valued mortgage servicing rights internally. The Company used a third party to provide valuations of the mortgage servicing rights as of December 31, 2019. The significant assumptions utilized to determine fair value are projected prepayments using the Public Securities Association Standard Prepayment Model, discount rates, and projected servicing costs that vary based on the loan type and delinquency. The Company classifies these valuations as Level 3 since they are dependent on unobservable inputs.

Fair value is derived through a discounted cash flow analysis and calculated using a computer pricing model. This computer valuation is based on the objective characteristics of the portfolio (loan amount, note rate, etc.) and commonly used industry assumptions (PSAs, etc.). The assumptions taken into account by the pricing model are those which many active purchasers of servicing employ in their evaluations of portfolios for sale in the secondary market. The unique characteristics of the secondary servicing market often dictate adjustments to parameters over short periods of time.

Subjective factors are also considered in the derivation of fair values, including levels of supply and demand for servicing, interest rate trends, and perception of risk not incorporated into prepayment assumptions.

Fair value is defined as the estimated price at which the servicing would change hands in the marketplace between a willing buyer and seller. The valuation assumes that neither party would be under any compulsion to buy or sell and that each has reasonably complete and accurate knowledge of all

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

relevant aspects of the offered servicing. The fair values represented in this analysis have been derived under the assumptions that sufficient time would be available to market the portfolio.

The following tables summarize certain information regarding the servicing portfolio of retained MSRs for the periods indicated:

	December 31, 2020	December 31, 2019
Capitalization servicing rate	0.8%	0.9%
Capitalization servicing multiple	3.2	2.6
Weighted-average servicing fee (in basis points)	25	35

The significant assumptions used in estimating the fair value of MSRs were as follows (in annual rates):

	December 31, 2020		December 31, 2019
	Range of Input	Weighted Average of Input	Range of Input	Weighted Average of Input
Weighted-average prepayment speed (CPR)	6.6% - 24.9%	12.1%	11.3% - 18.4%	13.8%
Discount rate	NM	12.1%	NM	10.3%
Weighted-average delinquency rate	1.2% - 9.2%	1.3%	1.9% - 37.5%	6.3%

“NM” - these “Not Meaningful” inputs do not have an applicable range, as they are a single derived input.

The following table summarizes the estimated change in the fair value of MSRs from adverse changes in the significant assumptions (in thousands):

	December 31, 2020
	Weighted Average Prepayment Speed	Discount Rate	Weighted Average Delinquency Rate
Impact on fair value of 10% adverse change	$(7,355)	$(6,735)	$(119)
Impact on fair value of 20% adverse change	(14,139)	(12,925)	(237)

These sensitivities are hypothetical and should be evaluated with care. The effect on fair value of a 10% variation in assumptions generally cannot be determined because the relationship of the change in assumptions to the fair value may not be linear. Additionally, the impact of a variation in a particular assumption on the fair value is calculated while holding other assumptions constant. In reality, changes in one factor may lead to changes in other factors, which could impact the above hypothetical effects.

Debt Securities, at Fair Value

Mortgage Backed Securities

The Company values mortgage backed securities utilizing a present value methodology that discounts estimated projected cash flows over the life of the investment using conditional prepayment rates, home price appreciation, expected loss severities and discount rates. The Company classifies mortgage backed securities as Level 3 assets within the GAAP hierarchy.

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

The following table presents the weighted average significant unobservable inputs used in the fair value measurement of these assets for the periods indicated:

	December 31, 2019
	Range of Input	Weighted Average of Input
Weighted-average remaining life in years	NM	1.8
Conditional repayment rate	NM	45.0%
Loss severity(1)	NM	10.0%
Discount rate	NM	3.0%

“NM” - these “Not Meaningful” inputs do not have an applicable range, as they are a single derived input.

(1)	Loss severity represents the losses associated with loans that are liquidated through a foreclosure sale, net of claim proceeds.

Investments, at Fair Value

The Company invests in the equity of other companies in the form of common stock, preferred stock, or other in-substance equity interests. To the extent market prices are not observable, the Company engages third-party valuation experts to assist in determining the fair value of these investments. The values are determined utilizing a market approach which estimates fair value based on what other participants in the market have paid for reasonably similar assets that have been sold within a reasonable period from the valuation date. The Company classifies these valuations as Level 3 in the fair value disclosures.

Derivative Assets and Liabilities

Some of the derivatives held by the Company are exchange-traded or traded within highly active dealer markets. In order to determine the fair value of these instruments, the Company utilizes the exchange price or dealer market price for the particular derivative contract; therefore, these contracts are classified as Level 1. In addition, the Company enters into IRLCs with prospective borrowers. Commitments to fund residential mortgage loans with potential borrowers are a binding agreement to lend funds to these potential borrowers at a specified interest rate within a specified period of time. The fair value of IRLCs is derived from the fair value of similar mortgage loans or bonds, which is based on observable market data. Changes to the fair value of IRLCs are recognized based on changes in interest rates, changes in the probability that the commitment will be exercised (pull through factor), and the passage of time. The expected net future cash flows related to the associated servicing of the loan are included in the fair value measurement of IRLCs. The Company adjusts the outstanding IRLCs with prospective borrowers based on an expectation that it will be exercised and the loan will be funded. Given the unobservable nature of the pull through factor, IRLCs are classified as Level 3.

In addition, the Company executes derivative contracts, including forward commitments, TBAs, interest rate swaps, and interest rate swap futures, as part of its overall risk management strategy related to its reverse mortgage and commercial loan portfolios. The value of the forward commitments is estimated using current market prices for HMBS and are considered Level 3 in the fair value hierarchy. TBAs are valued based on forward dealer marks from the Company’s approved counterparties and are considered Level 2 in the fair value hierarchy. The value of interest rate swaps and interest rate swap futures is based on the exchange price or dealer market prices. The Company classifies interest rate swaps as Level 2 in the fair value hierarchy. The Company classifies interest rate swap futures as Level 1 in the fair value hierarchy. The value of the forward MBS is based on forward prices with dealers in such securities or internally-developed third party models utilizing observable market inputs. The Company classifies forward MBS as Level 2 in the fair value hierarchy.

HMBS Related Obligations, at Fair Value

The HMBS related obligation valuation considers the obligation to pass FHA insured cash flows through to the beneficial interest holders (repayment of secured borrowing) of the HMBS securities and the servicer and issuer obligations of the Company.

The valuation of the obligation to repay the secured borrowing is estimated using Level 3 unobservable market inputs. The estimated fair value is based on the net present value of projected cash flows over the estimated life of the liability. The estimated fair value of the HMBS related obligations also includes the consideration required by a market participant to transfer the HECM and HMBS servicing obligations including exposure resulting from shortfalls in FHA insurance proceeds.

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

The Company’s valuation considers assumptions that it believes a market participant would consider in valuing the liability, including, but not limited to, assumptions for repayment, costs to transfer servicing obligations, shortfalls in FHA insurance proceeds, and discount rates. The significant unobservable inputs used in the measurement include:

Borrower Repayment Rates - the conditional repayment rate curve considers borrower age and gender is based on historical termination rates.

Discount Rate - derived based on an assessment of current market yields and spreads that a market participant would consider for entering into an obligation to pass FHA insured cash flows through to holders of the HMBS beneficial interests. Yield spread applied over interpolated benchmark curve or as a spread over collateral forward curve.

The following table presents the weighted average significant unobservable inputs used in the fair value measurement of HMBS related obligations:

	December 31, 2020		December 31, 2019
	Range of Input	Weighted Average of Input	Range of Input	Weighted Average of Input
Conditional repayment rate	NM	19.9%	NM	21.4%
Discount rate	NM	1.4%	NM	2.5%

“NM” - these “Not Meaningful” inputs do not have an applicable range, as they are a single derived input.

Nonrecourse Debt

Reverse Mortgage Loans

Outstanding notes issued that are securitized by nonrecourse debt are paid using the cash flows from the underlying reverse mortgage loans, which serve as collateral for the debt. Nonrecourse debt is estimated using Level 3 unobservable market inputs. The estimated fair value is based on the net present value of projected cash flows over the estimated life of the liability. The significant unobservable inputs used in the measurement include:

Weighted Average Remaining Life - the projected remaining life is based on the expected conditional prepayment rate, which is utilized to determine future terminations.

Borrower Repayment Rates - the conditional repayment rate curve considers borrower age and gender is based on historical termination rates.

Discount Rate - derived based on an assessment of current market yields and spreads that a market participant would consider for entering into an obligation to pass FHA insured cash flows through to holders of the HMBS beneficial interests. Yield spread applied over interpolated benchmark curve or as a spread over collateral forward curve.

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

The Company’s valuation considers assumptions that it believes a market participant would consider in valuing the liability, including, but not limited to, assumptions for prepayment and discount rates. The following table presents the weighted average significant unobservable inputs used in the fair value measurements of nonrecourse debt for the periods indicated:

	December 31, 2020		December 31, 2019
	Range of Input	Weighted Average of Input	Range of Input	Weighted Average of Input
Nonperforming HECM securitizations
Weighted-average remaining life (in years)	0.2 -1.5	1.0	0.1 -0.4	0.2
Conditional repayment rate	34.3% - 56.3%	42.8%	48% - 100%	73.1%
Discount rate	NM	3.1%	NM	3.8%

Performing HECM securitizations
Weighted-average remaining life (in years)	NM	—	NM	2.8
Conditional repayment rate	NM	—%	NM	11.3%
Discount rate	NM	—%	NM	3.3%

Securitized Non-Agency Reverse
Weighted-average remaining life (in years)	0.3 - 2.7	2.1	3.5 - 4.3	3.9
Conditional repayment rate	19.6% - 35.8%	23.9%	7.4% - 8.5%	7.9%
Discount rate	NM	2.2%	NM	4.1%

“NM” - these “Not Meaningful” inputs do not have an applicable range, as they are a single derived input.

Commercial Mortgage Loans

Outstanding nonrecourse notes issued that are securitized by loans held for investment, subject to nonrecourse debt, are paid using the cash flows from the underlying mortgage loans. The fair value of nonrecourse debt is estimated using Level 3 unobservable market inputs. The estimated fair value is based on the net present value of projected cash flows over the estimated life of the liability.

The Company’s valuation considers assumptions that it believes a market participant would consider in valuing the liability, including, but not limited to, assumptions for prepayment and discount rates. The Company estimates prepayment speeds giving consideration that the Company may in the future transfer additional loans to the trust, subject to the availability of funds provided for within the trust. The following table presents the significant unobservable inputs used in the fair value measurements of nonrecourse debt for the periods indicated:

	December 31, 2020		December 31, 2019
	Range of Input	Weighted Average of Input	Range of Input	Weighted Average of Input
Nonrecourse Debt
Weighted-average remaining life (in months)	1.9 - 4.1	3.4	4.4 - 4.8	4.6
Weighted-average prepayment speed (SMM)	17.7% - 32.0%	21.4%	12.7% - 16.5%	14.6%
Discount rate	NM	5.8%	NM	4.3%

“NM” - these “Not Meaningful” inputs do not have an applicable range, as they are a single derived input.

Deferred Purchase Price Liabilities

Deferred purchase price liabilities are measured using a present value of future payments which considers various assumptions, including future loan origination volumes, projected earnings and discount rates. As of December 31, 2020 and 2019, the Company utilized discount rates ranging from

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

12% to 21% to value the deferred purchase price liabilities. As this value is largely based on unobservable inputs, the Company classifies this liability as Level 3 in the fair value hierarchy.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the determination of which category within the fair value hierarchy is appropriate for any given asset or liability is based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

Nonrecourse MSR Financing Liability, at Fair Value

In December 2020, the Company entered into agreements with third parties to sell beneficial interests in the servicing fees generated from its originated or acquired mortgage servicing rights. Under these agreements, the Company has agreed to sell to the third parties the right to receive all excess servicing and ancillary fees related to the identified mortgage servicing rights in exchange for an upfront payment equal to the entire purchase price of the acquired or originated mortgage servicing rights. For the year ended December 31, 2020, the Company had outstanding MSRs of $14.9 million pledged against this agreement.

Consistent with the underlying mortgage servicing rights, fair value is derived through a discounted cash flow analysis and calculated using a computer pricing model. This computer valuation is based on the objective characteristics of the portfolio (loan amount, note rate, etc.) and commonly used industry assumptions (PSAs, etc.). The assumptions taken into account by the pricing model are those which many active purchasers of servicing employ in their evaluations of portfolios for sale in the secondary market. The unique characteristics of the secondary servicing market often dictate adjustments to parameters over short periods of time.

Subjective factors are also considered in the derivation of fair values, including levels of supply and demand for servicing, interest rate trends, and perception of risk not incorporated into prepayment assumptions.

The Company classifies the valuations of the Nonrecourse MSR Financing Liability as Level 3 in the fair value disclosures.

The significant assumptions used in estimating the fair value of the outstanding nonrecourse MSR financing liability were as follows (in annual rates):

	December 31, 2020
	Range of Input	Weighted Average of Input
Weighted average prepayment speed (CPR)	6.9% - 12.7%	11.6%
Discount rate	11.7% - 12%	12.0%
Weighted average delinquency rate	NM	1.8%

“NM” - these “Not Meaningful” inputs do not have an applicable range, as they are a single derived input.

The following table summarizes the estimated change in the fair value of the nonrecourse MSR financing liability, at fair value from adverse changes in the significant assumptions (in thousands):

	December 31, 2020
	Weighted Average Prepayment Speed	Discount Rate	Weighted Average Delinquency Rate
Impact on fair value of 10% adverse change	$(701)	$(696)	$(8)
Impact on fair value of 20% adverse change	(1,348)	(1,334)	(15)

These sensitivities are hypothetical and should be evaluated with care. The effect on fair value of a 10% variation in assumptions generally cannot be determined because the relationship of the change in assumptions to the fair value may not be linear. Additionally, the impact of a variation in a particular assumption on the fair value is calculated while holding other assumptions constant. In reality, changes in one factor may lead to changes in other factors, which could impact the above hypothetical effects.

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

The following table provides a summary of the recognized assets and liabilities that are measured at fair value on a recurring basis (in thousands):

	December 31, 2020
	Total Fair Value	Level 1	Level 2	Level 3
Assets
Reverse mortgage loans held for investment, subject to HMBS related obligations	$9,929,163	$—	$—	$9,929,163
Mortgage loans held for investment, subject to nonrecourse debt:
Reverse mortgage loans	5,057,624	—	—	5,057,624
Fix & flip mortgage loans	338,543	—	—	338,543
Mortgage loans held for investment:
Reverse mortgage loans	661,790	—	—	661,790
Agricultural loans	69,031	—	—	69,031
Mortgage loans held for sale:
Residential mortgage loans	2,080,585	—	2,069,957	10,628
SRL	60,467	—	—	60,467
Portfolio	38,850	—	—	38,850
Fix & flip mortgage loans	42,909	—	—	42,909
Mortgage servicing rights	180,684	—	—	180,684
Investments	18,934	—	—	18,934
Derivative assets:
Forward commitments and TBAs	1,806	—	722	1,084
IRLCs	87,576	—	—	87,576
Interest rate swaps and interest rate swap futures	2,683	2,683	—	—

Total assets	$18,570,645	$2,683	$2,070,679	$16,497,283

Liabilities
HMBS related obligation	$9,788,668	$—	$—	$9,788,668
Nonrecourse debt	5,257,754	—	—	5,257,754
Deferred purchase price liabilities	3,842	—	—	3,842
Nonrecourse MSR financing liability	14,088	—	—	14,088
Derivative liabilities:
Forward MBS	18,634	—	18,634	—
Forward commitments and TBAs	1,332	—	248	1,084
Interest rate swaps and interest rate swap futures	755	711	44	—

Total liabilities	$15,085,073	$711	$18,926	$15,065,436

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

	December 31, 2019
	Total Fair Value	Level 1	Level 2	Level 3
Assets
Reverse mortgage loans held for investment, subject to HMBS related obligations	$9,480,504	$—	$—	$9,480,504
Mortgage loans held for investment, subject to nonrecourse debt:
Reverse mortgage loans	3,067,970	—	—	3,067,970
Fix & flip mortgage loans	443,242	—	—	443,242
Mortgage loans held for investment:
Reverse mortgage loans	1,083,586	—	—	1,083,586
Fix & flip mortgage loans	319,117	—	—	319,117
Agricultural loans	11,370	—	—	11,370
Mortgage loans held for sale:
Reverse mortgage loans	66,421	—	—	66,421
Residential mortgage loans	1,086,744	—	1,068,601	18,143
SRL	78,652	—	—	78,652
Portfolio	19,757	—	—	19,757
Mortgage servicing rights	2,600	—	—	2,600
Debt securities	102,110	—	—	102,110
Investments	20,508	—	—	20,508
Derivative assets:
Forward commitments and TBAs	838	—	838	—
IRLCs	14,008	—	—	14,008
Forward MBS	348	—	348	—
Interest rate swaps and interest rate swap futures	359	359	—	—

Total assets	$15,798,134	$359	$1,069,787	$14,727,988

Liabilities
HMBS related obligation	$9,320,209	$—	$—	$9,320,209
Nonrecourse debt	3,490,196	—	—	3,490,196
Deferred purchase price liabilities	4,300	—	—	4,300
Derivative liabilities:
IRLCs	68	—	—	68
Forward MBS	2,048	—	2,048	—
Forward commitments and TBAs	84	—	84	—
Interest rate swaps and interest rate swap futures	138	—	138	—

Total liabilities	$12,817,043	$—	$2,270	$12,814,773

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

Assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3, in thousands):

	Assets
December 31, 2020	Mortgage loans held for investment	Mortgage loans held for investment, subject to nonrecourse debt	Mortgage loans held for sale	Derivative assets	Mortgage servicing rights	Debt securities	Investments
Beginning balance	$10,894,577	$3,511,212	$182,973	$14,008	$2,600	$102,260	$20,508
Total gain or losses included in earnings	627,251	304,663	(2,158)	74,470	4,562	2,288	(5,512)
Purchases, settlements and transfers
Purchases and additions, net	3,616,667	136,838	409,467	182	173,522	24,489	3,938
Sales and settlements	(1,536,977)	(1,285,902)	(605,018)	—	—	(129,037)	—
Transfers in/(out) between categories	(2,941,534)	2,729,356	167,590	—	—	—	—

Ending balance	$10,659,984	$5,396,167	$152,854	$88,660	$180,684	$—	$18,934

	Liabilities
December 31, 2020	HMBS related obligations	Derivative liabilities	Deferred purchase price liability	Nonrecourse debt	Nonrecourse MSR Financing Liability
Beginning balance	$(9,320,209)	$(68)	$(4,300)	$(3,490,196)	$—
Total gain or losses included in earnings	(359,951)	(834)	(3,014)	(294,802)	798
Purchases, settlements and transfers
Purchases and additions, net	(2,051,953)	(182)	(138)	(3,110,368)	(15,101)
Sales and settlements	1,943,445	—	3,610	1,637,612	215

Ending balance	$(9,788,668)	$(1,084)	$(3,842)	$(5,257,754)	$(14,088)

	Assets
December 31, 2019	Mortgage loans held for investment	Mortgage loans held for investment, subject to nonrecourse debt	Mortgage loans held for sale	Derivative assets	Mortgage servicing rights	Debt securities	Investments
Beginning balance	$10,847,040	$1,560,867	$153,290	$10,551	$3,376	$2,793	$—
Total gain or losses included in earnings	827,357	118,861	69	3,457	(1,357)	(2,646)	—
Purchases, settlements and transfers
Purchases and additions, net	3,547,545	45,782	287,121	—	3,702	120,581	2,063
Sales and settlements	(956,483)	(747,124)	(1,086,352)	—	(3,121)	(18,468)	—
Transfers in/(out) between categories	(3,370,882)	2,532,826	828,845	—	—	—	18,445

Ending balance	$10,894,577	$3,511,212	$182,973	$14,008	$2,600	$102,260	$20,508

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

	Liabilities
December 31, 2019	HMBS related obligations	Derivative liabilities	Deferred purchase price liability	Nonrecourse debt
Beginning balance	$(9,438,791)	$(215)	$(5,325)	$(1,592,592)
Total gain or losses included in earnings	(545,758)	147	1,804	(112,794)
Purchases, settlements and transfers
Purchases and additions, net	(1,310,343)	—	(1,673)	(2,343,618)
Sales and settlements	1,974,683	—	894	558,808

Ending balance	$(9,320,209)	$(68)	$(4,300)	$(3,490,196)

Fair Value Option

Presented in the tables below are the fair value and UPB at December 31, 2020 and December 31, 2019, of assets and liabilities for which the Company has elected the fair value option (in thousands):

December 31, 2020	Estimated Fair Value	Unpaid Principal Balance
Assets at fair value under the fair value option
Reverse mortgage loans held for investment, subject to HMBS related obligations	$9,929,163	9,045,104
Mortgage loans held for investment, subject to nonrecourse debt:
Reverse mortgage loans	5,057,624	4,457,805
Commercial mortgage loans	338,543	333,344
Mortgage loans held for investment:
Reverse mortgage loans	661,790	589,429
Commercial mortgage loans	69,031	69,127
Mortgage loans held for sale:
Residential mortgage loans	2,080,585	2,000,795
Commercial mortgage loans	142,226	140,693
Liabilities at fair value under the fair value option
HMBS related obligations	9,788,668	9,045,104
Nonrecourse debt	5,257,754	5,155,017
Nonrecourse MSR financing liability	14,088	14,088

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2019	Estimated Fair Value	Unpaid Principal Balance
Assets at fair value under the fair value option
Reverse mortgage loans held for investment, subject to HMBS related obligations	$9,480,504	$8,685,134
Mortgage loans held for investment, subject to nonrecourse debt:
Reverse mortgage loans	3,067,970	2,773,017
Commercial mortgage loans	443,242	429,269
Mortgage loans held for investment:
Reverse mortgage loans	1,083,586	1,004,739
Commercial mortgage loans	319,117	308,170
Agricultural loans	11,370	11,370
Mortgage loans held for sale:
Residential mortgage loans	1,086,744	1,058,493
Reverse mortgage loans	66,421	66,890
Commercial mortgage loans	98,409	96,631
Debt securities:
Mortgage backed securities	102,110	101,786
Liabilities at fair value under the fair value option
HMBS related obligations	$9,320,209	$8,685,134
Nonrecourse debt	3,490,196	3,494,686

Net Fair Value Gains on Mortgage Loans and Related Obligations

Provided in the table below is a summary of the components of net fair value gains on mortgage loans and related obligations (in thousands):

	For the year ended December 31,
	2020	2019	2018
Net fair value gains (losses) on mortgage loans and related obligations:
Interest income on mortgage loans	$709,679	$749,240	$568,378
Change in fair value of mortgage loans	294,238	272,709	219,076
Change in fair value of mortgage backed securities	2,438	(153)	—

Net fair value gains on mortgage loans	1,006,355	1,021,796	787,454

Interest expense on related obligations	(526,690)	(527,646)	(441,421)
Change in fair value of derivatives	(12,482)	(15,068)	(3,120)
Change in fair value of related obligations	(155,484)	(149,556)	(32,049)

Net fair value losses on related obligations	(694,656)	(692,270)	(476,590)

Net fair value gains on mortgage loans and related obligations	$311,699	$329,526	$310,864

As the cash flows on the underlying mortgage loans will be utilized to settle the outstanding obligations, the Company’s own credit risk would not impact the fair value on the outstanding HMBS liabilities and nonrecourse debt.

Fair Value of Other Financial Instruments

As of December 31, 2020 and December 31, 2019, all financial instruments were either recorded at fair value or the carrying value approximated fair value. For financial instruments that were not recorded at fair value, such as cash and cash equivalents including restricted cash, servicer advances and other financing lines of credit, the carrying value approximates fair value due to the short-term nature of such instruments.

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

6.	Reverse Mortgages Portfolio Composition

The table below summarizes the Company’s serviced reverse mortgage portfolio composition and the remaining UPBs of the reverse mortgage loan portfolio (in thousands):

	December 31,
	2020	2019
Reverse mortgage loans:
Reverse mortgage loans held for investment, subject to HMBS related obligations	$9,045,104	$8,685,134

Reverse mortgage loans held for investment:
Non-agency reverse mortgages	215,688	674,507
Loans not securitized(1)	168,292	152,928
Unpoolable loans(2)	197,395	166,742
Unpoolable tails	8,054	10,562

Total reverse mortgage loans held for investment	589,429	1,004,739

Reverse mortgage loans held for sale:
Performing HECM buyouts	—	66,890

Total reverse mortgage loans held for sale	—	66,890

Reverse mortgage loans held for investment, subject to nonrecourse debt:
Performing HECM buyouts	141,691	192,602
Nonperforming HECM buyouts	538,768	426,576
Non-agency reverse mortgages	3,777,346	2,153,839

Total reverse mortgage loans held for investment, subject to nonrecourse debt	4,457,805	2,773,017

Total owned reverse mortgage portfolio	14,092,338	12,529,780
Loans reclassified as government guaranteed receivable	49,255	78,788
Loans serviced for others	123,324	340,534

Total reverse mortgage loans serviced	$14,264,917	$12,949,102

(1)	Loans not securitized represent primarily newly originated loans.
(2)	Unpoolable loans represent primarily loans that have reached 98% of their MCA.

The table below summarizes the owned reverse mortgage portfolio by product type (in thousands):

	December 31,
	2020	2019
Fixed rate loans	$5,010,659	$4,708,098
Adjustable rate loans	9,081,679	7,821,682

Total owned reverse mortgage portfolio	$14,092,338	$12,529,780

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

7.	Reverse Mortgage Loans Held for Investment, Subject to HMBS Related Obligations, at Fair Value

Reverse mortgage loans held for investment, subject to HMBS related obligations, at fair value, consisted of the following for the dates indicated (in thousands):

	December 31,
	2020	2019
Reverse mortgage loans held for investment, subject to HMBS related obligations - UPB	$9,045,104	$8,685,134
Fair value adjustments	884,059	795,370

Total reverse mortgage loans held for investment, subject to HMBS related obligations, at fair value	$9,929,163	$9,480,504

8.	Mortgage Loans Held for Investment, Subject to Nonrecourse Debt, at Fair Value

Mortgage loans held for investment, subject to nonrecourse debt, at fair value, consisted of the following for the dates indicated (in thousands):

	December 31,
	2020	2019
Mortgage loans held for investment, subject to nonrecourse debt - UPB:
Reverse mortgage loans	$4,457,805	$2,773,017
Commercial mortgage loans	333,344	429,269
Fair value adjustments	605,018	308,926

Total mortgage loans held for investment, subject to nonrecourse debt, at fair value	$5,396,167	$3,511,212

The table below shows the total amount of mortgage loans held for investment, subject to nonrecourse debt that were greater than 90 days past due and on non-accrual status (in thousands):

	December 31,
Loans 90 Days or More Past Due and on Non-Accrual Status	2020	2019
Mortgage loans held for sale:
Fair value:
Commercial mortgage loans	32,377	9,069

Total fair value	32,377	9,069

Aggregate UPB:
Commercial mortgage loans	33,888	8,823

Total aggregate UPB	33,888	8,823

Difference	$(1,511)	$246

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

9.	Mortgage Loans Held for Investment, at Fair Value

Mortgage loans held for investment, at fair value, consisted of the following for the dates indicated (in thousands):

	December 31,
	2020	2019
Mortgage loans held for investment - UPB:
Reverse mortgage loans	$589,429	$1,004,739
Commercial mortgage loans	69,127	308,170
Residential mortgage loans	—	11,370
Fair value adjustments	72,265	89,794

Total mortgage loans held for investment, at fair value	$730,821	$1,414,073

10.	Mortgage Loans Held for Sale, at Fair Value

Mortgage loans held for sale, at fair value, consisted of the following for the dates indicated (in thousands):

	December 31,
	2020	2019
Mortgage loans held for sale - UPB:
Residential mortgage loans	$2,000,795	$1,058,493
Reverse mortgage loans	—	66,890
Commercial mortgage loans	140,693	96,631
Fair value adjustments	81,323	29,560

Total mortgage loans held for sale, at fair value	$2,222,811	$1,251,574

The table below shows the total amount of mortgage loans held for sale that were greater than 90 days past due and on non-accrual status (in thousands):

	December 31,
Loans 90 Days or More Past Due and on Non-Accrual Status	2020	2019
Mortgage loans held for sale:
Fair value:
Residential mortgage loans	$(2,608)	$(2,499)
Commercial mortgage loans	(5,051)	(21,007)

Total fair value	(7,659)	(23,506)

Aggregate UPB:
Residential mortgage loans	13,236	3,018
Commercial mortgage loans	5,317	20,871

Total aggregate UPB	18,553	23,889

Difference	$10,894	$383

The Company originates or purchases and sells mortgage loans in the secondary mortgage market without recourse for credit losses. However, the Company at times maintains continuing involvement with the loans in the form of servicing arrangements and the liability under representations and warranties it makes to purchasers and insurers of the loans.

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

The following table summarizes cash flows between the Company and transferees as a result of the sale of mortgage loans in transactions where the Company maintains continuing involvement with the mortgage loans (in thousands):

	For the year ended December 31,
	2020	2019	2018
Cash flows:
Sales proceeds	$21,410,022	$461,956	$154,665
Fair value of retained beneficial interest(1)	161,201	3,775	1,481
Gross servicing fees received	18,526	1,679	4,833
Repurchases	(3,679)	(2,457)	(19,122)
Gain	940,234	20,445	14,567

(1)	Fair value of retained beneficial interest includes retained servicing rights and other beneficial interests retained as of the balance sheet date.

11.	Mortgage Servicing Rights, at Fair Value

The servicing portfolio associated with capitalized servicing rights consists of the following (in thousands):

	December 31,
	2020	2019
Fannie Mae/Freddie Mac	$20,501,504	$129,322
Ginnie Mae	1,727,831	104,527
Private investors	40,027	54,208

Total UPB	$22,269,362	$288,057

Weighted average interest rate	3.1%	4.4%

The activity in the loan servicing portfolio associated with capitalized servicing rights consisted of (in thousands):

	For the year ended December 31,
	2020	2019
Beginning balance	$288,057	$283,229
Originated MSR	21,241,997	379,171
Purchased MSR	1,966,657	—
Payoffs, sales and curtailments	(1,227,349)	(374,343)

Total UPB	$22,269,362	$288,057

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

The activity in the mortgage servicing rights asset consisted of the following (in thousands):

	For the year ended December 31,
	2020	2019	2018
Beginning balance	$2,600	$3,376	$17,747
Originations	159,434	3,702	1,066
Purchases	14,088	—	—
Sale of servicing rights	—	(3,121)	(17,167)
Changes in fair value due to:
Changes in market inputs or assumptions used in valuation model	14,817	(328)	3,635
Changes in fair value due to portfolio runoff and other	(10,255)	(1,029)	(1,905)

Ending balance	$180,684	$2,600	$3,376

The value of MSRs is driven by the net positive cash flows associated with servicing activities. The cash flows include contractually specified servicing fees, late fees, and other ancillary servicing revenue. The fees were $18.1 million, $0.8 million, and $2.9 million for the years ended December 31, 2020, 2019 and 2018, respectively. These fees are recorded within fee income on the Consolidated Statements of Operations and Comprehensive Income. The following table provides a summary of non-performing loans:

	December 31, 2020		December 31, 2019
	Number of Loans	Unpaid Balance	Number of Loans	Unpaid Balance
Portfolio delinquency (1)
30 days	0.5%	0.5%	3.8%	3.7%
60 days	0.1%	0.1%	0.9%	0.9%
90 or more days	0.2%	0.1%	1.6%	1.9%

Total	0.8%	0.7%	6.3%	6.5%

Foreclosure/real estate owned	0.0%	0.0%	1.5%	1.4%

(1)	Represents the loan servicing portfolio delinquencies as a percentage of the total number of loans and the total unpaid balance of the portfolio.

12.	Derivatives and Risk Management Activities

The Company’s principal market exposure is to interest rate risk, specifically long-term U.S. Treasury and mortgage interest rates, due to their impact on mortgage-related assets and commitments. The Company is also subject to changes in short-term interest rates, such as LIBOR, due to their impact on certain variable rate asset-backed debt such as warehouse lines of credit. Various financial instruments are used to manage and reduce this risk, including forward delivery commitments on mortgage-backed securities or whole loans and interest rate swaps.

The Company did not have any derivative instruments designated as hedging instruments or subject to master netting and collateral agreements as of and for the years ended December 31, 2020, 2019 and 2018.

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

The following tables summarize the amounts recorded in derivative assets and payables and other liabilities related to derivative liabilities in the Consolidated Statements of Financial Condition for the periods indicated (in thousands):

	December 31, 2020
	Derivative assets			Derivative liabilities
	Fair Value	Notional Amount	Unrealized gains (losses)	Fair Value	Notional Amount	Unrealized gains (losses)
Interest rate lock commitments	$87,576	$2,897,479	$73,568	$—	$13,822	$68
Forward commitments and TBAs securities	1,806	399,612	968	1,332	389,422	(1,248)
Interest rate swaps and swap futures contracts	2,683	1,386,400	2,324	755	744,500	(617)
Forward MBS	—	—	(348)	18,635	3,187,000	(16,587)

Net fair value of derivative financial instruments	$92,065	$4,683,491	$76,512	$20,722	$4,334,744	$(18,384)

	December 31, 2019
	Derivative assets			Derivative liabilities
	Fair Value	Notional Amount	Unrealized gains	Fair Value	Notional Amount	Unrealized gains
Interest rate lock commitments	$14,008	$914,606	$3,457	$68	$20,630	$147
Forward commitments and TBAs securities	838	36,167	481	84	100,000	45
Interest rate swaps and swap futures contracts	359	43,500	35	138	185,600	291
Forward MBS	348	217,000	323	2,048	996,500	2,259

Net fair value of derivative financial instruments	$15,553	$1,211,273	$4,296	$2,338	$1,302,730	$2,742

The Company is exposed to risk in the event of non-performance by counterparties in their derivative contracts. In general, the Company manages such risk by evaluating the financial position and creditworthiness of counterparties, monitoring the amount of exposure and/or dispersing the risk among multiple counterparties. While the Company does not presently have master netting arrangements with its derivative counterparties, it does either maintain or place cash as margin collateral with its clearing broker to the extent the relative value of its derivatives are above or below their initial strike price. The Company pledged initial deposits of $1.8 million and $2.7 million as of December 31, 2020 and 2019, respectively. Additional deposits of $10.2 million were pledged as of December 31, 2020 as a result of changes in fair value of these derivatives subsequent to the trade date. Total margin collateral is included in other assets, net, in the Consolidated Statements of Financial Condition.

13.	Fixed Assets and Leasehold Improvements, Net

Fixed assets and leasehold improvements, net, consisted of the following (in thousands):

	December 31,
	2020	2019	Estimated Useful Life
Computer hardware and software	$53,584	$44,538	3 - 5 years
Furniture and fixtures	5,039	4,698	5-7 years
Leasehold improvements	3,102	2,467	*
Building under lease	—	1,241	10 years
Vehicles	92	87	10 years

Total fixed assets	61,817	53,031
Less: Accumulated depreciation	(37,305)	(26,345)

Total fixed assets and leasehold improvements, net	$24,512	$26,686

*	Shorter of life of lease or useful life of assets.

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

Depreciation expense was $11.3 million, $10.1 million, and $6.5 million for the years ended December 31, 2020, 2019, and 2018 respectively, which is included in general and administrative expenses in the Consolidated Statements of Operations and Comprehensive Income.

14.	Goodwill

During the annual qualitative assessment of goodwill for the year ended December 31, 2020, the Company determined that it is not more likely than not that the fair value of any reporting unit is less than their carrying amounts. For the year ended December 31, 2019, the Company determined that goodwill within one of the operating segments was impaired and recorded impairment expense of $0.4 million in general and administrative expenses in the Consolidated Statements of Operations and Comprehensive Income. The Company did not identify any impairment for the year ended December 31, 2018.

Goodwill consisted of the following (in thousands):

	December 31,
	2020	2019
Beginning balance	$121,137	$119,275
Additions from acquisitions	96	2,284
Impairment	—	(422)

Ending balance	$121,233	$121,137

The Company performs the annual goodwill impairment test as of October 1 and monitors for interim triggering events on an ongoing basis. Goodwill is reviewed for impairment utilizing either a qualitative assessment or a quantitative goodwill impairment test. In connection with the review of our financial condition in light of the COVID-19 pandemic, management determined that one or more triggering events had occurred as a result of the effects the COVID-19 pandemic had on the national and global economy. As a result, the Company conducted a quantitative goodwill impairment test for its Commercial Originations and Portfolio Management reporting units as of June 30, 2020. Based upon management’s quantitative assessment of goodwill, the Company determined that the fair value of the reporting units continued to exceed the carrying value of the reporting units at June 30, 2020. In addition, the Company performed a qualitative assessment for all reporting units during the third quarter of 2020 and determined that it was more likely than not that no impairment of goodwill existed at December 31, 2020. During the year ended December 31, 2019, there was also no goodwill impairment recorded.

The amount of goodwill allocated to each reporting unit consisted of the following (in thousands):

	December 31,
	2020	2019
Reporting units:
Mortgage Originations	$44,429	$44,429
Commercial Originations	43,113	43,113
Lender Services	25,247	25,151
Portfolio Management	8,444	8,444

Total goodwill	$121,233	$121,137

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

15.	Intangible Assets, Net

Intangible assets, net, consisted of the following (in thousands):

December 31, 2020	Amortization Period (Years)	Cost	Accumulated Amortization	Net
Non-amortizing Intangibles
Domain name	N/A	$5,422	$—	$5,422

Total non-amortizing intangibles		$5,422	$—	$5,422

Amortizing Intangibles
Customer list	5 - 12	$12,754	$(5,100)	$7,654
Broker relationships	10	7,627	(5,429)	2,198
Trade names	5 - 20	2,495	(1,487)	1,008
Technology assets	5	805	(156)	649

Total amortizing intangibles		$23,681	$(12,172)	$11,509

Total intangible assets, net		$29,103	$(12,172)	$16,931

December 31, 2019	Amortization Period (Years)	Cost	Accumulated Amortization	Net
Non-amortizing Intangibles
Domain name	N/A	$5,422	$—	$5,422

Total non-amortizing intangibles		$5,422	$—	$5,422

Amortizing Intangibles
Customer list	5 - 12	$12,730	$(3,843)	$8,887
Broker relationships	10	7,717	(4,594)	3,123
Trade names	5 - 20	2,386	(1,165)	1,221
Technology assets	5	146	(56)	90

Total amortizing intangibles		$22,979	$(9,658)	$13,321

Total intangible assets, net		$28,401	$(9,658)	$18,743

Amortization expense was $2.5 million, $2.6 million and $3.1 million for the years ended December 31, 2020, 2019 and 2018, respectively.

The estimated amortization expense for each of the five succeeding fiscal years and thereafter as of December 31, 2020 is as follows (in thousands):

Year Ending December 31,	Amount
2021	$2,478
2022	2,463
2023	1,638
2024	1,270
2025	999
Thereafter	2,661

Total future amortization expense	$11,509

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

16.	Other Assets, Net

Other assets, net, consisted of the following (in thousands):

	December 31,
	2020	2019
Receivables, net of allowance of $788 and $795, respectively	$67,011	$31,736
ROU assets	46,609	57,393
Government guaranteed receivables, net	46,481	75,080
Loans subject to repurchase from GNMA	42,148	5,663
Investments, at fair value	18,934	20,508
Prepaid expenses	17,536	10,173
Deposits	14,188	2,418
Servicer advances, net of allowance of $1,661 and $1,299, respectively	5,795	5,570
Receivable from clearing organization	2,043	1,018
Other	37,328	32,281

Total other assets, net	$298,073	$241,840

As of December 31, 2020 and 2019, there were $380.3 million and $452.0 million, respectively, of foreclosure proceedings in process which are included in mortgage loans held for investment, at fair value, on the Consolidated Statements of Financial Condition.

17.	HMBS Related Obligations, at Fair Value

HMBS related obligations represent the issuance of pools of HMBS, which are guaranteed by GNMA, to third-party security holders. The Company accounts for the transfers of these advances in the related HECM loans as secured borrowings, retaining the initial HECM loans in its Consolidated Statements of Financial Condition as reverse mortgage loans held for investment, subject to HMBS related obligations, and recording the pooled HMBS as HMBS related obligations. Monthly cash flows generated from the HECM loans are used to service the outstanding HMBS.

HMBS related obligations, at fair value, consisted of the following as of December 31, 2020 and 2019 (in thousands):

	December 31,
	2020	2019
GNMA loan pools - UPB	$9,045,104	$8,685,134
Fair value adjustments	743,564	635,075

Total HMBS related obligations, at fair value	$9,788,668	$9,320,209

Weighted average remaining life	4.5	3.4
Weighted average interest rate	3.0%	4.4%

The Company was servicing 1,693 and 1,573 GNMA loan pools at December 31, 2020 and 2019, respectively.

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

18.	Nonrecourse Debt, at Fair Value

Nonrecourse debt, at fair value, consisted of the following for the dates indicated (in thousands):

	Issue Date	Class of Note	Final Maturity Date	Interest Rate	Original Issue Amount	December 31,
						2020	2019
Securitization of nonperforming HECM loans:
2020 FASST HB2	July 2020	A, M1, M2, M3, M4, M5	July 2030	1.71% - 7.75%	$594,171	$476,147	$—
2020 FASST HB1	February 2020	A, M1, M2, M3, M4, M5	February 2030	2.0% - 6.0%	373,912	298,883	—
2019 FASST HB1	April 2019	A, M1, M2, M3, M4, M5	April 2029	3.3% - 6.0%	309,015	—	237,013
2018 FASST HB1	October 2018	A, M1, M2, M3, M4, M5	September 2028	2.3%	399,031	—	223,147
Securitization of performing HECM loans:
2019 FAHB 19-1	December 2019	A, M1, M2, M3, AM1, AM2	December 2049	2.7% - 4.0%	267,146	—	254,425
Securitization of proprietary jumbo reverse loans:
2019 FASST JR2	June 2019	A, A2	June 2069	2.0%	499,000	440,141	469,828
2018 FASST JR1	May 2018	A	May 2068	4.3%	559,197	428,671	501,145
2019 FASST JR3	September 2019	A	September 2069	2.0%	450,104	404,057	428,335
2020 FASST JR3	August 2020	A, A2	August 2025	2.0% - 3.0%	360,713	337,099	—
2019 FASST JR4	November 2019	A	November 2069	2.0%	365,685	335,945	347,126
2019 FASST JR1	March 2019	A	March 2069	2.0%	347,000	309,840	326,894
2020 FASST S2	June 2020	A1, A2	March 2025	2.0%	320,460	299,401	—
2020 FASST S3	December 2020	A1, A2	December 2025	1.5% - 2.5%	313,357	297,871	—
2020 FASST JR2	May 2020	A1A, A1B, A2	May 2025	0.0% - 2.0%	305,658	291,827	—
2018 FASST JR2	December 2018	A	December 2068	4.5%	280,400	253,325	269,601
2020 FASST JR1	April 2020	A, A2	April 2023	2.0%	254,805	240,563	—
2020 FASST JR4	October 2020	A, A2	August 2025	2.0% - 3.0%	241,664	217,385	—
2020 FASST S1	March 2020	A1, A2	March 2025	2.0% - 3.7%	199,000	181,059	—
Securitization of Fix & Flip loans:
2020 RTL1 ANTLR	May 2020	A1, A2	May 2022 (A1, A2)	6.9% - 8.0%	306,517	140,072	—
2019 RTL1 ANTLR	March 2019	A1, A2, A-VFN, M	June 2022 (A1, A2); January 2023 (M)	4.5% - 6.9%	217,100	121,772	206,243
2018 RTL1 ANTLR	September 2018	A1, A2, A-VFN, M	July 2022 (A1, A2); March 2023 (M)	4.3% - 7.4%	210,296	80,949	210,296

Total nonrecourse debt						5,155,007	3,474,053
Fair value adjustments						102,747	16,143

Total nonrecourse debt, at fair value						$5,257,754	$3,490,196

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

19.	Other Financing Lines of Credit

Mortgage facilities

These facilities are generally structured as master repurchase agreements under which ownership of the related eligible loans is temporarily transferred to a lender or as participation arrangements pursuant to which the lender acquires a participation interest in the related eligible loans. The funds advanced are generally repaid using the proceeds from the sale or securitization of the loans to or pursuant to programs sponsored by FNMA, FHLMC, and GNMA or to private secondary market investors, although prior payment may be required based on, among other things, certain breaches of representations and warranties or other events of default.

When these facilities are drawn on, the Company generally must transfer and pledge eligible loans to the lender, and comply with various financial and other covenants. The facilities expire at various times during 2021. Under the facilities, loans are generally transferred at an advance rate less than the principal balance or fair value of the loans, which serves as the primary credit enhancement for the lender. One of the warehouse lines of credit is also guaranteed by FAH, a wholly-owned subsidiary and the parent holding company to the mortgage business. Since the advances are generally for less than 100% of the principal balance of the loans, working capital is required to fund the remaining portion of the principal balance of the loans. The amount of the advance that is provided under the various facilities ranges from 94% to 100% of the market value or principal balance of the loans. Upon expiration, management believes it will either renew its existing warehouse facilities or obtain sufficient additional lines of credit.

Reverse mortgage facilities

These facilities are generally structured as master repurchase agreements under which ownership of the related eligible loans is temporarily transferred to a lender or as participation arrangements pursuant to which the lender acquires a participation interest in the related eligible loans. The funds advanced are generally repaid using the proceeds from the sale or securitization of the loans to or pursuant to programs sponsored by GNMA or private secondary market investors, although prior payment may be required based on, among other things, certain breaches of representations and warranties or other events of default.

When the warehouse lines of credit are drawn on, the Company generally must transfer and pledge eligible loans, and comply with various financial and other covenants. The facilities expire at various times during 2021 and 2022. Under the facilities, loans are transferred at an advance rate less than the principal balance or fair value of the loans, which serves as the primary credit enhancement for the lender. Since the advances are generally for less than 100% of the principal balance of the loans, working capital is required to fund the remaining portion of the principal balance of the loan. The amount of the advance that is provided under the various facilities ranges from 90 to 100% of the market value or principal balance of the loans. Upon expiration, management believes it will either renew its existing facilities or obtain sufficient additional lines of credit.

Commercial loan facilities

These facilities are either structured as master repurchase agreements under which ownership of the related eligible loans is temporarily transferred to a lender or are collateralized by first lien loans or crop loans. The funds advanced are generally repaid using the proceeds from the sale or securitization of the loans to private secondary market investors, although prior payment may be required based on, among other things, certain breaches of representations and warranties or other events of default.

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

When these facilities are drawn on, the Company must transfer and pledge eligible loan collateral, and comply with various financial and other covenants. The facilities expire at various times during 2021. Under the facilities, loans are transferred at an advance rate less than the principal balance or fair value of the loans, which serves as the primary credit enhancement for the lender. Two of the warehouse lines of credit are guaranteed, one fully and one limited, by FAH, a wholly-owned subsidiary and the parent holding company to the commercial lending business. Since the advances are generally for less than 100% of the principal balance of the loans, working capital is required to fund the remaining portion of the principal balance of the loans. The amount of the advance that is provided under the various facilities generally ranges from 70 to 85% of the principal balance of the loans. Upon expiration, management believes it will either renew its existing facilities or obtain sufficient additional lines of credit.

					Outstanding Borrowings at December 31,
Facility	Maturity Date	Interest Rate	Collateral Pledged	Total Capacity(1)	2020	2019
Mortgage Lines:
March 2021 $350M Facility(2)	March 2021	LIBOR + applicable margin	First Lien Mortgages	$350,000	$302,877	$250,745
April 2021 $350M Facility	April 2021	LIBOR + applicable margin	First Lien Mortgages	350,000	283,821	—
May 2021 $250M Facility	May 2021	LIBOR + applicable margin	First Lien Mortgages	250,000	225,837	156,629
March 2021 $200M Facility(2)	March 2021	LIBOR + applicable margin	First Lien Mortgages	200,000	182,015	123,855
October 2021 $250M Facility	October 2021	LIBOR + applicable margin	First Lien Mortgages	250,000	170,174	846
January 2021 $250M Facility(2)	January 2021	LIBOR + applicable margin	First Lien Mortgages	250,000	158,114	164,729
March 2021 $225M Facility(2)	March 2021	LIBOR + applicable margin	First Lien Mortgages	225,000	154,097	33,814
August 2021 $200M Facility	August 2021	LIBOR + applicable margin	First Lien Mortgages	200,000	126,047	121,525
July 2021 $150M Facility	July 2021	LIBOR + applicable margin	First Lien Mortgages	150,000	122,075	—
November 2021 $150M Facility	November 2021	LIBOR + applicable margin	First Lien Mortgages	150,000	109,463	103,993
March 2021 $125M Facility(2)	March 2021	LIBOR + applicable margin	First Lien Mortgages	125,000	97,225	82,683
February 2021 $50M Facility - MSR(2)	February 2021	Prime + applicable margin; 5.00% floor	MSRs	50,000	50,000	407
August 2021 $300M Facility	August 2021	LIBOR + applicable margin	First Lien Mortgages	300,000	15,719	—
February 2021 $10M Facility - LOC(3)	February 2021	Prime + applicable margin; 5.00% floor	N/A	—	—	10,000

Subtotal mortgage lines of credit				$2,850,000	$1,997,464	$1,049,226

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

					Outstanding Borrowings at December 31,
Facility	Maturity Date	Interest Rate	Collateral Pledged	Total Capacity(1)	2020	2019
Reverse Lines:
$200M Repo Facility	N/A	Bond accrual rate + applicable margin	Mortgage Related Assets	$200,000	$174,578	$82,793
April 2021 $250M Facility	April 2021	LIBOR + applicable margin	First Lien Mortgages	250,000	173,484	196,054
April 2021 $200M Facility	April 2021	LIBOR + applicable margin	First Lien Mortgages	200,000	128,723	136,084
October 2021 $400M Facility	October 2021	LIBOR + applicable margin	First Lien Mortgages	400,000	84,124	288,175
December 2021 $100M Facility	December 2021	LIBOR + applicable margin	First Lien Mortgages	100,000	61,220	—
April 2022 $52.5M Facility	April 2022	LIBOR + applicable margin	Mortgage Related Assets	52,500	50,239	30,212
April 2021 $50M Facility	April 2021	Prime + applicable margin; 6.00% floor	Unsecuritized Tails	50,000	37,442	38,256
April 2022 $45M Facility(2)	April 2022	9.00%	Mortgage Related Assets	45,000	26,875	80,000
January 2021 $200M Facility(2)	January 2021	LIBOR + applicable margin	First Lien Mortgages	200,000	15,803	129,123
June 2021 $75M Facility	June 2021	LIBOR + applicable margin	First Lien Mortgages	75,000	11,423	74,420
August 2021 $50M Facility	August 2021	LIBOR + applicable margin	First Lien Mortgages	50,000	2,860	540
$1.2M Repo Facility	N/A	LIBOR + applicable margin	Mortgage Related Assets	1,188	1,188	5,953
October 2020 $75M Facility(3)	October 2020	LIBOR + applicable margin	First Lien Mortgages	—	—	74,979
September 2020 $114.6M Facility(3)	September 2020	Bond accrual rate + applicable margin	Mortgage Related Assets	—	—	96,084
February 2020 $50M Facility(3)	February 2020	LIBOR + applicable margin	First Lien Mortgages	—	—	2,923
May 2020 $20M Facility(3)	May 2020	11.00%	Mortgage Related Assets	—	—	11,500

Subtotal reverse lines of credit				$1,623,688	$767,959	$1,247,096

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

					Outstanding Borrowings at December 31,
Facility	Maturity Date	Interest Rate	Collateral Pledged	Total Capacity(1)	2020	2019
Commercial Lines:
April 2021 $145M Facility	April 2021	LIBOR + applicable margin	First Lien Mortgages	$145,000	$100,070	$123,050
September 2021 $150M Facility	September 2021	LIBOR + applicable margin	Encumbered Agricultural Loans	150,000	52,300	—
November 2021 $50M Facility	November 2021	LIBOR + applicable margin	First Lien Mortgages	50,000	28,064	17,399
August 2021 $45M Facility	August 2021	10.00%	Second Lien Mortgages	45,000	21,475	38,397
$6.4M Securities Repo Line	N/A	Distributed Bond Interest + 50 bps	Mortgage Related Assets	6,411	6,411	10,857
February 2021 $150M Facility(2)	February 2021	LIBOR + applicable margin	First Lien Mortgages	—	—	151,840
January 2021 $150M Facility(2)	January 2021	LIBOR + applicable margin	First Lien Mortgages	150,000	—	60,007
May 2021 $18.6M Facility	May 2021	12.00%	Second Lien Mortgages	18,623	—	—
Securities Repo Line $12.8M	N/A	LIBOR + applicable margin	Mortgage Related Assets	—	—	13,924

Subtotal commercial lines of credit				$565,034	$208,320	$415,474

Incenter Lines:
FHLB Line	N/A	0.29% - 3.11%	Bank bond	$—	$—	$2,616

Subtotal Incenter lines				$—	$—	$2,616

Revolving Working Capital Lines:
June 2020 $20M Facility(3)	June 2020	LIBOR + applicable margin; 6.00% floor	Unencumbered Assets	$—	$—	$20,000
June 2020 $24M Line(3)	June 2020	10.00%	Tangible Assets	—	—	10,185
June 2020 $11M Line(3)	June 2020	10.00%	Tangible Assets	—	—	4,815

Subtotal revolving working capital lines of credit				$—	$—	$35,000

Total other financing lines of credit				$5,038,722	$2,973,743	$2,749,412

(1)

Capacity is dependent upon maintaining compliance with, or obtaining waivers of, the terms, conditions and covenants of the respective agreements, including asset-eligibility requirements. Capacity amounts presented are as of December 31, 2020.

(2)	See Note 39 - Subsequent Events for additional information on facility amendments.
(3)	Financing facility matured during the year ended December 31, 2020 and was not renewed.

As of December 31, 2020 and 2019, the weighted average outstanding interest rates on outstanding debt of the Company were 3.15% and 4.65%, respectively.

The Company’s borrowing arrangements and credit facilities contain various financial covenants which primarily relate to required tangible net worth amounts, liquidity reserves, leverage requirements, and profitability requirements. As a result of market disruptions and fair value accounting adjustments taken in March 2020 resulting from the COVID-19 pandemic, FACo was in violation of its first, second, and third quarter 2020 profitability

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

covenants with two of its warehouse lenders. The Company received waivers of these covenants violations from both lenders as well as amendments to profitability covenants for the remaining quarter of 2020. As of December 31, 2020, the Company was in compliance with its financial covenants.

The terms of the Company’s financing arrangements and credit facilities contain covenants, and the terms of the Company’s GSE/seller servicer contracts contain requirements that may restrict the Company and its subsidiaries from paying distributions to its members. These restrictions include restrictions on paying distributions, whenever the payment of such distributions would cause FoA to no longer be in compliance with any of its financial covenants or GSE requirements. Further, the Company is generally prohibited under Delaware law from making a distribution to a member to the extent that, at the time of the distribution, after giving effect to the distribution, liabilities of the Company (with certain exceptions) exceed the fair value of its assets. Subsidiaries of the Company are generally subject to similar legal limitations on their ability to make distributions to FoA.

As of December 31, 2020, the maximum allowable distributions available to the Company based on the most restrictive of such financial covenant ratios is presented in the table below (in thousands, except for ratios):

Financial Covenants	Requirement	December 31, 2020	Maximum Allowable Distribution (1)
FAM
Adjusted Tangible Net Worth	$125,000	$289,163	$164,163
Liquidity	40,000	56,775	16,775
Leverage Ratio	15:1	9:3:1	110,267
Material Decline in Lender Adjusted Net Worth:
Lender Adjusted Tangible Net Worth (Quarterly requirement)	$210,428	$282,062	$71,634
Lender Adjusted Tangible Net Worth (Two-Consecutive Quarterly requirement)	93,763	282,062	188,299
FACo
Adjusted Tangible Net Worth	$85,000	$126,672	$41,672
Liquidity	20,000	46,385	26,385
Leverage Ratio	6:1	1:7:1	90,782
FAR
Adjusted Tangible Net Worth	$300,000	$474,128	$174,128
Liquidity	20,000	36,425	16,425
Leverage Ratio	5:5:1	2:5:1	258,615
Material Decline in Lender Adjusted Net Worth:
Lender Adjusted Tangible Net Worth (Quarterly requirement)	$314,091	$472,458	$158,367
Lender Adjusted Tangible Net Worth (Two-Consecutive Quarterly requirement)	205,619	472,458	266,839

(1)	The Maximum Allowable Distribution for any of the originations subsidiaries is the lowest of the amounts shown for the particular originations subsidiary.

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

As of December 31, 2019, the maximum allowable distributions available to the Company based on the most restrictive of such financial covenant ratios is presented in the table below (in thousands, except for ratios):

Financial Covenants	Minimum Requirement	December 31, 2019	Maximum Allowable Distribution (1)
FAM
Adjusted Tangible Net Worth	$70,000	$76,110	$6,110
Liquidity	25,000	31,560	6,560
Leverage Ratio	15:1	14.7:1	1,776
Material Decline in Lender Adjusted Net Worth:
Lender Adjusted Tangible Net Worth (Quarterly requirement)	$78,405	$92,132	$13,727
Lender Adjusted Tangible Net Worth (Two-Consecutive Quarterly requirement)	55,028	92,132	37,104
FACo
Adjusted Tangible Net Worth	$85,000	$91,960	$6,960
Liquidity	20,000	22,000	2,000
Leverage Ratio	6:1	4.6:1	21,457
FAR
Adjusted Tangible Net Worth	$257,000	$395,850	$138,850
Liquidity	20,000	43,830	23,830
Leverage Ratio	10:1	4.0:1	206,322
Material Decline in Lender Adjusted Net Worth:
Lender Adjusted Tangible Net Worth (Quarterly requirement)	$248,124	$379,970	$131,846
Lender Adjusted Tangible Net Worth (Two-Consecutive Quarterly requirement)	203,583	379,970	176,387

(1)	The Maximum Allowable Distribution for any of the originations subsidiaries is the lowest of the amounts shown for the particular originations subsidiary.

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

20.	Payables and Other Liabilities

Payables and other liabilities consisted of the following (in thousands):

	December 31,
	2020	2019
Accrued compensation expense	$150,214	$49,244
Accrued liabilities	82,779	88,248
Lease liabilities	48,250	61,215
Liability for loans eligible for repurchase from GNMA	42,148	5,663
GNMA reverse mortgage buy-out payable	32,317	79,091
Derivative liabilities	20,722	2,338
Nonrecourse MSR financing liability, at fair value	14,088	—
Repurchase reserves	10,529	3,118
Estimate of claim losses	8,609	5,762
Deferred purchase price liabilities	3,842	4,300
Due to investors	648	27,197

Total payables and other liabilities	$414,146	$326,176

21.	Leases

The Company’s lease portfolio is comprised primarily of real estate and equipment agreements. Operating leases in which the Company is the lessee are recorded as operating lease ROU assets and operating lease liabilities, included in other assets, net, and payables and other liabilities, respectively, on the Consolidated Statements of Financial Condition, as of December 31, 2020. The Company does not currently have any finance leases in which it is the lessee. Operating lease ROU assets represent the Company’s right to use an underlying asset during the lease term and operating lease liabilities represent the Company’s obligation to make lease payments arising from the lease.

For operating leases, the lease liabilities are initially recognized based on the present value of the remaining lease payments using a discount rate that represents the Company’s incremental borrowing rate at the lease commencement date. As most of the Company’s leases do not provide an implicit rate, the Company uses its incremental borrowing rate based on the information available at the lease commencement date in determining the present value of the lease payments. This incremental borrowing rate is the rate of interest that the Company would have to pay to borrow on a collateralized basis over a similar term an amount equal to the lease payments in a similar economic environment and given similar credit risk. The lease term for all of the Company’s leases includes the noncancellable period of the lease plus any additional periods covered by either a Company option to extend (or not to terminate) the lease. The Company includes these options in the lease term when it is reasonably certain of exercising them.

ROU assets are further adjusted for lease incentives. Operating lease expense is recognized on a straight-line basis over the lease term and is recorded in general and administrative expenses in the Consolidated Statements of Operations and Comprehensive Income. The Company recognizes variable lease payments associated with the Company’s leases when the variability is resolved. Variable lease payments are recorded in general and administrative expenses in the Consolidated Statements of Operations and Comprehensive Income along with expenses arising from fixed lease payments.

Rent expense for the year ended December 31, 2018 was $34.3 million.

The table below summarizes the Company’s operating lease portfolio (in thousands):

	December 31,
	2020	2019
Right-of-use assets	$46,609	$60,055
Lease liabilities	48,250	61,215
Weighted-average remaining lease term	3.61 years	3.87 years
Weighted-average discount rate	7.42%	7.27%

The table below summarizes the Company’s net operating lease cost (in thousands):

	December 31,
	2020	2019
Operating lease cost	$21,734	$25,577
Short-term lease cost	5,167	4,062

Total operating and short term lease cost	26,901	29,639

Variable lease cost	3,734	1,581
Sublease income	(2,769)	(1,685)

Net lease cost	$27,866	$29,535

The table below summarizes other information related to the Company’s operating leases (in thousands):

	December 31,
	2020	2019
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$24,042	$23,877
Leased assets obtained in exchange for new operating lease liabilities	7,271	11,111

The following table presents a maturity analysis of the Company’s operating leases and a reconciliation of the undiscounted cash flows to the lease liabilities as of December 31, 2020:

Year Ending December 31, 2020
2021	$19,601
2022	13,931
2023	9,237
2024	6,372
2025	3,465
Thereafter	2,406

Total undiscounted lease payments	55,012
Less: Imputed interest	(6,762)

Total lease liabilities	$48,250

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

22.	Repurchase Reserves

The activity of the outstanding repurchase reserves was as follows (in thousands):

	December 31,
	2020	2019
Repurchase reserves, beginning of period	$3,118	$3,161
Additions	24,186	5,435
Charge-offs	(16,775)	(5,478)

Repurchase reserves, end of period	$10,529	$3,118

23.	Notes Payable

In November 2020, FOAF issued $350.0 million aggregate principal amount of senior unsecured notes (the “Notes”). Interest is payable semi-annually in arrears on May 15 and November 15 beginning on May 15, 2021. The Notes are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by FoA and each of FoA’s material existing and future wholly-owned domestic subsidiaries, excluding FOAF and subsidiaries.

At any time prior to November 15, 2022, FOAF may redeem some or all of the Notes at a redemption price equal to 100% of the principal amount thereof, plus the applicable premium as of the redemption date under the terms of the indenture and accrued and unpaid interest. The redemption price during each of the twelve-month periods following November 15, 2022, November 15, 2023 and at any time after November 15, 2024 is 103.938%, 101.969% and 100.000%, respectively, of the principal amount plus accrued and unpaid interest thereon. At any time prior to November 15, 2022, FOAF may also redeem up to 40% of the aggregate principal amount of the notes at a redemption price equal to 107.875% of the aggregate principal amount of the senior unsecured notes redeemed, with an amount equal to or less than the net cash proceeds from certain equity offerings, plus accrued and unpaid interest.

Upon the occurrence of a change of control, the holders of the Notes will have the right to require FOAF to make an offer to repurchase each holder’s Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest.

The Notes contain covenants limiting, among other things, FOAF and its restricted subsidiaries’ ability to incur additional debt or issue certain preferred shares, incur liens, make certain distributions, investments and other restricted payments, engage in certain transactions with affiliates, and merge or consolidate or sell, transfer, lease or otherwise dispose of all or substantially all of FOAF’s assets. These incurrence based covenants are subject to exceptions and qualifications. Many of these covenants will cease to apply during any time that the Notes have investment grade ratings and no default has occurred and continuing. The Company was in compliance with all required covenants related to the Notes as of December 31, 2020.

As a part of the Company’s acquisitions of certain subsidiaries, the Company entered into note agreements with the sellers. In addition, in 2017, the Company entered into an agreement for the purchase of computer hardware and equipment which was financed by notes payable to the seller with monthly payments through January 2021.

A summary of the outstanding notes payable is presented in the table below (in thousands):

			December 31,
Description	Maturity Date	Interest Rate	2020	2019
Senior Unsecured Notes	November 2025	7.875%	$350,000	$—
Financing Agreement	January 2021	5.5%	9	542
Seller Note 1	May 2020	5.0%	—	5,950
Seller Note 2	May 2020	5.0%	—	4,050
Seller Note	June 2020	5.5%	—	16,771

Total aggregate principle amount			350,009	27,313
Less: Debt issuance costs			(13,436)	—

Total notes payable			$336,573	$27,313

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

The interest expense on the notes was $4.3 million, $1.5 million, and $1.5 million for the years ended December 31, 2020, 2019, and 2018, respectively.

24.	Estimate of Claim Losses

The Company is occasionally named as a defendant in claims concerning title insurance policies, closing protection letters, and alleged errors or omissions pertaining to the issuance of title policies or the performance of escrow services. The Company assesses pending and threatened claims to determine whether losses are probable and reasonably estimable in accordance with ASC 450, Contingencies. To the extent losses are deemed to meet the probable and estimable criteria, the Company will establish an accrual for those losses based on historical experience and analysis of specific claim attributes.

The activity related to the outstanding estimate of claim losses consisted of the following (in thousands):

	December 31,
	2020	2019
Beginning balance	$5,762	$5,051
Provision charged to income from operations	3,520	1,417
Estimate of claim losses payments	(673)	(706)

Ending balance	$8,609	$5,762

Activity in the liability for loss and loss adjustment expense of the Company’s insurance subsidiary consisted of the following (in thousands):

	December 31,
	2020	2019
Beginning balance, net of reinsurance recoverable of $99 as of January 1, 2020 and 2019	$4,487	$4,050
Incurred related to:
Current year	3,238	1,376
Prior years	(931)	(509)

Total incurred	2,307	867
Paid related to:
Current year	55	19
Prior years, net of reinsurance and other receivables of $99 as of December 31, 2020 and 2019	405	411

Total paid	460	430

Ending balance, net of reinsurance recoverable of $99 as of December 31, 2020 and 2019	$6,334	$4,487

A known claim reserve is an amount estimated by the Company to be sufficient to cover all unpaid losses, claims, and allocated loss adjustment expenses arising under title insurance policies for which the Company may be liable, and for which they have discovered or received notice by or on behalf of the insured or escrow or security depositor.

The Company’s insurance subsidiary has paid cumulative gross loss and loss adjustment expenses of $7.5 million, $7.1 million, $6.7 million and have recovered $0.2 million from ceded reinsured losses for the years ended December 31, 2020, 2019, and 2018, respectively. No unsecured aggregate recoverable for losses, paid and unpaid, loss adjustment expenses, and unearned premiums existed at December 31, 2020, 2019, 2018 or respectively.

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

The effects of reinsurance on premiums written by the Company’s insurance subsidiary consisted of the following (in thousands):

	December 31,
	2020	2019
Title premiums written:
Direct	$63,826	$17,607
Ceded	(509)	(323)

Net title premiums written	$63,317	$17,284

25.	Litigation

The Company’s business is subject to legal proceedings, examinations, investigations and reviews by various federal, state and local regulatory and enforcement agencies as well as private litigants such as the Company’s borrowers or former employees. At any point in time the Company may have open investigations with regulators or enforcement agencies, including examinations and inquiries related to its loan servicing and origination practices. These matters and other pending or potential future investigations, examinations, inquiries or lawsuits may lead to administrative or legal proceedings, and possibly result in remedies, including fines, penalties, restitution, or alterations in business practices, and in additional expenses and collateral costs.

As a litigation or regulatory matter develops, the Company, in conjunction with any outside counsel handling the matter, evaluates on an ongoing basis whether such matter presents a loss contingency that is probable and estimable. If, at the time of evaluation, the loss contingency is not both probable and reasonably estimable, the matter will continue to be monitored for further developments that would make such loss contingency both probable and reasonably estimable. Once the matter is deemed to be both probable and reasonably estimable, the Company will establish an accrued liability and record a corresponding amount to litigation related expense. The Company will continue to monitor the matter for further developments that could affect the amount of the accrued liability that has been previously established. Legal expenses, which includes, among other things, settlements and the fees paid to external legal service providers, of $19.5 million, $9.0 million and $8.2 million for the years ended December 31, 2020, 2019 and 2018, respectively, were included in general and administrative expenses in the Consolidated Statements of Operations and Comprehensive Income.

For certain matters, the Company may consider a loss to be probable or reasonably possible but cannot provide a precise estimate of losses. For these matters, the Company may be able to estimate a range of possible loss. In determining whether it is possible to provide an estimate of loss or range of possible loss, the Company reviews and evaluates its material litigation and regulatory matters on an ongoing basis, in conjunction with any outside counsel handling the matter. As of December 31, 2020, there were no matters that the Company considered to be probable or reasonably possible for which they could provide a reasonable range of estimated losses.

On March 29, 2019, the Company’s operating subsidiary, Finance of America Mortgage LLC (“FAM”) entered into an agreement (“Settlement Agreement”) with the California Department of Business Oversight (“DBO”) to resolve certain accusations filed by the DBO in August 2018 (“DBO’s Accusation”). The DBO’s Accusation alleges that FAM incurred repeat findings in 2012 and 2016 supervisory examinations regarding per diem interest charges and escrow trust account reconciliations. FAM agreed to conduct two separate audits pursuant to the Settlement Agreement. FAM is not aware of any outstanding requirements or concerns related to the completed self-audit or the independent third-party auditor review. All refunds and penalties as a result of the Settlement Agreement were timely remitted in 2020 and 2019.

On March 31, 2020, FAR executed a settlement agreement with the U.S. Department of Justice (“DOJ”) and a settlement agreement with HUD in which FAR agreed to make a payment of $2.0 million to the DOJ and $0.5 million to HUD to cover loans containing a controversial Appraisal Order Form that set forth a loan amount alleged to have been in violation of FHA requirements. The form in question was in use during 2008 to 2009 and ceased to be used in 2010. FAR made no admission of liability or fault, but chose to resolve the matter rather than engage in potentially time-consuming and costly litigation. All payments as a result of this agreement were timely remitted in 2020.

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

26.	Commitments and Contingencies

Servicing of Mortgage Loans

Sub-Servicing

The Company has contracted with third-party providers to perform specified servicing functions on its behalf. These services include maintaining borrower contact, facilitating borrower advances, generating borrower statements, and facilitating loss-mitigation strategies in an attempt to keep defaulted borrowers in their homes. Defaults on reverse mortgages leading to foreclosures may occur if borrowers fail to meet maintenance obligations, such as payment of taxes or home insurance premiums. When a default cannot be cured, the sub-servicers manage the foreclosure process and the filing of any insurance claims with HUD. The sub-servicers have responsibility for remitting timely advances and statements to borrowers and timely and accurate claims to HUD, including compliance with local, state and federal regulatory requirements.

Additionally, the sub-servicers are also responsible for remitting payments to investors, including interest accrued and interest shortfalls and funding advances such as taxes and home insurance premiums. Advances are typically remitted by the Company to the sub-servicers on a daily basis. Although the Company has outsourced its servicing function, as the issuer the Company has responsibility for all aspects of servicing of the HECM loans and related HMBS beneficial interests under the terms of the servicing contracts, state laws and regulations.

Contractual sub-servicing fees related to sub-servicer arrangements are generally based on a fixed dollar amount per loan and are included in general and administrative expenses in the Consolidated Statements of Operations and Comprehensive Income.

Unfunded Commitments

The Company is required to fund further borrower advances (where the borrower has not fully drawn down the HECM or fix & flip loan proceeds available to them), and to additionally fund the payment of the borrower’s obligation to pay the FHA their monthly insurance premium.

The outstanding unfunded commitments available to borrowers related to HECM loans were approximately $2.1 billion as of December 31, 2020. The outstanding unfunded commitments available to borrowers related to fix & flop loans were approximately $19.8 million as of December 31, 2020. This additional borrowing capacity is primarily in the form of undrawn lines of credit.

The Company also has commitments to purchase and sell loans totaling $10.2 million and $54.3 million, respectively, at December 31, 2020.

Mandatory Repurchase Obligation

The Company is required to repurchase reverse loans out of the GNMA securitization pools once the outstanding principal balance of the related HECM is equal to or greater than 98% of the MCA. Performing repurchased loans are conveyed to HUD and nonperforming repurchased loans are generally liquidated in accordance with program requirements. Loans are considered nonperforming upon events such as, but not limited to, the death of the mortgagor, the mortgagor no longer occupying the property as their principal residence, or the property taxes or insurance not being paid.

As an issuer of HMBS, the Company also has the option to repurchase reverse loans out of the GNMA securitization pools without GNMA prior approval in certain instances. These situations include the borrower requesting an additional advance that causes the outstanding principal balance to be equal or greater than 98% of the MCA; the borrower’s loan becoming due and payable under certain circumstances; the borrower not occupying the home for greater than twelve consecutive months for physical or mental illness and the home is not the residence of another borrower; or the borrower failing to perform in accordance with the terms of the loan.

For each HECM loan that the Company securitizes into Agency HMBS, the Company is required to covenant and warrant to GNMA, among other things, that the HECM loans related to each participation included in the Agency HMBS are eligible under the requirements of the National Housing Act and the GNMA Mortgage-backed Securities Guide, and that the Company will take all actions necessary to ensure the HECM loan’s continued eligibility. The GNMA HMBS program requires that the Company removes the participation related to any HECM loan that does not meet the requirements of the GNMA Mortgage-backed Securities Guide. In addition to securitizing HECM loans into Agency HMBS, the Company may sell HECM loans to third parties and the agreements with such third parties include standard representations and warranties related to such loans, which if breached, may require the Company to repurchase the HECM loan and/or indemnify the purchaser for losses related to such HECM loans. In the case

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

where the Company repurchases the loan, the Company bears any subsequent credit loss on the loan. To the extent that the Company is required to remove a loan from an Agency HMBS, purchase a loan from a third party or indemnify a third party, the potential losses suffered by the Company may be reduced by any recourse the Company has to the originating broker and/or correspondent lender, if applicable, to the extent such entity breached similar or other representations and warranties. Under most circumstances, the Company has the right to require the originating broker/correspondent to repurchase the related loan from the Company and/or indemnify the Company for losses incurred. The Company seeks to manage the risk of repurchase and associated credit exposure through the Company’s underwriting and quality assurance practices.

See Note 21 - Leases for a listing of the Company’s current lease obligations under ASC 842 and Note 25 -Litigation for information regarding current litigation matters.

27.	Long-Term Incentive Plan

The Company participates in UFG’s sponsored long-term incentive plan (the “LTIP”) to compensate key employees. Any distributions are based on distributions received by equity holders of the Company in excess of the contributed equity capital, plus a designated return on contributed equity capital (the “Hurdle”).

Payments to holders of the issued phantom stock units (“Phantom Units”) will be made from eligible distributions in excess of the Hurdle and will be paid over three years. Rights to future Phantom Unit payments are generally forfeited upon termination by an employee.

A total of 1,250 Phantom Units were approved under the LTIP, with 1,074 and 858 units issued and outstanding as of December 31, 2020 and 2019, respectively. As of December 31, 2020 and 2019, no triggering events for an eligible distribution had occurred and the Phantom Units have no measurable intrinsic value. No accrued liability or compensation expense have been recorded in the consolidated financial statements as of or for the years ended December 31, 2020, 2019 and 2018.

28.	Shareholders’ Notes Receivable

Certain officers of the Company have purchased equity units using a combination of cash and the issuance of shareholder notes receivable. These have been reflected as members’ contributions, net of the unpaid notes receivable balances, in the Consolidated Statements of Changes in Members’ Equity. There were no units purchased through the issuance of notes receivable for the year ended December 31, 2020. For the years ended December 31, 2019 and 2018, a total of $14.7 million and $11.3 million in equity units had been purchased through the issuance of notes receivable.

The related equity units are legally issued to the officers, however, to the extent that the notes receivable are determined to be nonrecourse, the Company accounts for the transaction as a grant of an option award, in accordance with ASC 718, Compensation-Stock Compensation. On the transaction date of issuance, the Company records a charge to compensation expense for the fair value of the “option” as determined using a Black-Scholes option-pricing model. The full amount of the fair value of the option is recognized as compensation expense on the date of the transaction given that there is no requirement for future service. For the year ended December 31, 2020, no compensation expense was recorded as no additional equity units were issued. The Company recorded $2.4 million and $0.5 million of compensation expense for the year ended December 31, 2019 and 2018, respectively, which is included in salaries, benefits and related expenses in the Consolidated Statements of Operations and Comprehensive Income.

The weighted-average assumptions used in the Black-Scholes option pricing model were as follows:

	For the year ended December 31,
	2019	2018
Expected volatility	30.9%	38.1%
Risk-free interest rate	2.5%	2.8%
Expected term	4.0	4.0

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

29.	Changes in Contingently Redeemable Noncontrolling Interest

The Company has determined that the Class B interests of FACo Holdings issued to Buy to Rent Platform Holdings, L.P. (“B2R”) meet the definition of CRNCI. Under the FACo Holdings Agreement, the Class B Units may be redeemed upon sale of FACo by FACo Holdings, sale of FAH, or sale of UFG Holdings LLC, which would require FAH to purchase the outstanding Class B Units. The Company has determined that the legal provisions in the FACo Holdings Agreement in which there is a noncontrolling interest represent a substantive profit-sharing arrangement, where the allocation to the members differs from the stated ownership percentages. The Company utilizes the hypothetical liquidation at book value, or HLBV, method for the allocation of profits and losses each period. Under the HLBV method, the amounts of income and loss attributed to the noncontrolling interests in the Consolidated Statements of Operations and Comprehensive Income reflects changes in the amounts each member would hypothetically receive at each Statement of Financial Condition date under the liquidation provisions of the FACo Holdings Agreement, assuming the net assets of the FACo Holdings were liquidated at their respective recorded amounts. Allocations of profits and losses in the Consolidated Statements of Operations and Comprehensive Income is determined based on the hypothetical amounts that would be distributed to members after taking into account any capital transactions between FACo Holdings and its members as follows:

•	Distributions up to Hurdle Amount of $202.0 million (subject to certain adjustments defined in the FACo Holdings Agreement) - 100% to Class B Members

•	Distributions of the next $150.0 million - 95% to Class A Members and 5% to Class B Members, and

•	Thereafter - 75% to Class A Members and 25% to Class B Members

The changes in CRNCI are as follows (in thousands):

	December 31,
	2020	2019	2018
Balance, beginning of period	$187,981	$166,274	$151,030
Net (loss) income	(21,750)	21,707	15,244

Balance, end of period	$166,231	$187,981	$166,274

30.	Fee Income

Fee income consisted of the following (in thousands):

	For the year ended December 31,
	2020	2019	2018
Service fee income	$192,281	$76,366	$44,885
Loan origination fees	151,700	104,538	75,576
Loan servicing fees, net	31,153	14,646	15,126
Capital markets advisory fee income	6,245	4,223	12,813
Change in fair value of mortgage servicing rights	4,562	(1,357)	1,730
Other fee income	811	3,212	1,472

Total fee income	$386,752	$201,628	$151,602

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

31.	General and Administrative Expenses

General and administrative expenses consisted of the following (in thousands):

	For the year ended December 31,
	2020	2019	2018
Professional fees	$72,874	$26,860	$23,409
Title and closing	64,252	26,217	14,065
Loan origination expenses	60,980	43,928	21,569
Loan portfolio expenses	43,599	34,096	23,801
Business development	37,456	27,177	30,057
Communications and data processing	34,254	26,227	29,859
Securitization expenses	31,216	12,850	21,478
Depreciation and amortization	13,871	13,108	9,582
Office expense	10,309	8,959	10,497
Travel and entertainment	9,733	12,575	14,034
Licensing and insurance	6,321	6,542	7,634
Other expenses	14,020	15,875	12,326

Total general and administrative expenses	$398,885	$254,414	$218,311

32.	Income Taxes

Provision for income taxes consists of the following (in thousands):

	For the year ended December 31,
	2020	2019	2018
Current expense:
Federal	$2,197	$860	$168
State	378	185	136

Subtotal	2,575	1,045	304

Deferred expense (benefit):
Federal	$22	$(79)	$(45)
State	(253)	(17)	27

Subtotal	(231)	(96)	(18)

Net provision for income taxes	$2,344	$949	$286

Deferred income taxes reflect the net tax effects of temporary differences between the carrying value of assets and liabilities for financial reporting purposes and the amounts reported for income tax purposes.

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

Significant components of the Company’s deferred income tax assets (liabilities) are as follows (in thousands):

	December 31,
	2020	2019
Deferred tax assets
Loss carryforwards	$483	$278
Research and development tax credits	—	477
Capital lease amortization	438	508
Payroll and employee benefits	121	104
Estimate of claim losses	142	104
Other	25	—

Total deferred tax assets	1,209	1,471

Deferred tax liabilities
Depreciation and amortization	843	881
Loss reserves	186	126
Other	307	—

Total deferred tax liabilities	1,336	1,007

Valuation allowance	(160)	(675)

Net deferred tax liability	$(287)	$(211)

The federal and state net operating loss (“NOL”) carryforwards amount to approximately $2.9 million and $2.8 million at December 31, 2020 and 2019, respectively. It is expected that these NOL’s will begin to expire in 2036, if unused.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Deferred tax liabilities are included in payables and other liabilities in the Consolidated Statements of Financial Condition.

The Company had no uncertain tax positions for the year ended December 31, 2020. The Company had uncertain tax positions of approximately $0.6 million for the years ended December 31, 2019 and 2018, for which the deductibility is uncertain or for which there was uncertainty regarding the timing of such deductibility.

Income tax expense differs from the amounts computed by applying the U.S. federal corporate tax rate of 21% as follows for the years indicated (dollars in thousands):

	For the year ended December 31,
	2020		2019		2018
Tax expense at federal statutory rate	$105,054	21.0%	$16,292	21.0%	$9,982	21.0%
Effect of:
Benefit of flowthrough entities	(103,819)	(20.8)%	(13,933)	(18.0)%	(9,391)	(19.8)%
Permanent differences	540	0.1%	(356)	(0.4)%	81	0.2%
Timing differences
State taxes	(367)	(0.1)%	230	0.3%	116	0.2%
Other tax adjustments	936	0.3%	(1,284)	(1.7)%	(502)	(1.0)%

Net provision for income taxes	$2,344	0.5%	$949	1.2%	$286	0.6%

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

33.	Defined Contribution Plan

The Company participates in UFG’s sponsored qualified defined contribution plan (“the Plan”) and matches certain employee contributions on a discretionary basis. The Company’s expense for matching contributions to the Plan was $10.3 million, $7.0 million and $6.9 million for the years ended December 31, 2020, 2019 and 2018, respectively, which is included in salaries, benefits and related expenses in the Consolidated Statements of Operations and Comprehensive Income.

34.	Business Segment Reporting

The Company has identified six reportable segments: Portfolio Management, Mortgage Originations, Reverse Originations, Commercial Originations, Lender Services and Corporate/Other.

Portfolio Management

The Portfolio Management segment provides product development, loan securitization, loan sales, risk management, asset management and servicing oversight services to the enterprise and third-party funds.

Mortgage Originations

The Mortgage Originations segment originates mortgage loans through FAM. This segment generates revenue through fee-based mortgage loan origination services and the origination and sale of mortgage loans into the secondary market. The Mortgage Originations segment includes three channels: distributed retail lending, direct-to-consumer lending, and third-party-originator lending.

Reverse Originations

The Reverse Originations segment originates or acquires reverse mortgage loans through FAR. This segment originates HECMs which are insured by the FHA, and proprietary jumbo reverse mortgages. The segment originates reverse mortgage loans through the following channels: retail and third-party-originator. Reverse mortgage lending activities primarily consist of the origination and securitization of mortgage loans to GNMA and other private investors.

Commercial Originations

The Commerical Originations segment originates or acquires commercial mortgage loans through FACo. The segment provides business purpose lending solutions for residential real estate investors in two principal ways: short-term loans to provide rehab and construction of investment properties meant to be sold upon completion, and investor rental loans collateralized by either a single asset or portfolio of properties. The segment originates commercial mortgage loans through the following channels: retail and third-party-originator. Commercial mortgage lending activities primarily consist of the origination and securitization of commercial mortgages to private investors.

Lender Services

The Lender Services segment provides ancillary business services, title agency and title insurance services, MSR valuation and trade brokerage, and appraisal management services to customers in the residential mortgage, student lending, and commercial lending industries. The segment also operates a foreign branch in the Philippines for fulfillment transactional and administrative support.

Corporate and Other

Corporate and other consists of the Business Excellence Office (“BXO”) and other corporate services groups.

The Company’s segments are based upon the Company’s organizational structure which focuses primarily on the services offered. Corporate functional expenses are allocated to individual segments based on actual cost of services performed based on a direct resource utilization, estimate of percentage use for shared services or headcount percentage for certain functions. Non-allocated corporate expenses include administrative costs of executive management and other corporate functions that are not directly attributable to the Company’s operating segments. Revenues generated on inter-segment services performed are valued based on similar services provided to external parties. To reconcile the Company’s consolidated results, certain inter-segment revenues and expenses are eliminated in the “Eliminations” column in the following tables.

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

The following tables are a presentation of financial information by segment for the periods indicated (in thousands):

	For the year ended December 31, 2020
	Mortgage Originations	Reverse Originations	Commercial Originations	Portfolio Management	Lender Services	Operating Segments	Corporate and Other	Elim	Total
REVENUES
Gain on sale of loans, net	$1,171,368	$—	$—	$10,192	$—	$1,181,560	$—	$(2,565)	$1,178,995
Net fair value gains	—	192,257	13,350	103,872	—	309,479	—	2,219	311,698
Fee income	118,237	1,837	23,862	28,002	205,197	377,135	—	9,617	386,752
Net interest expense	1,896	—	—	(73,163)	(81)	(71,348)	(8,937)	(132)	(80,417)

Total revenues	1,291,501	194,094	37,212	68,903	205,116	1,796,826	(8,937)	9,139	1,797,028
Total expenses	831,563	87,219	41,341	90,854	185,361	1,236,338	51,294	9,139	1,296,771

Net income (loss) before taxes	$459,938	$106,875	$(4,129)	$(21,951)	$19,755	$560,488	$(60,231)	$—	$500,257

Depreciation and amortization	$5,951	$897	$568	$130	$4,810	$12,356	$1,515	$—	$13,871
Total assets	$2,362,159	$25,841	$82,436	$16,895,820	$117,254	$19,483,510	$81,645	$—	$19,565,155

	For the year ended December 31, 2019
	Mortgage Originations	Reverse Originations	Commercial Originations	Portfolio Management	Lender Services	Operating Segments	Corporate and Other	Elim	Total
REVENUES
Gain on sale of loans, net	$462,700	$—	$—	$9,303	$—	$472,003	$—	$(7,695)	$464,308
Net fair value gains	—	141,022	30,512	151,679	—	323,213	—	6,313	329,526
Fee income	64,372	3,478	36,094	7,923	110,046	221,913	—	(20,285)	201,628
Net interest expense	(403)	—	—	(95,694)	30	(96,067)	(5,144)	(197)	(101,408)

Total revenues	526,669	144,500	66,606	73,211	110,076	921,062	(5,144)	(21,864)	894,054
Total expenses	506,894	79,522	51,882	63,907	105,203	807,408	33,334	(24,267)	816,475

Net income (loss) before taxes	$19,775	$64,978	$14,724	$9,304	$4,873	$113,654	$(38,478)	$2,403	$77,579

Depreciation and amortization	$5,954	$481	$616	$170	$4,169	$11,390	$1,718	$—	$13,108
Total assets	$1,321,342	$91,892	$114,943	$15,102,567	$86,070	$16,716,814	$504,882	$(637,595)	$16,584,101

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

	For the year ended December 31, 2018
	Mortgage Originations	Reverse Originations	Commercial Originations	Portfolio Management	Lender Services	Operating Segments	Corporate and Other	Elim	Total
REVENUES
Gain on sale of loans, net	$397,648	$—	$—	$7,725	$—	$405,373	$—	$(5,071)	$400,302
Net fair value gains	—	148,925	22,981	135,182	—	307,088	—	3,776	310,864
Fee income	48,547	7,588	19,382	14,151	78,831	168,499	—	(16,897)	151,602
Net interest expense	2,884	—	—	(74,037)	(489)	(71,642)	(1,717)	(147)	(73,506)

Total revenues	449,079	156,513	42,363	83,021	78,342	809,318	(1,717)	(18,339)	789,262
Total expenses	481,381	68,802	35,753	52,089	79,181	717,206	43,157	(18,632)	741,731

Net income (loss) before taxes	$(32,302)	$87,711	$6,610	$30,932	$(839)	$92,112	$(44,874)	$293	$47,531

Depreciation and amortization	$2,830	$947	$923	$282	$3,292	$8,274	$1,601	$(293)	$9,582
Total assets	$706,412	$76,199	$94,418	$12,856,289	$86,756	$13,820,074	$491,355	$(585,321)	$13,726,108

35.	Liquidity and Capital Requirements

FAM

In addition to the covenant requirements of FAM mentioned in Note 19 - Other Financing Lines of Credit, FAM is subject to various regulatory capital requirements administered by HUD as a result of their mortgage origination and servicing activities. HUD governs non-supervised, direct endorsement mortgagees, and GNMA, FNMA and FHLMC, which sponsor programs that govern a significant portion of FAM’s mortgage loans sold and servicing activities. Additionally, FAM is required to maintain minimum net worth requirements for many of the states in which it sells and services loans. Each state has its own minimum net worth requirement; however, none of the state requirements are material to the Company’s Consolidated Financial Statements.

Failure to meet minimum capital requirements can result in certain mandatory and possibly additional discretionary remedial actions by regulators that, if undertaken, could: (i) remove FAM’s ability to sell and service loans to or on behalf of the Agencies; and (ii) have a direct material effect on FAM’s financial statements, results of operations and cash flows.

In accordance with the regulatory capital guidelines, FAM must meet specific quantitative measures of cash, assets, liabilities, profitability and certain off-balance sheet items calculated under regulatory accounting practices. Further, changes in regulatory and accounting standards, as well as the impact of future events on FAM’s results, may significantly affect the FAM’s net worth adequacy.

Among FAM’s various capital requirements related to its outstanding mortgage origination and servicing agreements, the most restrictive of these requires FAM to maintain a minimum adjusted net worth balance of $155.4 million as of December 31, 2020 and $77.6 million as of December 31, 2019. As of December 31, 2020 and 2019, FAM’s adjusted net worth was $289.2 million and $94.9 million, respectively. The Company was therefore in compliance with all net worth requirements.

In addition, FAM is required to maintain both fidelity bond and errors and omissions insurance coverage at tiered levels based on the aggregate UPB of the loans serviced by FAM throughout the year. FAM is required to conduct compliance testing at least quarterly to ensure compliance with the foregoing requirements. As of December 31, 2020, FAM was in compliance with applicable requirements.

FAR

As an issuer of HMBS, FAR is required by GNMA to maintain minimum net worth, liquidity and capitalization levels as well as minimum insurance levels.

The net worth required is $5.0 million plus 1% of FAR’s commitment authority from GNMA. The liquidity requirement is for 20% of FAR’s required net worth be in the form of cash or cash equivalent assets. FAR is required to maintain a ratio of 6% of net worth to total assets.

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

In addition, FAR is required to maintain both fidelity bond and errors and omissions insurance coverage at tiered levels based on the aggregate UPB of the loans serviced by FAR throughout the year. FAR is required to conduct compliance testing at least quarterly to ensure compliance with the foregoing requirements. As of December 31, 2020, FAR was in compliance with applicable requirements.

At December 31, 2020 and 2019, FAR was in compliance with the minimum net worth, liquidity and insurance requirements of GNMA and had received a permanent waiver for its capital requirement. The minimum tangible net worth required of FAR by GNMA at December 31, 2020 and 2019 was $96.7 million and $92.8 million, respectively, and FAR’s actual net worth calculated based on GNMA guidance at December 31, 2020 and 2019 was $458.8 million and $382.5 million, respectively.

Incenter

Incenter Securities Group LLC (“ISG”), one of the operating subsidiaries of Incenter, operates in a highly regulated environment and is subject to federal and state laws, SEC rules and Financial Industry Regulatory Authority (“FINRA”) rules and guidance. Applicable laws and regulations, among other things, restrict permissible activities and require compliance with a wide range of financial and customer-related protections. The consequences of noncompliance can include substantial monetary and nonmonetary sanctions. In addition, ISG is subject to comprehensive examination by its regulators. These regulators have broad discretion to impose restrictions and limitations on the operations of the Company and to impose sanctions for noncompliance. ISG is subject to the SEC’s Uniform Net Capital Rule (SEC Rule 15c3-1) (“the Rule”), which requires the maintenance of minimum net capital. ISG computes net capital under the alternative method. Under this method, the required minimum net capital is equal to $0.3 million. At December 31, 2020, ISG had met the minimum net capital requirement amounts.

Additionally, ISG claims the exemption provision of SEC Rule 15c3-3(k)(2)(ii). ISG does not hold customer funds or safekeep customer securities. The Company introduces and clears its customers’ transactions through a third-party on a fully-disclosed basis.

Agents National Title Insurance Company, an operating subsidiary of Incenter, has additional capital requirements. The State of Missouri and State of Alabama require domestic title insurance underwriters maintain minimum capital and surplus of $1.6 million and $0.2 million, respectively. Failure to comply with these provision may result in various actions up to and including surrender of the certificate of authority. Additionally, in October 2019, Agents entered into a capital maintenance agreement in conjunction with the approval for the certificate of authority for California. This agreement requires Agents to maintain a minimum of $8.0 million in policyholder surplus. If Agents falls below this requirement in any given quarter, Incenter must contribute cash, cash equivalents securities or other instruments to bring Agents to compliance. The Company’s insurance company subsidiaries met the existing minimum statutory capital and surplus requirements as of December 31, 2020.

The Company is also required to maintain bonds, certificates of deposit and interest bearing accounts in accordance with applicable state regulatory requirements. The total requirement was $3.7 million and $3.4 million across all states as of December 31, 2020 and 2019, respectively. The Company was in compliance with these requirements as of December 31, 2020 and 2019.

36.	Concentrations of Risk

The Company’s activities are subject to significant risks and uncertainties, including the ability of management to adequately develop its service lines, acquire adequate customer and revenue bases, and overall market demand for its services. In addition, the Company engages in various trading and brokerage activities in which counterparties primarily include broker-dealers, banks and other financial institutions. In the event counterparties do not fulfill their obligations, the Company may be exposed to risk. The risk of default depends on the creditworthiness of the counterparty or issuer of the instrument. It is the Company’s policy to review, as necessary, the credit standing of each counterparty.

Financial instruments, which potentially subject the Company to credit risk, consist of cash and cash equivalents, derivatives, loans held for sale, and loans held for investment.

The Company invests its excess cash balances that may exceed federal insured limits with financial institutions evaluated as being creditworthy, primarily in money market accounts which are exposed to minimal interest rate and credit risk. The balances of these accounts are insured by the Federal Deposit Insurance Corporation, subject to certain limitations.

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

Credit risk is reduced by the Company’s underwriting standards, monitoring pledged collateral and other in-house monitoring procedures performed by management. The Company’s credit exposure for amounts due from investors and derivative related receivables is minimized since its policy is to sell mortgages only to highly reputable and financially sound financial institutions.

Mortgage loans are sold or financed through one of the following methods: (i) sales or financing securitizations to or pursuant to programs sponsored by FNMA, FHLMC, and GNMA, or (ii) sales or financing securitizations issued to private investors. The Company sold $27,229.1 million, $12,448.6 million, and $11,600.5 million in mortgage loans to FNMA, FHLMC and GNMA for the years ended December 31, 2020, 2019 and 2018, respectively. The Company sold to or securitized with private investors $5,855.2 million, $6,471.2 million, and $5,817.9 million in mortgage loans for the years ended December 31, 2020, 2019 and 2018, respectively. For the year ended December 31, 2020, the sales or financing securitizations issued to private investors consisted of 34.1% non-agency reverse mortgage loans, 16.1% nonperforming repurchased loans, 4.0% third-party financial institutions, 7.6% commercial mortgage loans and 38.2% other. For the year ended December 31, 2019, the sales or financing securitizations issued to private investors consisted of 23.1% non-agency reverse mortgage loans, 8.7% nonperforming repurchased loans, 13.0% third-party financial institutions, 5.7% commercial mortgage loans and 49.5% other. For the year ended December 31, 2018, the sales or securitizations to private investors consisted of 12.8% non-agency reverse mortgage loans, 6.9% nonperforming repurchased loans, 10.3% commercial mortgage loans, and 70.0% other.

Through FoA’s parent, the Company is owned by Libman Family Holdings, LLC, certain investment funds affiliated with Blackstone and other co-investors. In the ordinary course of conducting business, a portion of these mortgage loans sold or financed relate to certain commercial transactions that the Company enters into with a counterparty that is a non-affiliated company separately owned by certain other investment funds affiliated with Blackstone. The nature of its business interactions with this counterparty may allow the Company to negotiate preferential terms of commercial transactions that may not be available for other parties on an arm’s-length basis. These commercial transactions include the transfer of certain residential mortgage loans, in which the Company receives an ongoing service fee. The Company sold $168.7 million, $85.8 million, and $245.7 million in mortgage loans to non-affiliated Blackstone portfolio companies for the years ended December 31, 2020, 2019 and 2018, respectively. In addition, the Company is also contracted by certain non-affiliated Blackstone portfolio companies to provide sub-advisor services in areas such as asset management and administrative oversight, in which the Company receives an advisory fee. The Company has recognized gains on the sale of mortgages related to transactions with non-affiliated Blackstone portfolio companies of $7.9 million, $3.0 million, and $6.3 million for the years ended December 31, 2020, 2019 and 2018, respectively.

In May 2020, the Company entered into an uncommitted Master Repurchase Agreement with a non-affiliated company, separately owned by other investment funds affiliated with Blackstone, with no stated maturity with a financial institution, under which the Company may enter into transactions, for an aggregate amount of $18.6 million, in which the Company agrees to transfer to the non-affiliated company certain mortgage-backed securities against the transfer of funds by the non-affiliated company, with a simultaneous agreement by the non-affiliated company to transfer such mortgage-backed securities to the Company at a certain date, or on demand, against the transfer of funds by the Company. As of December 31, 2020, the Company had no outstanding borrowings.

In May 2019 the Company entered into a $20.0 million financing agreement with a non-affiliated company, separately owned by other investment funds affiliated with Blackstone, secured by, among other things, eligible asset-backed securities, HECM tails and mezzanine securities backed by warehouse equity. This facility was structured as a master repurchase agreement. The funds advanced are generally repaid using the proceeds from the sale or securitization of the underlying assets or distribution from underlying securities, although prior payment may be required based on, among other things, certain breaches of representations and warranties or other events of default. As of December 31, 2019, the Company had outstanding borrowings of $11.5 million. The facility matured on June 30, 2020.

In July 2017, the Company entered into a $45.0 million mezzanine financing agreement with a non-affiliated company, separately owned by other investment funds affiliated with Blackstone, secured by a junior lien in mortgage assets pledged to certain senior secured warehouse facilities. This facility was structured as a loan and security agreement. The funds advanced are generally repaid using collections from the underlying assets to the extent remaining after the payment of any senior debt or the proceeds from the sale or securitization of the underlying assets or distribution from underlying securities, although prior payment may be required based on, among other things, certain breaches of representations and warranties or other events of default. As of December 31, 2020 and 2019, the Company had outstanding borrowings of $21.5 million and $38.4 million, respectively.

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

Residential Mortgages

The mortgaged properties securing the residential loans that we service are geographically dispersed throughout the United States. Certain states may experience future weakened economic conditions or greater rates of decline in real estate values than the United States in general. In addition, certain states may change their licensing or other regulatory requirement to make servicing loans in these states cost-prohibitive.

The table below provides the percentage of residential mortgage loans serviced by the location in which the home securing the loan is located and is based on the outstanding UPB. “Other” consists of loans in states in which concentration individually represents less than 5% of total remaining UPB.

	December 31,
	2020	2019
California	37%	14%
Washington	8	1
Oregon	7	2
Arizona	6	—
New Jersey	5	21
Florida	4	6
Pennsylvania	2	17
Other	31	39

	100%	100%

Reverse Mortgages

FAR originates, buys and sells HECMs, commonly referred to as reverse mortgages, and securitizes and sells the HECMs as HMBS. FAR is subject to approval of, and is heavily regulated by, federal and state regulatory agencies as a mortgage lender, GNMA issuer, broker and servicer.

The secondary market for the FHA insured HECM loans is not assured; to the extent the program requires Congressional appropriations in future years, which are not forthcoming, the program could be jeopardized; and/or, consumer demand could be reduced if FHA actions result in a reduction of initial principal limit available to borrowers.

FAR depends on its ability to securitize reverse mortgages, subsequent draws, mortgage insurance premiums and servicing fees, and would be adversely affected if the ability to access the secondary market were to be limited.

Concentrations of credit risk associated with reverse mortgage loans are limited due to the large number of customers and their dispersion across many geographic areas. The table below provides the percentage of reverse loans in the Company’s Consolidated Statements of Financial Condition by the location in which the home securing the loan is located and is based on their remaining UPBs. “Other” consists of loans in states in which concentration individually represents less than 5% of total remaining UPB.

	December 31,
	2020	2019
California	44%	41%
New York	8	7
Texas	5	6
Florida	5	5
Other	38	41

	100%	100%

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

A significant portion of the Company’s proprietary Jumbo products are originated within the state of California. The Company’s non-agency reverse mortgage production is concentrated by location is presented in the following table. The Company’s total origination volume in any other states did not exceed 5% of the total origination volume, and were included in the “Other” balance.

	December 31,
	2020	2019
California	84%	85%
Other	16	15

	100%	100%

Loans previously repurchased out of a HMBS pool that were subsequently securitized also contain concentrations of credit risk as they are limited due to the dispersion across of many geographic areas. The table below provides the percentage of securitized nonperforming HECM buyouts in the Company’s Consolidated Statements of Financial Condition by the location in which the home securing the loan is located and is based on their remaining UPBs. “Other” consists of loans in states in which concentration individually represents less than 5% of total remaining UPB.

	December 31,
	2020	2019
Puerto Rico	21%	24%
New York	15	13
Texas	9	9
California	9	8
Other	46	46

	100%	100%

Puerto Rico’s economy has been in a serious recession since the second quarter of 2006, and its economic downturn has been generally much worse than that of the United States. Further, Hurricane Maria in 2017 has further stressed the economy and infrastructure in Puerto Rico, resulting in extensive loss of water supplies and electricity.

Regulatory agencies require all properties in affected areas to be inspected for “acceptable” condition prior to any transaction occurring with or on behalf of the GSEs or HUD (including foreclosure sale, property conveyance, sale/ funding/transfers of originated loans to third parties, etc.). This required inspection may cause delays in foreclosures and settlement of claims. Additionally, in certain circumstances when there are uninsured losses, the Company may be responsible for repairs to the properties if not done by the homeowner.

In its determination of fair value amounts for loans that are in disaster impacted areas, the Company has provided for increased expectations of loss severities due to delays in processing claims and uninsured losses. These estimates are based on management’s best estimates of anticipated losses. Actual results may differ from the estimates due to external factors.

Commercial Mortgages

The economies of states where mortgage properties are concentrated may be adversely affected to a greater degree than the economies of other areas of the country. In recent years, certain regions of the United States have experienced significant downturns in the market value of real estate. The table below provides the percentage of loans on the Company’s Consolidated Statements of Financial Condition by the location in which the home securing the loan is located and is based on their remaining UPBs. “Other” consists of loans in states in which concentration individually represents less than 5% of total remaining UPB.

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

	December 31,
	2020	2019
New Jersey	9%	13%
California	9	11
Florida	6	9
New York	7	7
Illinois	7	7
Texas	5	5
Connecticut	5	4
Minnesota	5	1
Pennsylvania	4	6
Other	43	37

	100%	100%

Incenter

The Company had two major referral partners accounting for approximately 23%, 24%, and 34%of the Company’s title and closing revenue for the years ended December 31, 2020, 2019 and 2018, respectively.

Ratings have always been an important factor in establishing the competitive position of insurance companies. Ratings reflect the opinion of a rating agency with regard to an insurance company’s or insurance holding company’s financial strength, operating performance and ability to meet its obligations to policyholders and are not evaluations directed to investors. The Company’s insurance subsidiary is rated by Demotech and as of December 31, 2020 the rating assigned was A (Exceptional). The Company is subject to continued periodic review by the rating agency and the continued retention of the rating cannot be assured. If the rating is reduced from the current level or the ratings of the Company’s insurance title underwriter are downgraded, the results of operations could be adversely affected.

37.	Related Party Transactions

The Company transacts with various related parties as a part of normal day-to-day operations. The Company has advanced funds to UFG Global, LLC to fund operations.

Total amounts due were as follows:

	December 31,
	2020	2019
UFG Global, LLC	$—	$1,458
Other related parties	2,559	1,356

Due from related parties	$2,559	$2,814

Promissory Notes

In June 2019, the Company executed two Revolving Working Capital Promissory Note Agreements (the “2019 Promissory Notes”) with BTO Urban Holdings and Libman Family Holdings, LLC, which are deemed affiliates of the Company. Under the terms of the 2019 Promissory Notes, the Company borrowed $35.0 million, which was secured by certain tangible assets. The 2019 Promissory Notes accrued interest monthly at a rate of 10.0% per annum and matured in June 2020. For the year ended December 31, 2020 and 2019, the Company paid interest of $3.1 million and $3.8 million related to the 2019 Promissory Notes, respectively. The principal balance of the 2019 Promissory Notes has been paid in full as of December 31, 2020.

Agricultural Loans

In 2019, the Company entered into an Amended and Restated Limited Liability Company Agreement with FarmOp Capital Holdings, LLC (“FarmOps”) in which the Company acquired an equity investment in FarmOps. Subsequent to this agreement, the Company agreed to purchase originated agricultural loans from FarmOps. For the years ended December 31, 2020 and 2019, the Company purchased $146.2 million and $19.9 million of agricultural loans for a total purchase price of $126.4 million and $13.0 million, respectively.

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

In November 2020, the Company and FarmOps executed a promissory note for $0.3 million that matures in January 2021. The promissory note was amended to $0.8 million in December 2020, with all other terms remaining the consistent with the original note.

Cloudvirga

In 2017, certain subsidiaries of the Company entered into a Series B deferred stock purchase agreement with Cloudvirga, Inc. (“Cloudvirga”), in which the company acquired an equity investment in Cloudvirga. Subsequent to this acquisition, the Company entered into a software development arrangement in which Cloudvirga agreed to develop software in addition to providing certain technology services for the Company. As of December 31, 2020, $1.8 million was capitalized related to the development of the software and will be amortized over a 36 month period from the date placed in service. For the years ended December 31, 2020, 2019, and 2018, $2.4 million, $3.0 million, and $2.9 million, respectively, in professional fees were paid to Cloudvirga in exchange for the technology services provided.

Office Lease

In 2016, the Company entered into a lease agreement for office space with a related party. The Company paid total rent expense of $0.1 million for each of the years ended December 31, 2020, 2019, and 2018, respectively.

Nonrecourse MSR Financing Liability, at Fair Value

In 2020, the Company entered into a nonrevolving facility commitment with various investors of UFG, the parent company of FoA, to sell beneficial interests in the servicing fees generated from its originated or acquired MSRs. Under these agreements, the Company has agreed to sell to these parties the right to receive all excess servicing and ancillary fees related to the identified MSRs in exchange for an upfront payment equal to the entire purchase price of the acquired or originated MSRs. These transactions are accounted for as financings under ASC 470, Debt.

As of December 31, 2020, the Company had an outstanding advance of $14.9 million against this commitment for the purchase of MSRs with a fair value of $14.1 million. The Company has accrued for excess servicing and ancillary fees against the outstanding advances in the amount of $0.5 million to these investors for the year ended December 31, 2020.

The Company has also entered into Investment Management Agreements with these third parties to serve as the investment manager, in which the Company performs various advisory services to the investors in exchange for a management fee.

Senior Notes

Related parties of FoA purchased notes in the high-yield debt offering in November 2020 in an aggregate principal amount of $135.0 million.

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

38.	Condensed Financial Information of Registrant (Parent Company Only)

Finance of America Equity Capital LLC

(Parent company only)

Condensed Statements of Financial Condition

(Dollars in thousands)

	December 31,
	2020	2019
ASSETS
Fixed assets and leasehold improvements, net	$23	$29
Investment in subsidiaries	1,177,527	755,130
Other assets, net	2,184	1,950

TOTAL ASSETS	$1,179,734	$757,109

LIABILITIES AND MEMBERS’ EQUITY
Notes payable, net	$336,573	$42,313
Payables and other liabilities	48,890	44,002

TOTAL LIABILITIES	385,463	86,315

CRNCI	166,231	187,981

TOTAL MEMBERS’ EQUITY	628,040	482,813

TOTAL LIABILITIES, CRNCI, AND MEMBERS’ EQUITY	$1,179,734	$757,109

Finance of America Equity Capital LLC

(Parent Company Only)

Condensed Statements of Operations and Comprehensive Income

(Dollars in thousands)

	For the years ended December 31,
	2020	2019	2018
REVENUES
Equity income from subsidiaries	$511,217	$88,101	$53,006
Interest expense	(3,669)	(3,084)	(1,522)

TOTAL REVENUES	507,548	85,017	51,484

EXPENSES
Salaries and benefits	7,710	6,134	2,929
Occupancy and equipment rentals	632	475	154
General and administrative	1,293	1,778	1,156

TOTAL EXPENSES	9,635	8,387	4,239

NET INCOME BEFORE TAXES	497,913	76,630	47,245

NET INCOME	497,913	76,630	47,245

COMPREHENSIVE INCOME	$497,913	$76,630	$47,245

As disclosed in Note 2, FoA is a holding company and wholly owned subsidiary of UFG that was formed in July 2020. As such, FoA did not have any cash as of December 31, 2020, 2019 or 2018, accordingly a Statement of Cash Flows has not been presented. Management determined which assets and liabilities were to be used by the operating subsidiaries and these amounts have been appropriately reflected within the Statement of Financial Position

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

of FoA Equity. Changes in these balances are reflected as additional contributions and distributions from UFG in the period in which they occur, and had no impact on any cash balances that may have otherwise been maintained at FoA.

Basis of Presentation

The parent company financial statements should be read in conjunction with the Company’s Consolidated Financial Statements and the accompanying notes thereto. The parent company follows the same accounting policies as disclosed in Note 2 to the Company’s Consolidated Financial Statements. For purposes of this condensed financial information, the Company’s wholly owned and majority owned subsidiaries are recorded based upon its proportionate share of the subsidiaries net assets (similar to presenting them on the equity method).

Since restricted net assets of FoA and its subsidiaries exceed 25% of the consolidated net assets of the Company and its subsidiaries, the accompanying condensed parent company financial statements have been prepared in accordance with Rule 12-04 Schedule 1 of Regulation S-X. this information should be read in conjunction with the accompanying Consolidated Financial Statements.

Dividends from Subsidiaries

There were $380.4 million cash dividends paid to FoA from the Company’s consolidated subsidiaries for the year ended December 31, 2020. There were no cash dividends paid for both of the years ended December 31, 2019 and 2018.

39.	Subsequent Events

The Company has evaluated subsequent events from the date of the Consolidated Financial Statements of December 31, 2020 through March 26, 2021, the date these Consolidated Financial Statements were issued. No events or transactions were identified that would have an impact on the financial position or results of operations of the Company as of December 31, 2020 as reported herein. However, management of the Company believes disclosure of the following events is appropriate.

Securitizations

FAR

In February 2021, the Company securitized approximately $571.4 million of its HECMs which have generally been repurchased from GNMA securitizations, through the issuance of approximately $571.4 million of mortgage backed notes, which accrue interest at an annual rate of 1.74% on a weighted average based on the principal balance of the notes and have a scheduled final maturity date of February 2031. The principal and interest on the outstanding notes are paid using the cash flows from the HECMs, which serve as collateral for the debt. The securitization is callable by the Company with the first optional redemption date in February 2022. Certain of the HECMs included in the February 2021 securitization were from the Company’s optional redemption of two prior securitizations. One of the optional redemptions was exercised by the Company in February 2021 and the other was previously exercised in December 2020. In connection with its optional redemption in February 2021, the Company paid off notes secured by HECMs with an outstanding principal balance of $294.2 million. The notes were paid off at par.

Financing Lines of Credit

Mortgage Lines

The January 2021 $250.0 million facility was amended in February 2021. Under the terms of the new amended agreement, the borrowing capacity was reduced from $250.0 million to $200.0 million and the maturity date was extended to March 2021.

The March 2021 $350.0 million facility was amended in February 2021. Under the terms of the new amended agreement, the borrowing capacity was reduced from $350.0 million to $200 million and the maturity date was extended to April 2021.

In February 2021, a new facility agreement of $300.0 million was executed with a maturity date of February 2022.

The March 2021 $225.0 million facility was amended in March 2021. Under the terms of the new amended agreement, the maturity date was extended to March 2022.

In March 2021, a new MSR facility agreement of $150.0 million was executed with a maturity date of March 2026.

Finance of America Equity Capital LLC and Subsidiaries

Notes to Consolidated Financial Statements

Reverse Lines

The January 2021 $200.0 million facility was amended in March 2021. Under the terms of the new amended agreement, the borrowing capacity was reduced from $200.0 million to $100 million and the maturity date was extended to March 2022.

In January 2021 and March 2021, margin calls totaling $0.3 million and $4.7 million, respectively, were paid in relation to the April 2022 $52.5 million facility.

Commercial Lines

The February 2021 $200.0 million facility was amended in February 2021. Under the terms of the new amended agreement, the borrowing capacity was reduced from $200.0 million to $150.0 million and the maturity date was extended to February 2022.

The January 2021 $150.0 million facility was amended in February 2021. Under the terms of the new amended agreement, the maturity date was extended to February 2022.

In February 2021, a new facility for the financing of agricultural loans was executed for $75.0 million with a maturity date of July 2022.

The September 2021 $150.0 million facility was amended in March 2021. Under the terms of the new amended agreement, the maturity date was extended to September 2022.

Other Secured

The March 2021 $50.0 million facility was paid in full in March 2021.

In February 2021, a new facility for the financing of HECM MSR was executed for $90.0 million with a maturity date of February 2024.

Related Party Transactions

Agricultural Loans

Subsequent to the amended and restated promissory note dated December 8, 2020, the Company and FarmOps executed an amended and restated promissory note on January 20, 2021 to extend the maturity date of January 8, 2021 to February 8, 2021, all other terms remaining the same.

Subsequent to the amended and restated promissory note dated February 12, 2021, the Company and FarmOps executed an amended and restated promissory note to extend the maturity date of February 8, 2021 to February 26, 2021. As of the due date of February 26, 2021 the promissory note was converted to a convertible promissory note in the amount of $3.3 million, in accordance with the amended and restated promissory note.

FAM Third Party MSR Fund

In February 2021, FAM entered into a $350.0 million nonrevolving facility commitment with unaffiliated third party investors. Repayment of amounts drawn from the facility are repaid from excess servicing fees as well as net operating cash flows from certain identified MSRs. As of March 26, 2021, no amounts have been borrowed or advanced from this facility.